                                                                    EXHIBIT 4.24


================================================================================




                                COMMON AGREEMENT



                                      among



                            XL CAPITAL ASSURANCE INC.
                                     (XLCA)


              GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.
                               (Swap Counterparty)


                              THE BANK OF NEW YORK
                                    (Trustee)


                              THE BANK OF NEW YORK
                               (Collateral Agent)


                         NRG PEAKER FINANCE COMPANY LLC
                                    (Issuer)


                                       and


                        EACH PROJECT COMPANY PARTY HERETO
                               (Project Companies)


                            DATED AS OF JUNE 18, 2002




================================================================================




                                TABLE OF CONTENTS


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RECITALS..........................................................................................................1

ARTICLE 1 DEFINITIONS AND RULES OF INTERPRETATION.................................................................2

         1.1       Definitions....................................................................................2
         1.2       Rules of Interpretation........................................................................3
         1.3       Accounting Principles and Terms................................................................3

ARTICLE 2 AFFIRMATIVE COVENANTS OF ISSUER.........................................................................3

         2.1       Use of Proceeds and Revenues...................................................................3
         2.2       Notices........................................................................................3
         2.3       Financial Statements...........................................................................4
         2.4       Inspection of Books and Records................................................................5
         2.5       Compliance with Laws...........................................................................5
         2.6       Existence, Conduct of Business, Etc............................................................5
         2.7       Calculation of Ratios and Other Compliance Calculations........................................5
         2.8       Further Assurances.............................................................................6
         2.9       Taxes..........................................................................................6
         2.10      Notice of Redemption...........................................................................6
         2.11      Swap Agreement.................................................................................6

ARTICLE 3 AFFIRMATIVE COVENANTS OF THE PROJECT COMPANIES..........................................................7

         3.1       Use of Proceeds and Revenues...................................................................7
         3.2       Reporting Requirements.........................................................................8
         3.3       Inspection of Books and Records...............................................................10
         3.4       Plans and Specifications; Completion Tests....................................................10
         3.5       Compliance with Laws..........................................................................10
         3.6       Maintenance of Existence and Business.........................................................10
         3.7       Project Documents.............................................................................11
         3.8       Permits.......................................................................................11
         3.9       Further Assurances............................................................................11
         3.10      Maintenance of Insurance......................................................................12
         3.11      Taxes.........................................................................................12
         3.12      Title; Maintenance of Properties..............................................................12
         3.13      Market Based Rate Authority...................................................................12
         3.14      Completion....................................................................................13
         3.15      Operation and Maintenance.....................................................................13
         3.16      Condemnation Event............................................................................13
         3.17      Sterlington PPA Legal Opinion.................................................................14
         3.18      Fuel and Power Marketing Plan.................................................................14
         3.19      Unrestricted Subsidiary.......................................................................14


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ARTICLE 4 NEGATIVE COVENANTS OF ISSUER...........................................................................14

         4.1       Contingent Liabilities........................................................................14
         4.2       Limitations on Liens..........................................................................14
         4.3       Indebtedness..................................................................................14
         4.4       Sale of Assets................................................................................15
         4.5       Distributions.................................................................................15
         4.6       Investments...................................................................................18
         4.7       Transactions With Affiliates..................................................................18
         4.8       ERISA.........................................................................................18
         4.9       Liquidation; Amendment of Organizational Documents............................................18
         4.10      Accounts......................................................................................19
         4.11      Name and Location; Fiscal Year................................................................19
         4.12      Assignment....................................................................................19
         4.13      No SEC Registration...........................................................................19

ARTICLE 5 NEGATIVE COVENANTS OF PROJECT COMPANIES................................................................19

         5.1       Contingent Liabilities........................................................................19
         5.2       Liens.........................................................................................20
         5.3       Indebtedness..................................................................................20
         5.4       Asset Dispositions............................................................................20
         5.5       Business Activities...........................................................................20
         5.6       Subsidiaries, etc.; Investments...............................................................20
         5.7       Distributions.................................................................................21
         5.8       Transactions With Affiliates..................................................................21
         5.9       ERISA.........................................................................................21
         5.10      Merger or Consolidation; Liquidation; Amendment of Organizational Documents...................21
         5.11      Amendments to Project Documents...............................................................22
         5.12      Accounts......................................................................................22
         5.13      Name and Location; Fiscal Year................................................................23
         5.14      Assignment....................................................................................23
         5.15      Acquisition of Real Property..................................................................23
         5.16      Additional Project Documents..................................................................24
         5.17      Use of Project Site...........................................................................24
         5.18      Hazardous Substances..........................................................................24

ARTICLE 6 GUARANTY ..............................................................................................24

         6.1       Guaranty......................................................................................24
         6.2       Guaranty Absolute.............................................................................25
         6.3       Rights and Obligations Absolute and Unconditional.............................................25
         6.4       Guaranty Continuing...........................................................................26
         6.5       Waivers.......................................................................................26
         6.6       Acknowledgments...............................................................................28
         6.7       Subordination.................................................................................28
         6.8       Subrogation...................................................................................28


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         6.9       Bankruptcy....................................................................................28
         6.10      Interest; Collection Expenses.................................................................29
         6.11      Reinstatement of Guaranty.....................................................................29
         6.12      Termination of Guaranty.......................................................................29
         6.13      Survival......................................................................................29
         6.14      Contribution Obligations among Project Companies..............................................29

ARTICLE 7 EVENTS OF DEFAULT; REMEDIES............................................................................30

         7.1       Issuer Events of Default......................................................................30
         7.2       Project Events of Default.....................................................................34
         7.3       Fundamental Project Event of Default..........................................................39
         7.4       Controlling Party Agreement...................................................................40
         7.5       Remedies......................................................................................42
         7.6       Notice to Trustee and Project Events of Default...............................................43
         7.7       Application of Proceeds.......................................................................43

ARTICLE 8 SCOPE OF LIABILITY.....................................................................................44


ARTICLE 9 INDEMNIFICATION, AMENDMENTS and WAIVERS................................................................45

         9.1       Indemnification...............................................................................45
         9.2       Amendments and Waivers........................................................................47

ARTICLE 10 INDEPENDENT CONSULTANTS...............................................................................48

         10.1      Removal and Fees..............................................................................48
         10.2      Duties........................................................................................49
         10.3      Certification of Dates........................................................................49

ARTICLE 11 THE COLLATERAL AGENT..................................................................................49

         11.1      Appointment and Duties of the Collateral Agent................................................49
         11.2      Rights of Collateral Agent....................................................................50
         11.3      Lack of Reliance on the Agents................................................................52
         11.4      Indemnification...............................................................................53
         11.5      Resignation or Removal of the Collateral Agent................................................54
         11.6      Release of Collateral.........................................................................54
         11.7      Assignment of Rights, Not Assumption of Duties................................................54
         11.8      Appointment of Co-Collateral Agent............................................................55
         11.9      XLCA Confirmation Before Release of Certain Funds.............................................56

ARTICLE 12 MISCELLANEOUS.........................................................................................56

         12.1      Addresses.....................................................................................56
         12.2      Additional Security; Right to Set-Off.........................................................59
         12.3      Delay and Waiver..............................................................................59
         12.4      Costs, Expenses and Attorneys' Fees...........................................................60
         12.5      Entire Agreement..............................................................................60
         12.6      Governing Law.................................................................................60

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         12.7      Severability..................................................................................60
         12.8      Headings......................................................................................61
         12.9      No Partnership, Etc...........................................................................61
         12.10     Limitation on Liability.......................................................................61
         12.11     Waiver of Jury Trial..........................................................................61
         12.12     Consent to Jurisdiction.......................................................................61
         12.13     Usury.........................................................................................62
         12.14     Successors and Assigns........................................................................62
         12.15     Counterparts..................................................................................62
         12.16     Term and Termination..........................................................................63
         12.17     Reinstatement.................................................................................63
         12.18     Survival......................................................................................63
         12.19     Partial Termination...........................................................................63
         12.20     No XLCA Liability or Duties...................................................................63
         12.21     Calculation of Net Annual Payment Pursuant to Swap Agreement..................................64


INDEX OF ANNEXES AND EXHIBITS

Annex A           Definitions
Exhibit A         Form of Debt Service Coverage Ratio Certificate
Exhibit B         Form of Compliance Calculation Certificate
Exhibit C         Insurance Requirements
Exhibit D         Completion Tests
Exhibit E         Form of Annual Operations Report
Exhibit F         Form of Annual Insurance Certificate
Exhibit G         Bayou Cove Deed of Transfer
Exhibit H         General Subordination Provisions
Exhibit I         Subordination Provisions for Subordinated Bonds
Exhibit J         Stipulated O&M Expenses

                  This COMMON AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement"), dated as of June 18, 2002, is entered into among (1) XL Capital Assurance Inc., a New York stock insurance company ("XLCA"), (2) Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership (the "Swap Counterparty"), (3) The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee for the benefit of the holders of the Bonds (the "Bondholders") (in such capacity, the "Trustee"), (4) The Bank of New York, as collateral agent for the benefit of the Secured Parties (in such capacity, the "Collateral Agent"), (5) NRG Peaker Finance Company LLC, a Delaware limited liability company, as Issuer (the "Issuer"), and (6) each party hereto identified as a Project Company on the signature pages hereto (each a "Project Company" and, collectively, the "Project Companies").

                                    RECITALS

WHEREAS:

                  A. The Projects comprise five natural gas-fired electric generation facilities located in Louisiana and Illinois. The electric generation facilities comprising the Projects are peaker facilities designed to generate electricity during periods of peak demand for electricity. As of the date hereof, the Big Cajun I Units 3&4 Project, the Rockford I Project and the Sterlington Project are complete and operate commercially. The Rockford II Project and the Bayou Cove Project are guaranteed by NRG Energy pursuant to the Contingent Guaranty Agreement to be completed and commercially operating by June 30, 2003.

                  B. Each Project is owned by an indirect wholly-owned subsidiary of NRG Energy. The Issuer is an indirect wholly-owned subsidiary of NRG Energy.

                  C. The Issuer will issue and sell its Series A Bonds in an offering in reliance on Rule 144A and Regulation S under the Securities Act and will use the proceeds from the sale of the Series A Bonds to make loans to three of the five Project Companies pursuant to and in accordance with the Project Loan Agreements. Such Project Companies will use the proceeds of the sale of the Series A Bonds lent to them pursuant to the Project Loan Agreements to (i) reimburse NRG Energy for NRG Energy's costs of having constructed and/or acquired the Projects (including interest incurred during construction), (ii) pay the Premium, (iii) deposit $11,279,588 on the Closing Date into the Collateralized Experience Account, and (iv) pay transaction fees and costs in connection with the Transaction.

                  D. The Issuer will pay the principal of and interest on the Series A Bonds in accordance with the terms of the Indenture.

                  E. The Issuer will enter into the Swap Agreement with the Swap Counterparty pursuant to which the Issuer will make fixed rate interest rate payments to the Swap Counterparty and the Swap Counterparty will make floating rate interest payments to the Issuer.

                  F. Regularly scheduled payments of principal of and interest on the Series A Bonds will be unconditionally and irrevocably guaranteed by XLCA pursuant to, and subject to, the Policy and the Insurance and Reimbursement Agreement in exchange for the payment of the Premium by the Issuer to XLCA as set forth in the Premium Letter.

                  G. Regularly scheduled payments of Swap Payment Amounts will be unconditionally and irrevocably guaranteed by XLCA pursuant to, and subject to, the Swap Policy and the Insurance and Reimbursement Agreement in exchange for the payment of the Swap Policy Premium by the Issuer to XLCA as set forth in the Premium Letter.

                  H. Pursuant to and in accordance with the Contingent Guaranty Agreement, NRG Energy will be obligated to make certain payments under circumstances specified in the Contingent Guaranty Agreement.

                  I. Pursuant to and in accordance with the Insurance and Reimbursement Agreement, the Issuer will be obligated to reimburse XLCA in respect of payments (if any) made by XLCA pursuant to the Policy and/or the Swap Policy and in respect of other amounts specified in the Insurance and Reimbursement Agreement.

                  J. Pursuant to the Issuer Collateral Documents, the Issuer's obligations owed to the Secured Parties will be secured by a first priority lien for the benefit of the Secured Parties on the membership interests in the Issuer and all of the property and assets of the Issuer (including the Project Loan Notes).

                  K. Pursuant to the Guaranties, each of the Project Companies will unconditionally and irrevocably guaranty the obligations and indebtedness of the Issuer in respect of the Guaranteed Obligations, which Guaranties will, pursuant to the Project Company Collateral Documents, be secured by a first priority lien for the benefit of the Secured Parties on the membership interests in each Project Company (other than the Big Cajun Project Company and the Sterlington Project Company) and on all or substantially all of the property and assets of each Project Company.

                  L. The parties hereto wish to enter into this Agreement in order to, among other things, set forth certain common provisions regarding the various transactions recited above.

                  NOW, THEREFORE, in consideration of the agreements herein, the parties hereto agree as follows:

                                   ARTICLE 1
                     DEFINITIONS AND RULES OF INTERPRETATION

         1.1 Definitions. Capitalized terms defined in the preamble of this Agreement shall have the meanings given to them in the preamble of this Agreement and, except as otherwise expressly provided in this Agreement, capitalized terms used in the preamble, the recitals and in this Agreement shall have the meanings given in Annex A hereto.

         1.2 Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the rules of interpretation set forth in Annex A hereto shall apply to this Agreement.

         1.3 Accounting Principles and Terms. Except as otherwise provided in this Agreement, (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with GAAP (including principles of consolidation where appropriate but excluding footnote disclosure on interim financial statements) and on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein), and (b) all accounting terms used in this Agreement shall have the meanings respectively ascribed to such terms by GAAP.

                                   ARTICLE 2
                         AFFIRMATIVE COVENANTS OF ISSUER

                  The Issuer covenants and agrees that it shall perform the covenants set forth in this Article 2 (unless waived in accordance with Section
9.2 of this Agreement).

         2.1 Use of Proceeds and Revenues.

                  (a) Proceeds. Unless otherwise expressly provided herein or in the Depositary Agreement, the Issuer shall use all the proceeds from the sale of the Series A Bonds to lend to each of the Bayou Cove Project Company, the Rockford I Project Company and the Rockford II Project Company such Project Company's Project Loan Amount pursuant to the Project Loan Agreement to which such Project Company is a party.

                  (b) Revenues. Unless otherwise expressly provided herein or in the Depositary Agreement, the Issuer shall deposit, or cause to be deposited, all Project Revenues paid to or otherwise received by the Issuer in the applicable Account in accordance with the terms of the Depositary Agreement.

         2.2 Notices. The Issuer shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (together with copies of any underlying notices or other documentation) to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any such written notice received by it to any other Person) of:

                  (a) Any action, suit, arbitration or litigation pending or threatened against the Issuer and (i) involving claims against the Issuer in excess of $5,000,000 in the aggregate, or (ii) involving any injunctive, declaratory or other equitable relief that, if determined adversely to the Issuer, could reasonably be expected to have an Issuer Material Adverse Effect, such notice to include, if reasonably requested by the Controlling Party, copies of all material papers filed in such litigation involving the Issuer, and, if reasonably requested by the Controlling Party, such notice to be given monthly if any such papers have been filed since the last notice given;

                  (b) Any dispute or disputes which may exist between the Issuer and any Governmental Authority and which involve (i) claims against the Issuer which exceed

$5,000,000 in the aggregate, or (ii) injunctive or declaratory relief that, if adversely determined, could reasonably be expected to have an Issuer Material Adverse Effect;

                  (c) Any Issuer Event of Default or Issuer Inchoate Default, together with a description of any action being taken or proposed to be taken with respect thereto;

                  (d) Any matter which has had or, in the Issuer's reasonable judgment, could reasonably be expected to have, an Issuer Material Adverse Effect;

                  (e) Any change in ratings given to the Issuer by Moody's or S&P, including the placement of the Issuer on "credit watch negative" or a similar status, and, to the extent the Issuer, any Project Company or NRG Energy has been notified in writing by any Rating Agency, any change in the Shadow Ratings; and

                  (f) Any other documentation or other information reasonably requested by XLCA (if XLCA is the Controlling Party).

                  Notwithstanding the foregoing, the Issuer shall not be required to give notice of any matter described in this Section 2.2 that is described in any Form 10-K, 10-Q or 8-K or other form or document filed by the Issuer or any of its Affiliates with the Securities and Exchange Commission and available on the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

         2.3 Financial Statements. The Issuer shall deliver or cause to be delivered to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any financial statements or other information provided to it under this Section 2.3 to any other Person):

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Issuer, an audited consolidated balance sheet of the Issuer as of the end of such fiscal year and the related audited statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, all reported on by an independent public accountant of nationally recognized standing; and

                  (b) each time financial statements are delivered under Section 2.3(a) above, along with such financial statements, a certificate signed by a Responsible Officer of the Issuer, certifying that such officer has made or caused to be made a review of the transactions and financial condition of the Issuer during the relevant fiscal period and that such review has not, to the best of such Responsible Officer's knowledge, disclosed the existence of any event or condition which constitutes an Issuer Event of Default or Issuer Inchoate Default, or if any such event or condition existed or exists, the nature thereof and the corrective actions that the Issuer has taken or proposes to take with respect thereto, and also certifying that the Issuer is in compliance with all applicable material provisions of each Financing Document to which the Issuer is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which the Issuer has taken or proposes to take with respect thereto.

         2.4 Inspection of Books and Records. The Issuer shall keep proper books of accounts and records in accordance with GAAP and in compliance in all material respects with all applicable Legal Requirements and make the same available for inspection by the Controlling Party.

         2.5 Compliance with Laws. The Issuer shall comply with all applicable Legal Requirements, except where non-compliance could not reasonably be expected to have an Issuer Material Adverse Effect.

         2.6 Existence, Conduct of Business, Etc. The Issuer shall (a) maintain and preserve (i) its existence as a limited liability company formed under the laws of the State of Delaware (other than as permitted by Section 9.01 of the Indenture), and (ii) all rights, privileges and franchises necessary or desirable in the normal conduct of its business, (b) perform all of its contractual obligations under the Financing Documents and (c) engage only in the businesses (i) contemplated by the Financing Documents as represented in Section 2.1(o)(ii)(C) of the Insurance and Reimbursement Agreement or (ii) otherwise expressly permitted by the Financing Documents. Without limiting the generality of clause (c) in the preceding sentence, the Issuer shall not (A) enter into any Project Document or any Additional Project Document (other than in connection with activities expressly permitted by the Financing Documents), (B) hold any equity, voting or other interest in any Person, or (C) have any employees.

         2.7 Calculation of Ratios and Other Compliance Calculations.

                  (a) Within 17 days after each Determination Date, the Issuer shall deliver to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any such certificate received by it to any other Person) a certificate in the form of Exhibit A with the calculation of the Debt Service Coverage Ratio for the Determination Period ending on such Determination Date. If XLCA is the Controlling Party, XLCA shall notify the Issuer of any errors in the calculation of the Debt Service Coverage Ratio within 10 days after receipt of the Issuer's certificate and the Issuer and XLCA shall diligently work to agree on the correction of any such errors. If the Issuer and XLCA are unable to agree on the correction of any such errors within 5 days after notification by XLCA to the Issuer of any such errors, such dispute shall be resolved by the Fuel and Power Market Consultant within 3 days after submission of the dispute to the Fuel and Power Market Consultant. The Issuer shall deliver a corrected certificate to the Collateral Agent and XLCA within 3 days after agreement by the Issuer and XLCA, or resolution by the Fuel and Power Market Consultant, on the correction of any such errors. If XLCA is not the Controlling Party, the certificate originally delivered by the Issuer to the Collateral Agent shall be final and conclusive.

                  (b) For so long as NRG Energy or any Acceptable Assignee has obligations under the Contingent Guaranty Agreement, within 17 days after each Determination Date, the Issuer shall deliver to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any such certificate received by it to any other Person) a certificate in the form of Exhibit B for the Determination Period ending on such Determination Date. If XLCA is the Controlling Party, XLCA shall notify the Issuer of any errors in the calculation of any of the calculations set forth in such certificate within 10 days after receipt of such certificate and the Issuer and XLCA shall diligently work to agree on the correction of any such errors. If the Issuer and XLCA are unable to agree on the correction of any such errors within 5 days after notification by XLCA to the Issuer of any such errors, such dispute shall be resolved by the Independent Engineer and/or the Fuel and Power Market Consultant, as indicated in Exhibit B, within 3 days after submission of the dispute to the Independent Engineer and/or the Fuel and Power Market Consultant, as the case may be. The Issuer shall deliver a corrected certificate to the Collateral Agent and XLCA within 3 days after agreement by the Issuer and XLCA, or resolution by the Independent Engineer and/or the Fuel and Power Market Consultant, on the correction of any such errors. If XLCA is not the Controlling Party, the certificate originally delivered by the Issuer to the Collateral Agent shall be final and conclusive.

         2.8 Further Assurances.

                  (a) The Issuer shall preserve the security interests in the Issuer Collateral and shall undertake all actions which are necessary or advisable under applicable law in such manner and in such jurisdictions to (i) perfect and maintain the Collateral Agent's security interest in the Issuer Collateral in full force and effect at all times (including the priority thereof), and (ii) preserve and protect the Issuer Collateral and protect and enforce the Issuer's rights and title and the rights of the Collateral Agent to the Issuer Collateral, including the preparation, making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation.

                  (b) The Issuer shall perform such reasonable acts as may be necessary to carry out the intent of this Agreement and the other Financing Documents.

                  (c) The Issuer shall cause its equity interests to be "certificated securities" as defined in Article 8 of the UCC and include in its limited liability company agreement language (consistent with Section 8-103(c) of the UCC) to the effect that such equity interests are "securities" (as such term is defined in Article 8 of the UCC) governed by Article 8 of the UCC.

         2.9 Taxes. The Issuer shall pay and discharge promptly when due all material Taxes and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside, and failure to pay or comply with the contested item could not reasonably be expected to have an Issuer Material Adverse Effect.

         2.10 Notice of Redemption. The Issuer shall give notice to XLCA of any redemption for any reason of any Bonds no later than the time a redemption notice in respect of the redemption of such Bonds is given by the Issuer or the Trustee in accordance with the Indenture.

         2.11 Swap Agreement. The Issuer shall at all times be a party to an interest rate swap agreement in respect of the Series A Bonds on the same or similar terms (with adjustments to the aggregate notional amount as appropriate) as the Swap Agreement and if for any reason the Issuer is not a party to the Swap Agreement or if the Swap Agreement terminates, the Issuer shall ensure that it is party to a Replacement Swap Agreement such that at no time shall the Issuer not be a party to such an interest rate swap agreement, provided, however, that the Issuer's obligations to enter into a Replacement Swap Agreement pursuant to this Section 2.11 shall be expressly conditioned upon XLCA's agreement to provide a financial guaranty to the replacement swap provider on the same or similar terms as the Swap Policy. The Issuer shall be required to apply any amounts received from any replacement swap provider in connection with the Issuer's entry into a Replacement Swap Agreement (a) first, toward the satisfaction of any Swap Breakage Costs due and owing to the original Swap Counterparty under the Swap Agreement, and (b) second, to reimburse XLCA for any payments made under the Swap Policy constituting termination payments in connection with an early termination of the Swap Agreement to the extent not previously reimbursed. The Issuer shall terminate or partially terminate the Swap Agreement, in each case subject to its terms and conditions, such that at no time shall the aggregate notional amount under the Swap Agreement exceed the then outstanding aggregate principal amount of the Series A Bonds.

                                   ARTICLE 3
                 AFFIRMATIVE COVENANTS OF THE PROJECT COMPANIES

                  Each Project Company covenants and agrees that it shall perform the covenants set forth in this Article 3, only with respect to itself and its Project (unless waived in accordance with Section 9.2 of this Agreement). The covenants set forth in this Article 3 that expressly require performance only by a specified Project Company shall be required to be performed only by such Project Company (unless such performance is waived in accordance with Section 9.2 of this Agreement).

         3.1 Use of Proceeds and Revenues.

                  (a) Proceeds. Unless otherwise expressly provided herein or in the Depositary Agreement, each Project Company party to a Project Loan Agreement shall apply, on the Closing Date, the proceeds from the sale of the Series A Bonds borrowed from the Issuer pursuant to the Project Loan Agreement to which such Project Company is a party to (i) reimburse NRG Energy for NRG Energy's costs of having constructed and/or acquired the Projects (including interest incurred during construction), (ii) pay the Premium and all additional amounts required to be paid to XLCA pursuant to the Policy and the Insurance and Reimbursement Agreement on the Closing Date, (iii) deposit $11,279,588 in the Collateralized Experience Account in accordance with Section 4.3.1 of the Depositary Agreement, and (iv) pay the transaction fees and costs due on the Closing Date in connection with the Transaction to the relevant Persons.

                  (b) Revenues. Each Project Company shall deposit all Project Revenues, Loss Proceeds and any other amounts due to it directly into the applicable Accounts as required pursuant to the Depositary Agreement and the other Financing Documents. Each Project Company shall use its good faith reasonable efforts to cause all Project Revenues, Loss Proceeds and any other amounts due to it to be paid or otherwise delivered by Persons making such payment or delivery directly into the applicable Accounts as required pursuant to the Depositary Agreement and the other Financing Documents.

         3.2 Reporting Requirements.

                  (a) Notice of Material Events. Each Project Company shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (together with copies of any underlying notices or other documentation) to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any such written notice received by it to any other Person) of:

                  (i) Any action, suit, arbitration, litigation, investigation or other proceeding or any dispute with any Governmental Authority relating to it or its Project and that involves (A) claims against it or its Project in excess of $2,000,000 or potential claims against it or its Project in excess of $4,000,000, in each case in the aggregate,
         (B) any injunctive, declaratory or other equitable relief that, if determined adversely to such Project Company, could reasonably be expected to have a Project Material Adverse Effect, (C) revocation, modification, failure to renew or the like of any material Permit or imposition of additional material conditions with respect thereto, or
         (D) any Lien (other than a Project Company Permitted Lien) related to its Project for taxes due and payable but not paid;

                  (ii) Any Project Event of Default or Project Inchoate Default, together with a description of any action being taken or proposed to be taken with respect thereto;

                  (iii) Any cancellation or suspension, or receipt of written notice of threatened or potential cancellation or suspension, of any insurance described in Exhibit C;

                  (iv) Any matter which has had or, in such Project Company's reasonable judgment, could reasonably be expected to have, a Project Material Adverse Effect;

                  (v) Any termination of, or delivery or receipt of written notice of any material default under, any of such Project Company's Major Project Documents;

                  (vi) Any written notice received from or given to any party to any of such Project Company's Major Project Documents (A) that an event of force majeure has occurred thereunder or (B) in respect of any claim in connection with an event of force majeure thereunder;

                  (vii) The scheduled or proposed conduct of any of the performance or other tests listed on Exhibit D (the "Completion Tests"), which notice shall be given at least 10 Business Days prior to the date on which such test is scheduled or proposed to occur, and a copy of which notice shall be given to the Independent Engineer;

                  (viii) Any (A) fact, circumstance, condition or occurrence at, on or arising from, such Project Company's Site, Improvements or other Mortgaged Property that results in material noncompliance with, or material violation of, any Hazardous Substances Law, (B) Release or threatened Release of Hazardous Substances in, on, under or from or in connection with, such Project Company's Site, Improvements or other Mortgaged Property that has resulted or could reasonably be expected to result in material personal injury, material property damage or a Project Material Adverse Effect, and (C) pending or, to the knowledge of such Project Company, threatened Environmental Claim against it or, to the knowledge of such Project Company, any of its Affiliates, contractors, lessees or any other Persons, arising in connection with the development, construction, ownership, leasing, use, operation or maintenance of its Project, or such Project Company's occupying or conducting operations on or at such Project Company's Site, Improvements or other Mortgaged Property that has resulted or could reasonably be expected to result in material personal injury, material property damage or a Project Material Adverse Effect; and

                  (ix) Any Casualty Event or Condemnation Event, or the commencement of proceedings in connection therewith, with respect to its Project involving a probable loss of $5,000,000 or more.

                  Notwithstanding the foregoing, such Project Company shall not be required to give notice of any matter described in this Section 3.2(a) that is described in any Form 10-K, 10-Q or 8-K or other form or document filed by such Project Company or any of its Affiliates with the Securities and Exchange Commission and available on the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

                  (b) Additional Documents, Periodic Reports, Etc. Each Project Company shall deliver, or cause to be delivered, to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any notices or other information provided to it pursuant to this Section 3.2(b) to any other Person):

                  (i) Promptly, but in no event later than 10 Business Days after it has knowledge of the execution and delivery thereof, a copy of each of its material Additional Project Documents;

                  (ii) Promptly, but in no event later than 10 Business Days after the effective date thereof, a copy of each material amendment, supplement or other modification to any of its Major Project Documents;

                  (iii) Promptly, but in no event later than 10 Business Days after receipt thereof by it, copies of any Permit listed on Part II of the Permit Schedule and any other material Permit related to its Project obtained by it after the date hereof;

                  (iv) With respect to the Bayou Cove Project only, promptly, but in no event later than 10 Business Days after the execution and delivery thereof, a copy of the transfer deed for the transfer of a portion of the Site relating to the Bayou Cove Project pursuant to
         Section 4.2.2 of the Bayou Cove EPC Agreement (Electric Interconnection Facilities);

                  (v) Within 17 days after each Determination Date, an Annual Operations Report substantially in the form of Exhibit E setting forth the information required therein;

                  (vi) Within 17 days after each Determination Date, a certificate, substantially in the form of Exhibit F certifying that the insurance requirements set forth in Exhibit C have been implemented and are being complied with in all material respects; and

                  (vii) Any other documentation or other information reasonably requested by XLCA (if XLCA is the Controlling Party).

                  (c) Financial Statements. Each Project Company shall deliver, or cause to be delivered, to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any financial statements and other information provided to it under this Section 3.2(c) to any other Person) as soon as available and in any event within 120 days after the end of its fiscal year, a balance sheet (which need not be audited) of such Project Company and the related statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, each certified as to fairness of presentation by a Responsible Officer of such Project Company.

         3.3 Inspection of Books and Records. Each Project Company shall keep proper books of records and accounts in accordance with GAAP and in compliance in all material respects with all applicable Legal Requirements and make the same available for inspection by the Controlling Party.

         3.4 Plans and Specifications; Completion Tests.

                  (a) Plans and Specifications. Each Project Company shall cause a complete set of as-built plans and specifications (and all supplements thereto) related to its Project to be maintained at the corporate office at such Project Company's Site and available for inspection by the Controlling Party and the Independent Engineer; provided that neither the Bayou Cove Project Company nor the Rockford II Project Company shall be required to comply with this covenant until the Completion Date for such Project Company's Project. Without prejudice to the immediately preceding sentence, each of the Bayou Cove Project Company and the Rockford II Project Company shall, not later than eight months after the Completion Date for its Project, cause an as-built survey to be prepared and delivered to XLCA (if XLCA is the Controlling Party), the Collateral Agent, the Trustee and the Independent Engineer.

                  (b) Completion Tests. Each Project Company shall permit the Controlling Party and the Independent Engineer to witness the Completion Tests in respect of its Project.

         3.5 Compliance with Laws. Each Project Company shall comply with, and shall ensure that its Project is operated in compliance with, and shall make such alterations to its Project as may be required for compliance with, all applicable Legal Requirements, except where non-compliance could not reasonably be expected to have a Project Material Adverse Effect.

         3.6 Maintenance of Existence and Business. Each Project Company shall at all times preserve and maintain (a) its existence as a limited liability company and its good standing under the laws of (i) in the case of the Bayou Cove Project Company, the Big Cajun Project Company and the Sterlington Project Company, the State of Delaware, or (ii) in the case of the Rockford I Project Company and the Rockford II Project Company, the State of Illinois (other than as permitted by Section 5.10), (b) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary except to the extent that the failure to do so could not reasonably be expected to have a Project Material Adverse Effect, and (c) its other material rights, privileges and franchises necessary or desirable in the normal conduct of its business.

         3.7 Project Documents. Each Project Company shall exercise, preserve and defend all of its rights under its Project Documents, except to the extent failure to so exercise, preserve or defend such rights could not reasonably be expected to have a Project Material Adverse Effect.

         3.8 Permits. Each Project Company shall obtain all Permits required at any time and from time to time in connection with such Project Company's development, construction, ownership, leasing, operation, maintenance or use of its Project, except to the extent the failure to obtain such Permits could not reasonably be expected to have a Project Material Adverse Effect.

         3.9 Further Assurances.

                  (a) Each Project Company shall preserve the security interests granted or purported to be granted under the Collateral Documents to which it is a party and undertake all actions which are necessary or advisable under applicable law in such manner and in such jurisdictions to (i) perfect and maintain the Collateral Agent's valid and perfected security interests in its Project Company Collateral in full force and effect at all times (including the priority thereof), subject to no Liens other than Project Company Permitted Liens, and (ii) preserve and protect its Project Company Collateral and protect and enforce its right, title and interest in and to, and the rights of the Collateral Agent in and to, its Project Company Collateral, including the preparation, making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation.

                  (b) If a Project Company obtains any right, title or interest in, to or under any real property (including leasehold interests) that is material to the development, construction, ownership, leasing, operation, maintenance or use of its Project and that is not covered by the Collateral Documents to which it is a party, it shall (i) collaterally assign such right, title or interest to the Collateral Agent for the benefit of the Secured Parties, (ii) record a supplement to the Mortgage to which it is a party in form and substance reasonably satisfactory to Collateral Agent encumbering such right, title or interest by the Lien of such Mortgage, and (iii) obtain a supplement to the applicable Title Policy insuring the first priority (subject to Project Company Permitted Liens) of such Mortgage over such real property.

                  (c) Each Project Company shall perform such reasonable acts as may be necessary to carry out the intent of this Agreement (including its Guaranty) and the other Financing Documents to which it is a party.

                  (d) Each Project Company shall cause its equity interests to be "certificated securities" as defined in Article 8 of the UCC and include in its limited liability company agreement language (consistent with Section 8-103(c) of the UCC) to the effect that such equity interests are "securities" (as such term is defined in Article 8 of the UCC) governed by Article 8 of the UCC.

         3.10 Maintenance of Insurance. Each Project Company shall maintain or cause to be maintained on its behalf in effect at all times the types of insurance required pursuant to Exhibit C in the amounts and on the terms and conditions specified therein (including paragraph 5 of Exhibit C).

         3.11 Taxes. Each Project Company will pay and discharge promptly when due all material Taxes and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP have been set aside, and failure to pay or comply with the contested item could not reasonably be expected to have a Project Material Adverse Effect.

         3.12 Title; Maintenance of Properties.

                  (a) Title. Each Project Company shall preserve and maintain good and, with respect to real property, marketable and insurable, title to its Project and all of its other assets and good, marketable and insurable fee title to, or as applicable, a valid and subsisting leasehold estate in, its Site and the Improvements and Easements related to its Project, in each case free and clear of all Liens other than Project Company Permitted Liens; provided that the covenant set forth in this Section 3.12 shall not serve to prohibit any disposition of assets expressly permitted under Section 5.4 of this Agreement.

                  (b) Bayou Cove. Specifically, notwithstanding the terms of the Bayou Cove EPC Agreement (Electric Interconnection Facilities), the Bayou Cove Project Company shall preserve and maintain good, marketable and insurable title to its Site and the Improvements and Easements related to its Project, in each case free and clear of all Liens other than its Project Company Permitted Liens, except for the transfer of title to Entergy Louisiana of that portion of its Site which is defined on the deed of transfer attached as Exhibit G; provided that the covenant set forth in this Section 3.12(b) shall not serve to prohibit any disposition of assets expressly permitted under Section 5.4 of this Agreement.

                  (c) Maintenance of Properties. Each Project Company shall maintain in good repair, working order and condition, all of its material properties used or useful in respect of the conduct of its business and from time to time make all appropriate repairs, renewals and replacements thereof, except to the extent that it shall determine in good faith not to maintain, repair, renew or replace such property if such property is no longer useful in the conduct of its business and the failure to do so could not reasonably be expected to have a Project Material Adverse Effect; provided that the covenant set forth in this Section 3.12(c) shall not serve to prohibit any disposition of assets expressly permitted under Section 5.4 of this Agreement.

         3.13 Market Based Rate Authority. To the extent market-based rates are available to similarly situated generators selling Power, Ancillary Services or some combination of the foregoing in the Applicable Markets, each Project Company shall maintain at all times its authority to sell at market-based rates wholesale Power, Ancillary Services and, to the extent permitted as an Exempt Wholesale Generator or under its FERC tariff, Other Energy-Related Products and Services in the Applicable Markets, not subject to any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated generators selling Power, Ancillary Services or some combination of the foregoing in the Applicable Markets.

         3.14 Completion.

                  (a) The Bayou Cove Project Company shall cause the Completion of the Bayou Cove Project to occur on or prior to June 30, 2003. In addition, the Bayou Cove Project Company shall (i) up to a maximum aggregate cap of $2,000,000 pay any and all Uncovered Warranty Costs that are incurred or identified during any Warranty Period relating to the Bayou Cove Project, (ii) pay any and all indemnity claims made against it arising out of any Bayou Cove Equipment and Construction Contract relating to any actions or events which occurred or failed to occur prior to Completion, and (iii) pay any damages owing to any Bayou Cove Contractor under any Bayou Cove Equipment and Construction Contract or any third party claim made against it arising out of any actions or events related to any work performed to achieve Completion under a Bayou Cove Equipment and Construction Contract (the obligations contained in this Section 3.14(a), the "Bayou Cove Completion Obligations").

                  (b) The Rockford II Project Company shall cause the Completion of the Rockford II Project to occur on or prior to June 30, 2003. In addition, the Rockford II Project Company shall (i) pay any and all indemnity claims made against it arising out of any Rockford II Equipment and Construction Contract relating to any actions or events which occurred or failed to occur prior to Completion, and (ii) pay any damages owing to any Rockford II Contractor under any Rockford II Equipment and Construction Contract or any third party claim made against it arising out of any actions or events related to any work performed to achieve Completion under a Rockford II Equipment and Construction Contract (the obligations contained in this Section 3.14(b), the "Rockford II Completion Obligations").

         3.15 Operation and Maintenance. Each Project Company shall, or shall cause its Operator to, use, operate and maintain its Project in compliance with Prudent Utility Practices, all Legal Requirements and the terms of its Project Documents.

         3.16 Condemnation Event. If a Condemnation Event occurs or proceedings therefor commence with respect to a Project Company's Project, such Project Company shall (i) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Condemnation Event except where failure to do so could not reasonably be expected to have a Project Material Adverse Effect, and (ii) not, without the written approval of XLCA (if XLCA is the Controlling Party and which approval shall be in XLCA's absolute discretion), compromise or settle any claim in excess of $5,000,000 against such Governmental Authority. Each Project Company consents to the participation of the Controlling Party in any condemnation proceedings, and each Project Company shall from time to time deliver to the Controlling Party all documents and instruments requested by it to permit such participation.

         3.17 Sterlington PPA Legal Opinion. The Sterlington Project Company shall deliver a legal opinion to the Secured Parties and the Depositary Agent in respect of the Sterlington PPA within 30 days after its acceptance by FERC and execution by the parties thereto, which legal opinion shall be in form and substance substantially the same as the legal opinions delivered with respect to the other Major Project Documents on the Closing Date.

         3.18 Fuel and Power Marketing Plan. Each Project Company shall comply, in all material respects with the power marketing, fuel supply and transmission and transportation service parameters set forth in Sections 2.2.2, 2.2.3, 3.2 and 3.3 of the Fuel and Power Marketing Plan attached to the Power Sales and Agency Agreement to which such Project Company is a party.

         3.19 Unrestricted Subsidiary. Each of the Bayou Cove Project Company, the Big Cajun Project Company and the Sterlington Project Company shall maintain at all times its designation as an "Unrestricted Subsidiary" (as such term is defined in the South Central Financing Documents); provided that any such Project Company shall not be required to comply with this covenant if it is no longer a Subsidiary of NRG South Central.

                                   ARTICLE 4
                          NEGATIVE COVENANTS OF ISSUER

                  The Issuer covenants and agrees that the Issuer shall perform the covenants set forth in this Article 4 (unless waived in accordance with Section 9.2 of this Agreement).

         4.1 Contingent Liabilities. Except for the consummation of the transactions pursuant to this Agreement and the other Financing Documents, the Issuer shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that this Section 4.1 shall not be deemed to prohibit the incurrence, creation, assumption or existence of Issuer Permitted Debt or Issuer Permitted Liens.

         4.2 Limitations on Liens. The Issuer shall not create, assume or suffer to exist any Lien securing a charge or obligation on any Issuer Collateral, real or personal, whether now owned or hereafter acquired, except Issuer Permitted Liens.

         4.3 Indebtedness.

                  (a) The Issuer shall not incur, create, assume or permit to exist any Debt, except Issuer Permitted Debt.

                  (b) Notwithstanding anything to the contrary in Section 4.3(a), and in addition to the requirements set forth in Section 3.02 of the Indenture, Additional Bonds shall not be authenticated, delivered or issued under the Indenture and no Debt shall be incurred by or on behalf of the Issuer in respect of any Additional Bonds unless (i) no Issuer Event of Default or Issuer Inchoate Default has occurred and is continuing or would occur as a result of such authentication, delivery, issuance or incurrence, (ii) each of Moody's and S&P has confirmed in writing that such authentication, delivery, issuance or incurrence will not result in downgrade of (x) the ratings for the Series A Bonds (after giving effect to the Policy) below Aaa by Moody's and AAA by S&P, and (y) the Shadow Ratings for the Series A Bonds below Baa3 by Moody's and BBB- by S&P, and (iii) XLCA shall have agreed, in its absolute discretion, to the issuance of the Additional Bonds and to unconditionally and irrevocably guaranty the scheduled payments of principal of and interest on such Additional Bonds in the same manner and to the same extent as scheduled payments of principal of and interest on the Series A Bonds are guaranteed under the Policy. The Collateral Agent shall, on behalf of the Secured Parties, execute such documents and take such other actions as reasonably requested by, and at the expense of, the Issuer to effect and evidence the issuance of Additional Bonds pursuant to Section 3.02 of the Indenture.

         4.4 Sale of Assets. The Issuer shall not sell, lease (as lessor), assign, transfer or otherwise dispose of any of its material properties or assets, whether now owned or hereafter acquired (other than in accordance with Section 9.01 of the Indenture); provided that this Section 4.4 shall not be deemed to prohibit the grant, creation or assumption of Issuer Permitted Liens. The Issuer shall not sell, assign, transfer or otherwise dispose of any Project Loan Note other than pursuant to, and in connection with, a Permitted Peaker Buyout.

         4.5 Distributions.

                  (a) The Issuer shall not directly or indirectly (i) make or declare any distribution (in cash, property or obligation) on, or make any other payment on account of, any equity interest in the Issuer, (ii) make any payment in respect of Subordinated Debt or (iii) make any other payment from the Distribution Account (whether to a Project Company, any Affiliate of the Issuer or any Project Company or any other Person) (each such distribution or payment, a "Restricted Payment") unless:

                  (i) no Issuer Event of Default, Issuer Inchoate Default or Project Event of Default pursuant to Section 7.2(n) of this Agreement (Interconnection Solution) has occurred and is continuing and such Restricted Payment will not result in an Issuer Event of Default or an Issuer Inchoate Default;

                  (ii) subject to any reduction in the amount of the Restricted Payment in accordance with Section 4.5(b) of this Agreement, the amount of such Restricted Payment is limited to, and such Restricted Payment is made from, Account Funds in the Distribution Account and in accordance with Section 4.6 of the Depositary Agreement;

                  (iii) the Restricted Payment is made on a Restricted Payment Date;

                  (iv) as of the Restricted Payment Date, the Available Collateralized Experience Funds equal or exceed the Collateralized Experience Amount as of such date; and

                  (v) the Issuer shall have delivered to Collateral Agent, the Trustee, the Swap Counterparty and XLCA, at least five Business Days prior to the proposed Restricted Payment Date, a certificate dated as of the proposed Restricted Payment Date and duly executed by a Responsible Officer of the Issuer, certifying to the effect that each of the foregoing conditions and the other applicable conditions of this
         Section 4.5 shall have been satisfied as of such date and XLCA (if it is the Controlling Party), acting in its absolute discretion, shall have confirmed in writing to the Collateral Agent XLCA's agreement with such certificate (provided that failure by XLCA to make such confirmation prior to the proposed Restricted Payment Date shall be deemed to be such confirmation).

                  (b) If there shall have occurred and be continuing a Project Event of Default or an Inchoate Project Block Condition in respect of any Project Company, the Issuer shall reduce the Restricted Payment to be made by it pursuant to Section 4.5(a) of this Agreement by an amount equal to the Project Company Blocked Amount for such Project Company. Subject to Section 4.5(d), such Project Company Blocked Amount shall be deemed to be Account Funds in the Distribution Account not disbursed within 30 days after an Annual Scheduled Payment Date and, accordingly, the Collateral Agent shall direct the Depositary Agent to promptly transfer such Project Company Blocked Amount to the Revenue Account to be applied in accordance with the Depositary Agreement in the same manner as Account Funds in the Distribution Account that are not disbursed in accordance with Section 4.6.2 of the Depositary Agreement by the 30th day following an Annual Scheduled Payment Date.

                  (c) Notwithstanding anything to the contrary in Section 4.5(a), if the Issuer is not permitted to make a Restricted Payment pursuant to
Section 4.5(a) on any Initial Restricted Payment Date solely because of an Inchoate Block Condition:

                  (i) the amount of the Restricted Payment that the Issuer would have been permitted to make pursuant to Section 4.5(a) had no such Inchoate Block Condition been continuing on such Initial Restricted Payment Date (the "Blocked Restricted Payment Amount") shall not be transferred from the Distribution Account to the Revenue Account until the earlier of the end of the Subsequent Restricted Payment Period and the occurrence of an Issuer Event of Default (at which time the Blocked Restricted Payment Amount or any part thereof not previously applied as permitted by Section 4.5(c)(ii) shall be deemed to be Account Funds in the Distribution Account not disbursed within 30 days after an Annual Scheduled Payment Date and, accordingly, the Collateral Agent shall direct the Depositary Agent to promptly transfer the Blocked Restricted Payment Amount or such part thereof to the Revenue Account to be applied in accordance with the Depositary Agreement in the same manner as Account Funds in the Distribution Account that are not disbursed in accordance with Section 4.6.2 of the Depositary Agreement by the 30th day following an Annual Scheduled Payment Date); and

                  (ii) prior to the end of the Subsequent Restricted Payment Period, and only if such Inchoate Block Condition shall have been cured by, or on behalf of, the Issuer or shall have been waived by the Controlling Party prior to maturing into or becoming an Issuer Event of Default, the Issuer may use the Blocked Restricted Payment Amount to make a Restricted Payment; provided that the conditions set forth in
         Section 4.5(a)(i) through (v) are satisfied (the date upon which such payment is made, the "Subsequent Restricted Payment Date").

                  (d) Notwithstanding anything to the contrary in Section 4.5(b), if the Issuer is not permitted to make a Restricted Payment pursuant to
Section 4.5(b) on any Initial Restricted Payment Date solely because of an Inchoate Project Block Condition:

                  (i) the Project Company Blocked Amount shall not be transferred from the Distribution Account to the Revenue Account until the earlier of the end of the Subsequent Project Restricted Payment Period and the occurrence of a Project Event of Default (at which time the Project Company Blocked Amount or any part thereof not previously applied as permitted by Section 4.5(d)(ii) shall be deemed to be Account Funds in the Distribution Account not disbursed within 30 days after an Annual Scheduled Payment Date and, accordingly, the Collateral Agent shall direct the Depositary Agent to promptly transfer the Project Company Blocked Amount or such part thereof to the Revenue Account to be applied in accordance with the Depositary Agreement in the same manner as Account Funds in the Distribution Account that are not disbursed in accordance with Section 4.6.2 of the Depositary Agreement by the 30th day following an Annual Scheduled Payment Date); and

                  (ii) prior to the end of the Subsequent Project Restricted Payment Period, and only if such Inchoate Project Block Condition shall have been cured by, or on behalf of, the relevant Project Company or shall have been waived by the Controlling Party prior to maturing into or becoming a Project Event of Default, the Issuer may use the Project Company Blocked Amount to make a Restricted Payment; provided that the conditions set forth in Section 4.5(a)(i) through (v) are satisfied (the date upon which such payment is made, the "Subsequent Project Restricted Payment Date").

                  (e) Even if all of the conditions set forth in Section 4.5(a) or 4.5(b) of this Agreement have not been satisfied as of a proposed Restricted Payment Date, the Issuer may make distributions ("Tax Distributions") for Federal, state or local income tax payments in an amount not to exceed the amount that the Issuer and the Project Companies would be required to pay if such Persons were tax paying entities forming a consolidated group for Federal income tax purposes or a similar consolidated, combined or unitary group for state or local income tax purposes (the "Tax Group"), which amount shall be assumed to equal the product of (A) the net income of the Tax Group for Federal, state or local income tax purposes multiplied by (B) the highest marginal Federal, state or local income tax rate at the time applicable to "C" corporations; provided that the net income of the Tax Group shall be calculated based on the assumption that the Tax Group is not part of any other consolidated group (or similar group for state or local income tax purposes) and that all of the Tax Group's tax attributes and benefits (including, without limitation, deductions, credits, refunds, carryovers and carrybacks) shall be applied solely with respect to the Tax Group's income; and provided, further, that no Tax Distribution pursuant to this Section 4.5(e) shall be permitted, if an Issuer Event of Default or Issuer Inchoate Default has occurred and is continuing or would result from such Tax Distributions.

                  (f) Notwithstanding anything to the contrary in Section 4.5(e), if the Issuer is not permitted to make a Tax Distribution pursuant to
Section 4.5(e) solely because there shall be continuing an Issuer Inchoate
Default:

                  (i) the amount of the Tax Distribution that the Issuer would have been permitted to make pursuant to Section 4.5(e) had no such Issuer Inchoate Default been continuing (the "Tax Distribution Amount") shall not be transferred from the Distribution Account to the Revenue Account until the earlier of the end of the Subsequent Tax

         Payment Period and the occurrence of an Issuer Event of Default (at which time the Tax Distribution Amount or any part thereof not previously applied as permitted by Section 4.5(f)(ii) shall be deemed to be Account Funds in the Distribution Account not disbursed within 30 days after an Annual Scheduled Payment Date and, accordingly, the Collateral Agent shall direct the Depositary Agent to promptly transfer the Tax Distribution Amount or such part thereof to the Revenue Account to be applied in accordance with the Depositary Agreement in the same manner as Account Funds in the Distribution Account that are not disbursed in accordance with Section 4.6.2 of the Depositary Agreement by the 30th day following an Annual Scheduled Payment Date); and

                  (ii) prior to the end of the Subsequent Tax Payment Period, and only if such Issuer Inchoate Default shall have been cured by, or on behalf of, the Issuer or shall have been waived by the Controlling Party prior to maturing into or becoming an Issuer Event of Default, the Issuer may use the Tax Distribution Amount to make a Tax Distribution in the amount set forth, and in the manner contemplated, in Section 4.5(e).

                  (g) Notwithstanding anything to the contrary herein or in any other Financing Document, neither (i) Excluded Revenues nor (ii) amounts payable to, or permitted to be disbursed to, NRG Energy pursuant to the Depositary Agreement shall constitute Restricted Payments subject to this Section 4.5 and such Excluded Revenues and amounts shall be permitted to be disbursed to NRG Energy or any Affiliate thereof without regard for the conditions set forth in this Section 4.5.

         4.6 Investments. The Issuer shall not make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise) other than (a) Permitted Investments made pursuant to
Section 5.1 of the Depositary Agreement, and (b) the investments provided for in the Financing Documents.

         4.7 Transactions With Affiliates. The Issuer shall not enter into any transaction or agreement (or any transaction under or pursuant to any transaction or agreement) with any of its Affiliates other than (a) transactions provided for in or expressly permitted by the Financing Documents, (b) transactions or agreements certified by a Responsible Officer of the Issuer as having terms that are not materially less favorable than the terms the Issuer would obtain in an arm's-length transaction with a person that is not an Affiliate, or (c) transactions or agreements between or among only the Issuer and/or the Project Companies not otherwise prohibited by the terms of any Financing Document.

         4.8 ERISA. The Issuer shall not establish, maintain, contribute to or become obligated to contribute to any ERISA Plan.

         4.9 Liquidation; Amendment of Organizational Documents.

                  (a) The Issuer shall not liquidate or dissolve itself (or suffer any liquidation or dissolution) or amend its organizational documents in any material respect (except, in respect of such amendment of its organizational documents, (i) as required to comply with the "special purpose entity" requirements or similar criteria of any Rating Agency or (ii) in connection with a Permitted Change of Control).

                  (b) Section 9.01 of the Indenture shall govern the Issuer's rights in respect of the transactions expressly referred to in such Section 9.01 (and reference is made herein to Section 9.01(4) of the Indenture and the right of XLCA (at any time when there is no Insurer Default) to consent, in its absolute discretion, to any transaction referred to therein prior to its consummation). Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person in accordance with Section 9.01 of the Indenture, the successor Person formed by such consolidation or into which the Issuer is merged or to which any conveyance, transfer or lease is made in accordance with
Section 9.01 of the Indenture shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Agreement and the other Financing Documents with the same effect as if such successor Person had been named as the Issuer in this Agreement and the other Financing Documents, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Financing Documents.

         4.10 Accounts. The Issuer shall not maintain, establish or use any bank, deposit or securities accounts other than the Accounts and the Closing Date Account.

         4.11 Name and Location; Fiscal Year. The Issuer shall not (a) change its name, the location of its principal place of business, the location of the Issuer Collateral, its jurisdiction of organization or its organizational identification number without notice to the Collateral Agent at least 30 days prior to such change, or (b) for so long as XLCA is the Controlling Party, change its fiscal year without XLCA's prior written consent.

         4.12 Assignment. The Issuer shall not assign its rights or obligations hereunder or under any other Financing Documents, except as expressly permitted under this Agreement.

         4.13 No SEC Registration. The Issuer shall not, and shall not permit any Person acting on its behalf to, subject the offering, issuance or sale of the Series A Bonds to Section 5 of the Securities Act.

                                   ARTICLE 5
                     NEGATIVE COVENANTS OF PROJECT COMPANIES

                  Each Project Company covenants and agrees that it shall perform the covenants set forth in this Article 5, only with respect to itself and its Project (unless waived in accordance with Section 9.2 of this Agreement). The covenants set forth in this Article 5 that expressly require performance only by a specified Project Company shall be required to be performed only by such Project Company (unless such performance is waived in accordance with Section 9.2 of this Agreement).

         5.1 Contingent Liabilities. Except for the consummation of the transactions pursuant to this Agreement and the other Financing Documents, such Project Company shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that this Section 5.1 shall not be deemed to prohibit the incurrence, creation, assumption or existence of Project Company Permitted Debt or Project Company Permitted Liens.

         5.2 Liens. Such Project Company shall not create, assume or suffer to exist any Lien securing a charge or obligation on any of its Project Company Collateral, whether now owned or hereafter acquired, except Project Company Permitted Liens.

         5.3 Indebtedness. Such Project Company shall not incur, create, assume or permit to exist any Debt, except Project Company Permitted Debt.

         5.4 Asset Dispositions. Such Project Company shall not sell, lease (as lessor), license (as licensor), assign, pledge, transfer or otherwise dispose of any of its assets (including any Project Company Collateral), whether now owned or hereafter acquired, other than (a) sales of goods, products and/or services in the ordinary course of business as contemplated by its Project Documents, (b) sales of assets that are replaced with substantially similar assets, (c) sales for fair market value of worn out or obsolete assets, or of surplus assets or land, that are not useful or necessary in connection with the development, construction, ownership, leasing, operation, maintenance or use of its Project, in an aggregate amount (over the entire term of this Agreement) not to exceed $10,000,000 (provided that such aggregate amount shall be increased from time to time by reference to the United States Department of Labor Consumer Price Index), (d) sales or transfers of assets required by the terms of its Project Documents (provided that the Bayou Cove Project Company shall not be permitted to transfer the entire Site of the Bayou Cove Project pursuant to the Bayou Cove EPC Agreement (Interconnection Facilities)), and (e) in connection with a Permitted Peaker Buyout, provided that this Section 5.4 shall not be deemed to prohibit the grant or creation of any Project Company Permitted Liens. If a Project Company is permitted to dispose of assets pursuant to this Section 5.4, as certified to the Collateral Agent by a Responsible Officer of such Project Company, the Collateral Agent shall then take all actions reasonably requested by such Project Company in writing in order to release the Liens of the Collateral Agent on such assets (including the execution of UCC-3 termination statements and deeds of reconveyance).

         5.5 Business Activities. Such Project Company shall not engage in any activities other than (a) the development, ownership, leasing, construction, operation, maintenance and use of its Project as contemplated by the Operative Documents, (b) other activities expressly permitted by the Financing Documents, and (c) activities reasonably incidental thereto. Such Project Company shall not make any alterations, modifications, renovations or improvements to its Project other than those that (i) are required to comply with Legal Requirements or (ii) are in accordance with Prudent Utility Practices.

         5.6 Subsidiaries, etc.; Investments.

                  (a) Subsidiaries, etc. Such Project Company shall not (a) create or acquire any Subsidiary, (b) become a general or limited partner in any partnership or a member in any limited liability company, (c) become a joint venturer in any joint venture, or (d) create or hold any equity interests in any other Person.

                  (b) Investments. Such Project Company shall not make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise) other than (i) Permitted Investments in accordance with Article V of the

Depositary Agreement and (ii) other investments expressly permitted in the Financing Documents.

         5.7 Distributions. Such Project Company shall not directly or indirectly (a) make or declare any distribution (in cash, property or obligation) on, or make any other payment on account of, any equity interest in Project Company, (b) make any payment in respect of Subordinated Debt, or (c) make any other payment from the Distribution Account (whether to a Project Company, any Affiliate of the Issuer or any Project Company or any other Person) other than distributions or payments from the Distribution Account in accordance with Section 4.6.2 of the Depositary Agreement and Section 4.5 of this Agreement.

         5.8 Transactions With Affiliates. Such Project Company shall not enter into any transaction or agreement with any of its Affiliates, other than (a) transactions provided for in or expressly permitted by the Operative Documents,
(b) transactions or agreements between or among only the Issuer and/or the other Project Companies not otherwise prohibited by the terms of any Financing Document, or (c) transactions or agreements certified to the Controlling Party by a Responsible Officer of such Project Company as having terms that are not materially less favorable to such Project Company than the terms such Project Company would obtain in an arm's-length transaction with a Person that is not its Affiliate; provided that, in respect of each transaction or agreement permitted pursuant to paragraph (c) of this Section 5.8, Project Company shall perform its obligations and exercise its rights under any such transaction or agreement as if such transaction or agreement was an arm's-length transaction with a Person that is not its Affiliate.

         5.9 ERISA. Such Project Company shall not establish, maintain, contribute to or become obligated to contribute to any ERISA Plan.

         5.10 Merger or Consolidation; Liquidation; Amendment of Organizational Documents.

         (a) Such Project Company shall not consolidate with or merge into any other Person or permit any Person to consolidate with or merge into such Project Company or convey, transfer or lease its properties and assets substantially as an entirety to such Project Company, unless:

                  (i) immediately after giving effect to such transaction, no Project Company Event of Default or Project Inchoate Default with respect to such Project Company shall have occurred and be continuing;

                  (ii) if, as a result of any such consolidation, merger or conveyance, transfer or lease, properties or assets of such Project Company other than the Collateral would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Agreement, such Project Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Bonds of each series equally and ratably with (or prior to) all indebtedness secured thereby;

                  (iii) such Project Company has delivered to the Trustee, with a copy to XLCA, an Officer's Certificate (as such term is defined in the Indenture) and an Opinion of

         Counsel (as such term is defined in the Indenture), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article Nine of the Indenture and that all conditions precedent in this Agreement and the Indenture provided for relating to such transaction have been complied with; and

                  (iv) at any time when XLCA is the Controlling Party, XLCA consents in writing, in its absolute discretion, to such transaction prior to the consummation thereof.

                  (b) Upon any consolidation of such Project Company with, or merger of the Project Company into, any other Person in accordance with Section 5.10(a), the successor Person formed by such consolidation or into which such Project Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, such Project Company under this Agreement and the other Financing Documents with the same effect as if such successor Person had been named as such Project Company in this Agreement and the other Financing Documents, and thereafter the predecessor Person shall be relieved of all obligations and covenants under the Financing Documents.

                  (c) Such Project Company shall not liquidate or dissolve itself (or suffer any liquidation or dissolution) or amend its organizational documents in any material respect (except, in respect of such amendment of its organizational documents, (i) as required to comply with the "special purpose entity" requirements or similar criteria of any Rating Agency and (ii) in connection with a Permitted Change of Control).

                  (d) Nothing in this Section 5.10 shall be deemed to prohibit any Permitted Peaker Buyout or Permitted Change of Control.

         5.11 Amendments to Project Documents. Such Project Company shall not terminate, assign its rights under, amend, modify, supplement or waive, or permit or consent to the termination, amendment, modification, supplement or waiver of, any provision of, or give any consent under (any such action, a "Project Document Action") (a) Section 2.2.2, 2.2.3, 3.2 or 3.3 of the Fuel and Power Marketing Plan attached to the Power Sales and Agency Agreement to which such Project Company is a party or any requirement under such Power Sales and Agency Agreement that such Project Company or NRG Power Marketing comply with such Fuel and Power Marketing Plan (i) if XLCA is the Controlling Party, without the written consent of XLCA (which consent shall be given or withheld in XLCA's absolute discretion), or (ii) if XLCA is not the Controlling Party, if such Project Document Action could reasonably be expected to have a Project Material Adverse Effect, and (b) any of its other Major Project Documents if such Project Document Action could reasonably be expected to have a Project Material Adverse Effect.

         5.12 Accounts. Project Company shall not maintain, establish or use any bank, deposit or securities accounts other than (a) the Accounts, and (b) such other local bank, deposit or securities accounts as shall be necessary to facilitate the performance by the Bayou Cove Project Company and the Rockford II Project Company of their obligations under Section 3.14 and/or the performance by NRG Energy of its obligations under Section 2.5 of the Contingent Equity Guaranty.

         5.13 Name and Location; Fiscal Year. Such Project Company shall not (a) change its name, the location of its principal place of business, the location of its Project Company Collateral, its jurisdiction of organization or its organizational identification number without notice to the Collateral Agent at least 30 days prior to such change, or (b) for so long as XLCA is the Controlling Party, change its fiscal year without XLCA's written consent.

         5.14 Assignment. Such Project Company shall not assign its rights or obligations hereunder or under any of the other Financing Documents to which it is a party, except as expressly permitted under this Agreement.

         5.15 Acquisition of Real Property. Such Project Company shall not acquire or lease any real property or other interest in real property (excluding
(x) the acquisition (but not the exercise) of any options to acquire any such interests in real property and (y) the acquisition of any Easements related thereto) unless: (a) it shall have delivered to the Collateral Agent (i) an environmental indemnity agreement, in form and substance reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant), pursuant to which, among other things, an indemnitor reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant)) indemnifies the Issuer, such Project Company and the Secured Parties from any and all claims, losses, diminutions in value of such real property, damages or other liabilities related to or arising from Hazardous Substances then in, on or under such real property or otherwise caused by or attributable to such indemnitor; or (ii) an environmental insurance policy, in form and substance, and from an insurance carrier, reasonably satisfactory to XLCA (or, if XLCA is not the Controlling Party, an independent environmental consultant), which provides the same protection as described for the environmental indemnity agreement above or (b) (i) it shall have delivered to the Collateral Agent a Phase I environmental report prepared by an environmental consultant reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant) with respect to such real property in accordance with ASTM standards, (along with a corresponding reliance letter from the environmental consultant in form and substance reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant)), stating that there is no evidence of a Release or threatened Release that could reasonably be expected to result in a future Release of any Hazardous Substance in, on, under or at such real property and that no additional investigation (including a Phase II environmental assessment) is recommended, and (ii) if evidence was found of a Release or threatened Release that could reasonably be expected to result in a future Release of any Hazardous Substance in, on, under or at such real property or an additional investigation (including a Phase II environmental assessment) is recommended in such Phase I environmental report, it shall have delivered to the Collateral Agent a Phase II environmental report (or other recommended investigation) with respect to such real property, pursuant to a scope of work reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant) (along with a corresponding reliance letter from the environmental consultant in form and substance reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant)), confirming, to the reasonable satisfaction of XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant)), either (A) that no Release or threatened Release of any Hazardous Substance has occurred in, on, under or at such real property, or (B) if a Release or threatened Release that could reasonably be expected to result in a future Release of any Hazardous

Substance has occurred in, on, under or at such real property, that such Release or threatened Release that could reasonably be expected to result in a future Release of any Hazardous Substances either does not trigger any reporting or remediation obligations under Hazardous Substances Law or has been remediated to acceptable levels under Hazardous Substances Law.

         5.16 Additional Project Documents.

                  (a) Such Project Company shall not enter into or become a party to any Additional Project Document to the extent that the execution, delivery or performance of such Additional Project Document could reasonably be expected to have a Project Material Adverse Effect.

                  (b) If such Project Company enters into any Major Project Document, such Project Company shall deliver to the Collateral Agent a Consent from the third party under such Major Project Document in substantially the form of Exhibit 3.1(f)(ii) to the Insurance and Reimbursement Agreement.

         5.17 Use of Project Site. Such Project Company shall not use, or permit to be used, its Site for any purpose other than as contemplated by the Operative Documents to which it is a party.

         5.18 Hazardous Substances. Such Project Company shall not, and shall not allow any of its Affiliates, contractors or agents, or any other Person with the consent, or under the control of, such Project Company or any of its Affiliates, contractors or agents, to Release any Hazardous Substances in violation of any Hazardous Substances Law or other Legal Requirement if such Release could reasonably be expected to have a Project Material Adverse Effect.

                                   ARTICLE 6
                                    GUARANTY

         6.1 Guaranty.

                  (a) Each Project Company, as primary obligor and not merely as surety, absolutely, unconditionally and irrevocably and jointly and severally with each other Project Company guarantees to the Secured Parties the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Bond Obligations, the Reimbursement Obligations and the Swap Obligations of the Issuer under the Financing Documents, together with the payment in full of all fees and expenses incurred by the Collateral Agent or any other Secured Party in enforcing any such Obligations or the terms hereof, including reasonable fees and expenses of its legal counsel and agents (collectively, the "Guaranteed Obligations"), and agrees that if, for any reason, the Issuer shall fail to pay when due any of the Guaranteed Obligations, such Project Company will pay the same forthwith. Each Project Company waives notice of acceptance of its Guaranty and of any obligation to which it applies or may apply under the terms hereof, and waives promptness, diligence, presentment, demand of payment or performance, notice of dishonor or non-payment or non-performance, protest, or notice of protest, of any such obligations, suit or taking other action by any Secured Party against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including any Project Company).

                  (b) If, notwithstanding the representation and warranty set forth in Section 2.2(aa) of the Insurance and Reimbursement Agreement or anything to the contrary herein, enforcement of the liability of any Project Company under its Guaranty for the full amount of the Guaranteed Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of such Project Company hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

         6.2 Guaranty Absolute. The Guaranty of each Project Company is a primary obligation of such Project Company and is an absolute, unconditional, continuing and irrevocable guaranty of payment in full in cash of the Guaranteed Obligations and not of collectibility, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part the Issuer's liabilities and obligations to the Secured Parties. If the Issuer shall fail to pay in full in cash any of the Guaranteed Obligations to any Secured Party as and when they are due, the Project Companies shall forthwith pay such Guaranteed Obligations immediately (in immediately available funds in Dollars) to an account designated by the Collateral Agent. Each failure by the Issuer to pay any Guaranteed Obligation strictly in accordance with the terms of each Financing Document under which such Guaranteed Obligation arises, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction, shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

         6.3 Rights and Obligations Absolute and Unconditional. All rights of the Secured Parties and all obligations of each Project Company in respect of its Guaranty hereunder shall be absolute and unconditional irrespective of:

                  (a) any lack of validity, legality or enforceability of any Financing Document;

                  (b) the failure of any Secured Party:

                  (i) to assert any claim or demand or to enforce any right or remedy against the Issuer, any Project Company or any other Person (including any other guarantor) under the provisions of any Financing Document or otherwise, or

                  (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other extension or renewal of any obligation of the Issuer or any Project Company;

                  (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason (other than the written agreement of all of the Secured Parties to terminate the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and Project Company hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any obligation of the Issuer, any Project Company or otherwise, other than Project Company's indefeasible payment in full of the Guaranteed Obligations;

                  (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of any Financing Document other than its Guaranty;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other security interest held by any Secured Party securing any of the Obligations;

                  (g) any sale, exchange, release or surrender of, realization upon or other manner or order of dealing with any property by whomsoever pledged or mortgaged to secure or howsoever securing the Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset there against;

                  (h) the application of any sums by whomsoever paid or howsoever realized to any obligations and liabilities of the Issuer or any Project Company to the Secured Parties under the Financing Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid;

                  (i) any action or failure to act in any manner referred to in this Guaranty which may deprive Project Company of its right to subrogation against the Issuer or any other Project Company to recover full indemnity for any payments or performances made pursuant to its Guaranty or of its right of contribution against any other party; or

                  (j) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Issuer, any Project Company, any surety or any guarantor.

         6.4 Guaranty Continuing. Each Project Company's Guaranty is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 6.1, any Project Company's Guaranty shall be deemed revocable in accordance with applicable Legal Requirements, then any such revocation shall become effective only upon receipt by the Collateral Agent of written notice of revocation signed by such Project Company. No revocation or termination hereof shall affect in any manner rights arising under any Project Company's Guaranty with respect to Guaranteed Obligations arising prior to receipt by the Collateral Agent of written notice of such revocation or termination.

         6.5 Waivers. Each Project Company hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including
(a) any right to require the Collateral Agent or any other Secured Party to proceed against the Issuer, any Project Company or any other Person or to proceed against or exhaust any security held by the Collateral Agent or any other

Secured Party at any time or to pursue any other remedy in the Collateral Agent's or any other Secured Party's power before proceeding against such Project Company, (b) any defense that may arise by reason of the incapacity, lack of power or authority, dissolution, merger, termination or disability of the Issuer, any Project Company or any other Person or the failure of the Collateral Agent or any other Secured Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Issuer, any Project Company or any other Person, (c) demand, presentment, protest and notice of any kind except as provided herein, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Issuer, any Project Company, the Collateral Agent, any other Secured Party, any endorser or creditor of the Issuer, any Project Company or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Collateral Agent or any other Secured Party as collateral or in connection with any Guaranteed Obligation, (d) any defense based upon an election of remedies by the Collateral Agent or any other Secured Party, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of any Project Company, the right of any Project Company to proceed against the Issuer or any other Project Company for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to any Project Company for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of the Issuer or any Project Company or the failure by the Issuer or any Project Company to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Financing Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; provided that, upon payment or performance in full of the Guaranteed Obligations, a Project Company's Guaranty shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by the Issuer or any Project Company against the Collateral Agent, any other Secured Party or any other Person under the Financing Documents, (i) any duty on the part of the Collateral Agent or any other Secured Party to disclose to any Project Company any facts the Collateral Agent or any other Secured Party may now or hereafter know about the Issuer or any Project Company, regardless of whether the Collateral Agent or such Secured Party have reason to believe that any such facts materially increase the risk beyond that which any Project Company intends to assume, or have reason to believe that such facts are unknown to any Project Company, or have a reasonable opportunity to communicate such facts to any Project Company, since each Project Company acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Issuer and the Project Companies and of all circumstances bearing on the risk of non-payment or non-performance of any obligations and liabilities hereby guaranteed, (j) any defense based on any change in the time, manner or place of any payment or performance under, or in any other term of, the Financing Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Financing Documents, (k) any defense arising because of the Collateral Agent's or any other Secured Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (l) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

         6.6 Acknowledgments. Each Project Company acknowledges that it has been provided with a copy of each of the Financing Documents and has read and is familiar with the provisions of each of the Financing Documents.

         6.7 Subordination. All existing and future indebtedness of, or other obligation owed by, the Issuer or any Project Company to any other Project Company is hereby subordinated to all of the Guaranteed Obligations on the same terms as required in respect of subordinated Debt of the Issuer and the Project Companies pursuant to this Agreement as set forth in Exhibit H to this Agreement.

         6.8 Subrogation. So long as the Financing Documents remain in effect and until all of the Guaranteed Obligations have been paid in full, (a) no Project Company shall have any right of subrogation and each Project Company waives all rights to enforce any remedy which the Secured Parties now have or may hereafter have against the Issuer or any other Project Company, and waives the benefit of, and all rights to participate in, any security now or hereafter held by the Collateral Agent or any other Secured Party from the Issuer or any of the Project Companies, and (b) each Project Company waives any claim, right or remedy which it may now have or hereafter acquire against the Issuer or any other Project Company that arises hereunder and/or from the performance by it hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Secured Parties against the Issuer or any Project Company, or any security which the Secured Parties now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid to any Project Company on account of any such subrogation rights prior to the indefeasible payment in full in cash of the Obligations (including the Guaranteed Obligations) and the termination of all other obligations of the Secured Parties under the Financing Documents shall be held in trust for the benefit of the Collateral Agent and shall immediately thereafter be paid to the Collateral Agent for the benefit of the Secured Parties.

         6.9 Bankruptcy.

         (a) So long as the Financing Documents remain in effect and until all of the Obligations have been paid in full, none of the Project Companies shall, without the prior written approval of the Controlling Party, commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against the Issuer or any other Project Company. The obligations of each Project Company under its Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Issuer, NRG Energy or any Project Company, or by any defense which the Issuer or any other Project Company may have by reason of any order, decree or decision of any court or the administrative body resulting from any such proceeding.

         (b) So long as the Financing Documents remain in effect and until all of the Guaranteed Obligations have been paid in full, to the extent of any Guaranteed Obligation, each Project Company shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by Legal Requirements, all claims which such Project Company may have against the Issuer or any other Project Company related to any indebtedness of the Issuer or any

Project Company to such Project Company, and hereby assigns to the Collateral Agent, on behalf of the Secured Parties, all rights of such Guarantor thereunder. If any Project Company fails to file any such claim, the Collateral Agent, as attorney-in-fact for such Project Company, is hereby authorized to do so in the name of such Project Company or, in the Collateral Agent's discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of the Collateral Agent's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Collateral Agent or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to the Collateral Agent to the extent of any Guaranteed Obligation which then remain unpaid, and, to the full extent necessary for that purpose, each Project Company hereby assigns to the Collateral Agent all of such Project Company's rights to all such payments or distributions to which such Project Company would otherwise be entitled; provided, however, that such Project Company's obligations hereunder shall not be satisfied except to the extent that the Collateral Agent receives cash by reason of any such payment or distribution. If the Collateral Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

         6.10 Interest; Collection Expenses. Any amount required to be paid by any Project Company pursuant to the terms of its Guaranty shall bear interest at the Late Payment Rate or the maximum rate permitted by Legal Requirements, whichever is less, from the date due until paid in full. If the Collateral Agent or any other Secured Party is required to pursue any remedy against any Project Company, such Project Company shall pay to the Collateral Agent or such Secured Party, as the case may be, upon demand, all reasonable attorneys' fees and expenses all other costs and expenses incurred by the Collateral Agent or such Secured Party in enforcing its Guaranty.

         6.11 Reinstatement of Guaranty. Each Project Company's Guaranty and its obligations of the Guarantors shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to its Guaranty is rescinded or otherwise restored to it, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Issuer or any other Person or as a result of any settlement or compromise with any Person (including any Project Company) in respect of such payment, and such Project Company shall pay the Collateral Agent on demand all of its reasonable costs and expenses (including reasonable fees of counsel) incurred by the Collateral Agent in connection with such rescission or restoration.

         6.12 Termination of Guaranty. The Guaranty of a Project Company shall terminate in its entirety upon the occurrence of a Project Release Event with respect to such Project Company.

         6.13 Survival. The provisions of this Article 6 shall survive satisfaction, discharge and/or termination of this Agreement and the other Financing Documents.

         6.14 Contribution Obligations among Project Companies. In order to provide for just and equitable contribution among the Project Companies, each Project Company agrees that if any payment or distribution is made by a Project Company (a "Funding Project Company") under its Guaranty, such Funding Project Company shall be entitled to a contribution from the other Project Companies for all such payments or distributions, or damages and expenses incurred by such Funding Project Company in discharging any Guaranteed Obligations. Each Project Company which is not a Funding Project Company (a "Non-Funding Project Company") shall be liable to a Funding Project Company with respect to any such payments or distributions, or damages and expenses, in an aggregate amount equal to (a) the ratio of (i) the net worth of such Non-Funding Project Company, as determined in accordance with the most recent balance sheet of such Non-Funding Project Company at the time of such payment by a Funding Project Company, to (ii) the aggregate net worth of all Project Companies, similarly determined, multiplied by (b) the amount which the Funding Project Company paid on account of the Guaranteed Obligations. If at any time there exists more than one Funding Project Company, then payment from the other Non-Funding Project Companies pursuant to this Section 6.14 shall be in an aggregate amount equal in proportion to the total amount of money paid for or on account of the Guaranteed Obligations by the Funding Project Companies pursuant to their Guaranties. If the Funding Project Company is required to make any payment hereunder, such Funding Project Company shall also be entitled to a right of subrogation in respect of such payment from the other Project Companies. Notwithstanding anything in this Section 6.14 to the contrary, the agreements in this Section 6.14 are to establish the relative rights of contribution of the Project Companies and shall not modify the joint and several nature of the obligations of each Project Company owed to or for the benefit of the Secured Parties or impair the rights of the Collateral Agent for the benefit of the Secured Parties to hold any of the Project Companies liable for payment of the full amount of all Guaranteed Obligations.

                                   ARTICLE 7
                           EVENTS OF DEFAULT; REMEDIES

         7.1 Issuer Events of Default. The occurrence of any of the following events shall constitute an "Issuer Events of Default" hereunder:

                  (a) Failure to Make Payments. The Issuer shall fail to pay, in accordance with the terms of the Financing Documents, (i) any principal of any Bond Obligation on the date that such principal is due, (ii) any amount in respect of any Reimbursement Obligation on the date that such amount is due,
(iii) any Swap Payment Amount in accordance with the Swap Agreement, (iv) any interest on any Bond Obligation, Reimbursement Obligation, Swap Payment Amount or any scheduled fee, cost, charge or sum due hereunder or under the other Financing Documents within 3 Business Days after the date that such sum is due, or (v) any other fee, cost, charge or other sum due hereunder or under the other Financing Documents within 10 Business Days after the date that such sum is due; provided that any such failure of the Issuer to pay the amounts described in this Section 7.1(a) shall not be an Issuer Event of Default if such amounts are paid (i) by one or more of the Project Companies pursuant to, and in accordance with, their respective Guaranties, (ii) by NRG Energy (or any other Equity Party) pursuant to, and in accordance with, the Contingent Guaranty Agreement (or other Equity Document), or (iii) otherwise with Account Funds from the Debt Payment Account in accordance with the terms of the Depositary Agreement.

                  (b) Judgments. One or more final judgments for the payment of money (if such payments are not fully covered by insurance) in excess of $5,000,000 in the aggregate shall be rendered against the Issuer, and the Issuer shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 60 days after the date of entry thereof; provided, however, that any such judgment shall not be (and shall not constitute part of) an Issuer Event of Default under this Section 7.1(b) if and for so long as (i) the amount of such judgment is fully covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment.

                  (c) Misstatements; Omissions. Any representation or warranty by the Issuer set forth in any Financing Document or in any document entered into in connection therewith in favor of or for the benefit of any Secured Party or in any certificate, financial statement or other document delivered in connection therewith for the benefit of any Secured Party shall prove to have been incorrect in any material respect when made (or deemed made) and the facts or events underlying such incorrect representation or warranty shall not be changed so as to correct such representation or warranty in all material respects for a period of 30 days (or so long as the facts or events underlying such incorrect representation or warranty are capable of being changed so as to correct such incorrect representation or warranty in all material respects and the Issuer is diligently proceeding to change such events or facts, such longer period but in no event for an aggregate period in excess of 90 days) after a Responsible Officer of the Issuer becomes aware thereof or the Issuer first received a notice from or on behalf of the Controlling Party (or XLCA if the proviso to this Section 7.1(c) applies) specifying such material inaccuracy and requiring that the facts or events underlying such incorrect representation or warranty be changed so as to correct such incorrect representation or warranty in all material respects; provided, however, that any Issuer Event of Default pursuant to this Section 7.1(c) arising solely from any representation or warranty made by the Issuer for the benefit of XLCA under the Insurance and Reimbursement Agreement shall be an Issuer Event of Default in respect of which no Person other than XLCA shall have the rights given to the parties to this Agreement in respect of Issuer Events of Default generally.

                  (d) Bankruptcy; Insolvency. The Issuer shall become subject to a Bankruptcy Event.

                  (e) Debt Cross Default. The Issuer shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due on any Debt for Borrowed Money of the Issuer (other than the Obligations) and such defaulted amount, together with any other principal, interest or other amount due and unpaid on any Debt for Borrowed Money of the Issuer (other than the Obligations) equals or exceeds $5,000,000 in the aggregate, or (ii) in the payment of any amount then due or performance of any obligation then required under any agreement evidencing Debt of the Issuer (other than the Financing Documents) if, because of such default, the holder of such Debt accelerates the payment thereof and such accelerated amount, together with the amount of any other Debt of the Issuer then so accelerated (other than the Obligations), equals or exceeds $5,000,000 in the aggregate.

                  (f) ERISA. With respect to any ERISA Plan which a member of the Controlled Group sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, an event has occurred or a condition exists which, together with all other such events or conditions, would reasonably be expected to have an Issuer Material Adverse Effect.

                  (g) Breach of Terms of Financing Documents.

                  (i) The Issuer shall fail to perform or observe any of the covenants or other agreements set forth in Sections 2.1 (Use of Proceeds and Revenues), 2.6(a)(i) and (c) (Existence, Conduct of Business, etc.), or Article 4 (other than Section 4.6 (Investments),
         4.8 (ERISA), 4.10 (Accounts) and 4.11 (Name and Location; Fiscal
         Year)).

                  (ii) The Issuer shall fail to perform or observe any of the covenants or other agreements set forth in the Financing Documents which are not otherwise specifically provided for in Section 7.1(g)(i) or elsewhere in this Section 7.1 and such failure shall continue unremedied for a period of 30 days after the Issuer becomes aware thereof or receives written notice thereof from the Controlling Party; provided, however, if (A) such failure does not consist of a failure to pay money and cannot be cured within such 30 day period, (B) such failure is susceptible of cure within 90 days, (C) the Issuer is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure has not had and, after considering the nature of the cure, could not reasonably be expected to have an Issuer Material Adverse Effect, and (E) the Controlling Party and the Collateral Agent shall have received an officer's certificate signed by a Responsible Officer of the Issuer to the effect of clauses (A), (B),
         (C) and (D) above and stating what action the Issuer is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for the Issuer diligently to cure such failure.

                  (h) Loss of Exemption. The Issuer shall become subject to, or not exempt from, regulation under the FPA or PUHCA, other than Section 9(a)(2) of PUHCA, and such regulation, or loss of exemption from regulation, shall have an Issuer Material Adverse Effect; provided that the Issuer shall have 60 days after a Responsible Officer of the Issuer obtains knowledge of such event to cure such event before it becomes an Issuer Event of Default so long as the extension of time to cure such event could not reasonably be expected to have an Issuer Material Adverse Effect.

                  (i) Issuer Collateral. (i) The grant of the Lien of any of the Issuer Collateral Documents shall fail in any material respect to provide a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on any of the Issuer Collateral with the priority purported to be created thereby, and the Issuer shall fail to cure any such failure within 15 days after the Issuer becomes aware thereof or receives written notice thereof from the Collateral Agent, or (ii) the Collateral Agent shall receive a Secretary of State report indicating that the Collateral Agent's security interest in any of the Issuer Collateral is not prior to all other security interests or other interests reflected in such report, other than Issuer Permitted Liens, and the Issuer shall fail to cure such condition within 15 days after the Issuer becomes aware thereof or receives written notice thereof from the Collateral Agent.

                  (j) Loss of Control. (a) All or substantially all of the assets of a Project Company shall be sold, leased, licensed, assigned, pledged, transferred or otherwise disposed of by such Project Company other than pursuant to a Permitted Peaker Buyout, or (b) NRG Energy shall fail to directly or indirectly own 100% of the membership interests in the Issuer or any Project Company and control the fundamental management decisions of the Issuer or any Project Company other than in connection with (i) a Permitted Peaker Buyout or
(ii) a Permitted Change of Control.

                  (k) Project Events of Default.

                  (i) A Fundamental Project Event of Default shall have occurred and be continuing.

                  (ii) Any Project Event of Default shall have occurred and be continuing and (A) has resulted in an Issuer Material Adverse Effect, or (B) could reasonably be expected to result in an Issuer Material Adverse Effect, provided that there shall be no Issuer Event of Default under this Section 7.1(k)(ii) if the Issuer consummates a Permitted Peaker Buyout (Peaker Sale/Project Event of Default) or Peaker Collateralization in respect of the applicable Project Company and/or its Project.

                  (l) Unenforceability of Financing Documents. At any time after the execution and delivery thereof, any material provision of any Financing Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of a Financing Document in accordance with the terms hereof and thereof) or any Financing Document shall be declared null and void by a Governmental Authority of competent jurisdiction.

                  (m) Equity Documents and Equity Parties.

                  (i) Any Equity Document shall fail to be in full force and effect (other than due to a termination thereof in accordance with the terms hereof and thereof) or any Equity Party shall repudiate in writing any of its obligations thereunder.

                  (ii) Any Equity Party shall fail to make any payment as and when due under any Equity Document to which it is a party.

                  (iii) There shall have occurred and be continuing an NRG Event of Default (other than pursuant to the matters referred to in Section
         7.1 (m)(i) or Section 7.1(m)(ii)), provided that there shall be no Issuer Event of Default pursuant to this Section 7.1(m)(iii) if the Equity Party shall have deposited, or caused the deposit of, cash in the Cash Collateral Accounts in accordance with Section 2.2(c) or
         Section 2.3(b) of the Contingent Guaranty Agreement, in each case as applicable.

                  (n) Completion. Either one or both of the Bayou Cove Project or the Rockford II Project shall have failed to reach Completion on or prior to June 30, 2003; provided, however, that:

                  (i) a failure of the Bayou Cove Project to reach Completion on or prior to June 30, 2003 shall not be an Issuer Event of Default if, on or prior to such date, the Issuer consummates a Permitted Peaker Buyout (Completion / Loss Event) or Peaker Collateralization in respect of the Bayou Cove Project and the Bayou Cove Project Company; and

                  (ii) a failure of the Rockford II Project to reach Completion on or prior to June 30, 2003 shall not be an Issuer Event of Default if, on or prior to such date, the Issuer consummates a Permitted Peaker Buyout (Completion / Loss Event) or Peaker Collateralization in respect of the Rockford II Project and the Rockford II Project Company.

                  (o) Significant Casualty Event or Significant Condemnation Event.

                  (i) There shall have occurred a Significant Casualty Event in respect of a Project or the Issuer shall not have delivered to the Collateral Agent the Responsible Officer's certificate required in respect of such Project under Section 4.7.2(a)(ii) of the Depositary Agreement or XLCA (or the Independent Engineer) shall not have consented to, or confirmed the statements set forth in, as the case may be, such certificate as required by Section 4.7.2(a)(ii) of the Depositary Agreement, provided that there shall be no Issuer Event of Default under this Section 7.1(o)(i) if the Issuer consummates a Permitted Peaker Buyout (Completion / Loss Event) or Peaker Collateralization in respect of such Project.

                  (ii) There shall have occurred a Significant Condemnation Event in respect of a Project or the Issuer shall not have delivered to the Collateral Agent the Responsible Officer's certificate required in respect of such Project under Section 4.7.2(b)(ii) of the Depositary Agreement or XLCA (or the Independent Engineer) shall not have consented to, or confirmed the statements set forth in, as the case may be, such certificate as required by Section 4.7.2(b)(ii) of the Depositary Agreement, provided that there shall be no Issuer Event of Default under this Section 7.1(o)(ii) if the Issuer consummates a Permitted Peaker Buyout (Completion / Loss Event) or Peaker Collateralization in respect of such Project.

         7.2 Project Events of Default. The occurrence of any of the following events in respect of a Project Company shall constitute a "Project Event of Default" with respect to such Project Company hereunder:

                  (a) Failure to Make Payments. Such Project Company shall fail to pay, in accordance with the terms of its Guaranty, any amount due thereunder on the date that such amount is due.

                  (b) Judgments. One or more final judgments for the payment of money (if such payments are not fully covered by insurance) in excess of $5,000,000 in the aggregate shall be rendered against such Project Company, and such Project Company shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 60 days after the day of entry thereof; provided, however, that any such judgment shall not be (and shall not constitute part of) a Project Event of Default under this Section 7.2(b) if and for so long as (i) the amount of such judgment is fully covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (i) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment.

                  (c) Misstatements; Omissions. Any representation or warranty by such Project Company set forth in any Financing Document or in any document entered into in connection therewith in favor of or for the benefit of any Secured Party or in any certificate, financial statement or other document delivered in connection therewith for the benefit of any Secured Party shall prove to have been incorrect in any material respect when made (or deemed made) and the facts or events underlying such incorrect representation or warranty shall not be changed so as to correct such representation or warranty in all material respects for a period of 30 days (or so long as the facts or events underlying such incorrect representation or warranty are capable of being changed so as to correct such incorrect representation or warranty in all material respects and such Project Company is diligently proceeding to change such events or facts, such longer period but in no event for an aggregate period in excess of 90 days) after a Responsible Officer of such Project Company becomes aware thereof or receives written notice thereof from or on behalf of the Controlling Party (or XLCA if the proviso to this Section 7.2(c) applies) specifying such material inaccuracy and requiring that the facts or events underlying such incorrect representation or warranty be changed so as to correct such incorrect representation or warranty in all material respects; provided, however, that any Project Event of Default pursuant to this Section 7.2(c) arising solely from any representation or warranty made by a Project Company for the benefit of XLCA under the Insurance and Reimbursement Agreement shall be an Issuer Event of Default in respect of which no Person other than XLCA shall have the rights given to parties to this Agreement in respect of Issuer Events of Default generally.

                  (d) Bankruptcy.

                  (i) Such Project Company shall become subject to a Bankruptcy Event.

                  (ii) Any Major Project Participant (other than such Project Company) in such Project Company's Project (so long as such Major Project Participant has any remaining obligations (other than indemnification obligations) under the Major Project Documents related to such Project to which it is a party) shall become subject to a Bankruptcy Event; provided that no Project Event of Default shall occur as a result of such Bankruptcy Event if: (A) with respect to any such Major Project Participant that is the only Person able to provide the services that are being provided under the Major Project Document to which it is a party on a commercially reasonable basis, (x) such Major Project Participant is continuing to perform all of its obligations under such Major Project Document in accordance with the terms thereof and (y) the Controlling Party does not, within 60 days after the occurrence of such Bankruptcy Event, declare a Project Event of Default with respect thereto; and (B) with respect to any Major Project Participant in such Project Company's Project, (t) within 30 days after the occurrence of such Bankruptcy Event, such Project Company notifies the Controlling Party and the Collateral Agent in writing that it intends to replace the affected Person in accordance with this clause
         (B), (u) within 135 days after the occurrence of such Bankruptcy Event, such Project Company replaces the affected Person with a Person that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or whose replacement of the affected Person could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party) pursuant to documentation that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or that could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party), and (v) such Bankruptcy Event does not have a Project Material Adverse Effect.

                  (e) Debt Cross Default. Such Project Company shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due on any Debt for Borrowed Money of such Project Company (other than the Obligations) and such defaulted amount, together with any other principal, interest or other amount due and unpaid on any Debt for Borrowed Money of such Project Company (other than the Obligations) equals or exceeds $5,000,000 in the aggregate, or (ii) in the payment of any amount then due or performance of any obligation then required under any agreement evidencing Debt of such Project Company (other than the Financing Documents) if, because of such default, the holder of such Debt accelerates the payment thereof and such accelerated amount, together with the amount of any other Debt of such Project Company then so accelerated (other than the Obligations), equals or exceeds $5,000,000 in the aggregate.

                  (f) Breach of Terms of Financing Documents.

                  (i) Such Project Company shall fail to perform or observe any of the covenants set forth in Section 3.1 (Use of Proceeds and Revenues), 3.6(a) (Maintenance of Existence and Business), 3.10 (Insurance) or Article 5 (other than Section 5.6(b) (Investments), 5.9 (ERISA), 5.12 (Accounts), 5.13 (Name Change, etc.) or 5.18 (Hazardous Substances)); provided that in the case where such Project Company's failure to perform or observe the covenants set forth in Section 3.1 is not an intentional failure, such failure shall not become a Project Event of Default unless such Project Company does not cure such failure within three Business Days after the occurrence of such failure.

                  (ii) Such Project Company shall fail to perform or observe any of the covenants or other agreements set forth hereunder or in any other Financing Document which are not otherwise specifically provided for in Section 7.2(f)(i) or elsewhere in this Section 7.2 and such failure shall not be susceptible of cure or, if susceptible of cure, shall continue unremedied for a period of 30 days after such Project Company becomes aware thereof or receives written notice thereof from, or on behalf of, the Controlling Party; provided, however, if (A) such failure does not consist of a failure to pay money and cannot be cured within such 30-day period, (B) such failure is susceptible of cure within 90 days, (C) such Project Company is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure has not had and, after considering the nature of the cure, could not be reasonably expected to have, a Project Material Adverse Effect, and (E) the Controlling Party and the Collateral Agent shall have received an officer's certificate signed by a Responsible Officer of such Project Company to the effect of clauses (A), (B), (C) and (D) above and stating what action such Project Company is taking to cure such failure, then such 30-day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Project Company diligently to cure such failure.

                  (g) Major Project Documents.

                  (i) Any Person (other than a Secured Party) shall be in breach of, or in default under, (A) a Major Project Document relating to such Project Company's Project (after giving effect to any applicable grace period set forth in such Major Project Document), or (B) any Consent related to such Major Project Document, and in each case such breach or default could reasonably be expected to have a Project Material Adverse Effect, and such breach or default shall not be susceptible of cure or, if susceptible of cure, shall continue unremedied for a period of 45 days; provided that if (A) such breach or default does not consist of a failure to pay money and cannot be cured within such 45-day period, (B) such breach or default is susceptible of cure within 90 days, (C) the breaching party is proceeding with diligence and in good faith to cure such breach, and (D) the existence of such breach or default does not have a Project Material Adverse Effect and the extension of time to cure such breach or default could not, after considering the nature of the cure, be reasonably expected to have a Project Material Adverse Effect, then such 45-day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for the breaching party diligently to cure such breach or default; provided, further, that no Project Event of Default shall be declared or deemed to exist as a result of any such breach or default if: (y) within the 90-day cure period referred to in this Section 7.2(g)(i) (or within the 45-day cure period, if no extension is given), such Project Company replaces the affected Person (other than such Project Company) with a Person that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or whose replacement of the affected Person could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party) pursuant to documentation that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or that could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party), and (z) the existence of such breach or default does not have a Project Material Adverse Effect and the extension of time (if any) to obtain a replacement Person could not reasonably be expected to have a Project Material Adverse Effect.

                  (ii) Any Major Project Document relating to such Project Company's Project shall terminate, any material provision in any such Major Project Document shall for any reason cease to be valid and binding on any Person party thereto except upon fulfillment of such Person's obligations thereunder (or any such Person shall so state in writing), or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any Governmental Authority, or any such Person shall deny in writing that it has any liability or obligation thereunder, except upon fulfillment of its obligations thereunder, and in each case such occurrence could reasonably be expected to have a Project Material Adverse Effect; provided that no Project Event of Default shall be declared or deemed to exist as a result of the occurrence of such event if: (A) within 30 days after the occurrence of such event, such Project Company notifies the Controlling Party and the Collateral Agent in writing that it intends to cure such event, (B) within 135 days after the occurrence of such event, such Project Company (x) replaces the affected

                  Person (other than Project Company) with a Person that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or whose replacement of the affected Person could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party) pursuant to documentation that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or that could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party) or
(y) replaces the affected Major Project Document with a Project Document that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or that could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party); and (C) the occurrence of such event does not have a Project Material Adverse Effect and the extension of time to cure such event could not reasonably be expected to have a Project Material Adverse Effect.

                  (h) Loss of EWG Status. Such Project Company shall cease to be an Exempt Wholesale Generator or its Project shall cease to be an Eligible Facility, or such Project Company shall fail to take all actions required to maintain such status (except if such Project Company or such Project, as the case may be, is no longer required to hold such status in order to be exempt from PUHCA), and such cessation or failure shall have a Project Material Adverse Effect; provided that such Project Company shall have 60 days after a Responsible Officer of such Project Company obtains knowledge of such cessation or failure to cure such cessation or failure before it becomes a Project Event of Default so long as the extension of time to cure such cessation or failure could not reasonably be expected to have a Project Material Adverse Effect.

                  (i) Abandonment. At any time following the Completion Date for its Project, such Project Company shall announce that it is abandoning such Project or such Project shall be abandoned or operation thereof shall substantially cease for a continuous period of more than 2 years for any reason.

                  (j) Permits. Any Permit shall be revoked, canceled, not renewed or materially modified by the issuing agency or other Governmental Authority having jurisdiction (excluding any revocation, cancellation, non-renewal, or material modification at the request of the relevant Project Company and with the prior written consent of the Controlling Party and the Collateral Agent) and within 90 days thereafter the relevant Project Company is not able to demonstrate to the reasonable satisfaction of XLCA (if XLCA is then the Controlling Party) acting in consultation with the Independent Engineer (or a Responsible Officer of such Project Company is not able to certify to the Trustee (if XLCA is not then the Controlling Party) that such revocation, cancellation or material modification of, or failure to renew, such Permit could not reasonably be expected to have a Project Material Adverse Effect.

                  (k) ERISA. With respect to any ERISA Plan which a member of the Controlled Group sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, an event has occurred or a condition exists which, together with all other such events or conditions, could reasonably be expected to have a Project Material Adverse Effect.

                  (l) Project Company Collateral. (i) The grant of the Lien of such Project Company's Project Company Collateral Documents shall fail in any material respect to provide a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on any of such Project Company's Project Company Collateral with the priority purported to be created thereby, and such Project Company shall fail to cure any such failure within 15 days after it becomes aware thereof or receives written notice thereof from the Collateral Agent, or (ii) Collateral Agent shall receive a Secretary of State report indicating that the Collateral Agent's security interest in any of such Project Company Collateral is not prior to all other security interests or other interests reflected in such report, other than Project Company Permitted Liens, and such Project Company shall fail to cure such condition within 15 days after it becomes aware thereof or receives written notice thereof from the Collateral Agent.

                  (m) Liens of Certain Equity Interests. The membership interests in the Big Cajun Project Company or the Sterlington Project Company shall be, or shall become, subject to any Lien (whether or not existing before or after the Closing Date but other than (i) a Lien in favor of the Secured Parties pursuant to which any such membership interests become part of the Collateral, or (ii) Project Company Permitted Liens as described in paragraphs
(b) and (d) of the definition of Project Company Permitted Liens) and such Lien shall not be discharged within 15 days after such Project Company becomes aware thereof or receives written notice thereof from the Collateral Agent.

                  (n) Interconnection Solution. The Interconnection Solution shall fail to be in full force and effect within nine months after the Closing Date; provided, however, that if the Big Cajun Project Company is proceeding with diligence and in good faith to cure such failure, such failure shall not be considered a Project Event of Default unless it continues unremedied for an additional 90 days following the end of such nine month period.

         7.3 Fundamental Project Event of Default. The occurrence of any of the following Project Events of Default with respect to a Project Company shall constitute a "Fundamental Project Event of Default" with respect to such Project Company (provided that any such Project Event of Default shall not be a Fundamental Project Event of Default with respect to a Project Company if the Issuer consummates a Permitted Peaker Buyout (Peaker Sale / Project Event of Default) or a Peaker Collateralization in respect of such Project Company and/or its Project):

                  (a) The occurrence of a Project Event of Default under Section 7.2(d)(i) (Bankruptcy of Project Company) with respect to such Project Company;

                  (b) The occurrence of a Project Event of Default under Section 7.2(f)(i) (Breach of Terms of Financing Documents) with respect to such Project Company's failure to perform or observe the covenants set forth in:

                  (i) Section 3.1 (Use of Proceeds and Revenues), if such failure shall continue unremedied for a period of 30 days;

                  (ii) Section 3.6(a) (Maintenance of Existence);

                  (iii) Section 3.10 (Insurance), if such failure shall continue unremedied for a period of 30 days;

                  (iv) Section 3.12(a) (Title), if such failure is in respect of all or substantially all of such Project Company's assets;

                  (v) Section 5.2 (Liens), in respect of Liens in excess of $5,000,000, if such failure shall continue unremedied for a period of 30 days;

                  (vi) Section 5.3 (Indebtedness);

                  (vii) Sections 5.4(a), (b), (c) or (d) (Asset Dispositions), in respect of any asset that is material to the ownership, leasing, operation, maintenance or use of such Project Company's Project;

                  (viii) Section 5.10 (Merger or Consolidation; Liquidation) in respect of a merger, consolidation, liquidation or dissolution; and

                  (ix) Section 5.14 (Assignment).

                  (c) The occurrence of a Project Event of Default under Section 7.2(i) (Abandonment) with respect to such Project Company's Project;

                  (d) The occurrence of a Project Event of Default under Section 7.2(h) (Loss of Exemption) with respect to such Project Company or its Project;

                  (e) The occurrence of a Project Event of Default under Section 7.2(j) (Permits) with respect to a Permit that is necessary to operate such Project Company's Project on a commercially feasible basis, if such Project Event of Default continues unremedied for a period of 90 days; and

                  (f) The occurrence of a Project Event of Default under Section 7.2(l) (Project Company Collateral) with respect to all or substantially all of the Project Company Collateral of such Project Company

                  (g) The occurrence or continuation of a Project Event of Default under Section 7.2(n) (Interconnection Solution) at any time that the Big Cajun PPA or an Alternate Big Cajun PPA is not in full force and effect.

         7.4 Controlling Party Agreement.

                  (a) Each party to this Agreement agrees that the Controlling Party shall, subject to Section 9.2 (b) as to matters referred to in the proviso to Section 9.2(b), have the exclusive power to determine, control and direct any request, demand, authorization, direction, notice, consent, waiver or other action to be given, made or taken by any party to any Financing Document. Notwithstanding anything to the contrary in any Financing Document, each of the Swap Counterparty, the Collateral Agent and the Trustee (on behalf of itself and the Bondholders) agrees not to give, make or take any such request, demand, authorization, direction, notice, consent, waiver or other action for so long as XLCA is the Controlling Party (unless, in each such case, it is directed to do so by XLCA). Without prejudice to Section 2.11 of this Agreement, this Section 7.4(a) shall not prohibit (a) notices by the Issuer to the Swap

Counterparty under the Swap Agreement from becoming effective if, pursuant to the express terms of the Swap Agreement, such notices are to be effective without XLCA's consent upon being given to XLCA, or (b) the Swap Counterparty from designating an early termination of the Swap Agreement (as expressly permitted by its terms) without XLCA's consent.

                  (b) Each party to this Agreement agrees that the Controlling Party shall have the exclusive power to determine the exercise of all rights and remedies in respect of any Issuer Event of Default or any other default or event of default under any Financing Document howsoever arising. Notwithstanding anything to the contrary in any Financing Document, each of the Swap Counterparty, the Collateral Agent and the Trustee (on behalf itself and the Bondholders) agrees not to exercise any rights or remedies granted in, or pursuant to or in respect of any, Financing Document or available to it at law or in equity in respect of any default or event of default under any Financing Document for so long as XLCA is the Controlling Party (unless, in each such case, it is directed to exercise such rights and remedies by XLCA). Without prejudice to Section 2.11 of this Agreement, this Section 7.4(b) shall not prohibit the Swap Counterparty from designating an early termination of the Swap Agreement (as expressly permitted by its terms) without XLCA's consent.

                  (c) Without prejudice to the generality of Section 7.4(a) or 7.4(b) of this Agreement, each of the Trustee, on behalf of itself and the Bondholders, and the Swap Counterparty, hereby assigns to XLCA the respective rights of the Trustee, the Bondholders and the Swap Counterparty with respect to the Obligations to the extent of any payments under the Policy or the Swap Policy. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to XLCA in respect of the Policies (including pursuant to Section 4.2 of the Insurance and Reimbursement Agreement), which subrogation rights are acknowledged, and agreed to, by the other Secured Parties. Payments to XLCA in respect of the foregoing assignment shall in all cases be subject to and subordinate to the rights of the Bondholders to receive all scheduled payments of interest and principal under the Bond Obligations. The Controlling Party is hereby appointed agent and attorney-in-fact for each other Secured Party in any legal proceeding in respect of the Obligations. Each Secured Party agrees that the Controlling Party may at any time during the continuation of any proceeding by or against any debtor with respect to which a claim seeking the avoidance as a preferential transfer of any payment made with respect to the Obligations (a "Preference Claim"), or other claim with respect to the Obligations is asserted under any proceeding in connection with a Bankruptcy Event, direct all matters relating to such proceeding, including, without limitation, (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety or performance bond pending any such appeal. The Trustee, on behalf of itself and the Bondholders, and the Swap Counterparty each hereby agrees that XLCA shall be subrogated to, and the Trustee, on behalf of itself and the Bondholders, and the Swap Counterparty each hereby delegates and assigns, to the fullest extent permitted by law, the respective rights of the Trustee, the Bondholders and the Swap Counterparty in the conduct of any proceeding in connection with a Bankruptcy Event, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such proceeding.

                  (d) Each party to this Agreement agrees that in respect of the matters set forth or contemplated in Sections 7.4, 7.5, 7.6 and 7.7 and in respect of related matters set forth or contemplated in the Financing Documents, the Swap Counterparty shall abide by the decisions, and follow and comply with the requests, of the Controlling Party and shall have no voting or other related rights in respect of any such matters.

         7.5 Remedies. Upon the occurrence and during the continuation of an Issuer Event of Default, the Controlling Party may, without any obligation to do so and without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind (all such notices and demands being waived), exercise any or all of the following rights and remedies, in any combination or order, in addition (but without prejudice to its rights as Controlling Party pursuant to Section 7.4) to such other rights or remedies as the Secured Parties may have hereunder or under the Collateral Documents or at law or in equity:

                  (a) Cure. Make disbursements to or on behalf of the Issuer to cure any Issuer Event of Default hereunder and to cure any default or render any performance under any Project Document as XLCA in its absolute discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Secured Parties' interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Late Payment Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by the Issuer to Collateral Agent promptly upon demand therefor and shall be secured by the Financing Documents.

                  (b) Acceleration. Declare and make all sums of accrued and outstanding principal, accrued but unpaid interest and accrued but unpaid premium remaining under the Financing Documents, together with all unpaid amounts, fees, costs and charges due hereunder or under any other Financing Document (including in respect of any Reimbursement Obligation, Depositary Obligation or Bond Obligation) immediately due and payable, and require the Issuer immediately, without presentment, demand, protest or other notice of any kind, all of which the Issuer hereby expressly waives, to pay to the Collateral Agent an amount in immediately available funds equal to the aggregate amount of any such outstanding accelerated obligations; provided that XLCA, so long as it shall be the Controlling Party, shall not cause such an acceleration upon the occurrence and during the continuation of an Issuer Event of Default pursuant to
Section 7.1(a) (Failure to Make Payments) if at such time (i) the discounted present value of the aggregate amount of all payments made under the Policies for which XLCA has not been reimbursed under the Insurance and Reimbursement Agreement (or otherwise) is less than $25,000,000 (such discounted present value being calculated by discounting the value of such aggregate amount back to the Closing Date at a discount rate of 6.672826%), and (ii) no Issuer Event of Default or Issuer Inchoate Default shall have occurred or be continuing (other than pursuant to or in respect of Section 7.1(a) of this Agreement); and provided, further, that in the event of an Issuer Event of Default occurring under Section 7.1(d) (Bankruptcy), all such amounts, notwithstanding anything to the contrary in this Agreement, shall become immediately due and payable without further act of any Secured Party.

                  (c) Cash Collateral. Apply to any Obligation then due any amounts on deposit in any Account, any funds on deposit in any Cash Collateral Account, any drawings made under any Acceptable Letter of Credit or any proceeds or any other monies of the Issuer on deposit with Depositary Agent or any Secured Party in the manner provided in this Agreement or in the Uniform Commercial Code and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral.

                  (d) Possession of Projects. Enter into possession of any Project and perform any and all work and labor necessary to complete such Project or to operate and maintain such Project, and all sums expended in so doing, together with interest on such total amount at the Late Payment Rate, shall be repaid by the Issuer to the Secured Party or Parties expending such sums promptly upon demand and shall be secured by the Financing Documents to the extent provided herein.

                  (e) Remedies Under Collateral Documents. Exercise any and all rights and remedies available to the Secured Parties under any of the Collateral Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

         7.6 Notice to Trustee and Project Events of Default. In exercising its rights as Controlling Party in respect of remedies under Section 7.5 under this Agreement, XLCA shall give the Trustee notice of XLCA's exercise of such remedies (provided that failure by XLCA to give such notice shall in no way limit, prejudice or affect XLCA's ability to exercise any remedies and XLCA shall have no liability of any kind to any Person for failure to give such notice). Without limiting anything set forth in this Article 7, upon the occurrence of a Project Event of Default hereunder, the remedies available to the Controlling Party and the other Secured Parties shall not include the remedies set forth in Section 7.5 unless an Issuer Event of Default has also occurred and is continuing.

         7.7 Application of Proceeds. If there shall have occurred an Issuer Event of Default, all money, proceeds and other property received or held by the Collateral Agent comprising Collateral or pursuant to the exercise by the Collateral Agent of rights and remedies of the Secured Parties under any Financing Document in respect of the Collateral shall be applied by the Collateral Agent as follows (and if any Secured Party receives any such money, proceeds or property other than as distributed by the Collateral Agent pursuant to this Section 7.7, such Secured Party shall promptly pay or transfer the same to the Collateral Agent for distribution in accordance with this Section 7.7):

                  first: to the payment of all and any fees, costs and expenses owed to the Collateral Agent and the Trustee in their respective trust capacities pursuant to any Financing Document;

                  second: to the payment of the whole amount then outstanding (including accrued interest, principal and premium (if any)) of the Obligations (or if the Obligations shall only have been accelerated in part, the whole amount then outstanding of such part) and in case such proceeds are not sufficient to pay in full the whole amount so outstanding, then to make pro-rata payments without any preference or priority, to each Secured Party (other than the Collateral Agent or the Trustee) in respect of the Obligations; and

                  third: after the payment in full of the Obligations, to the payment of the remainder, if any, to the Issuer or as a court of competent jurisdiction may direct.

                                                                         ANNEX A


                                   DEFINITIONS

                  "364 Day Revolver" means that certain 364-Day Revolving Credit Agreement, dated as of March 8, 2002 and amended as of April 8, 2002 and May 14, 2002, among NRG Energy, the financial institutions party thereto, ABN AMRO Bank, N.V., as Administrative Agent, Salomon Smith Barney, Inc., as Syndication Agent, Barclays Bank plc, as Co-Syndication Agent, and The Royal Bank of Scotland plc and Bayerische Hypo-und Vereinsbank AG, New York Branch, as Co-Documentation Agents.

                  "Acceptable Assignee" has the meaning given in Section 11 of the Contingent Guaranty Agreement.

                  "Acceptable Letter of Credit" means a letter of credit that
(a) is issued by a bank or other financial institution rated at least A2 by Moody's and at least A by S&P, (b) has no account party that is a Financing Party or any Affiliate of any Financing Party, and (c) is in the form attached as Exhibit B to the Depositary Agreement.

                  "Acceptable PPA" means, with respect to a Project, an agreement for the sale of Power generated by such Project that (a) does not require the applicable Project Company to accept fuel price market risk (e.g., a tolling agreement, fuel pass-through, energy prices indexed to fuel prices, prices otherwise structured to limit negative spark spread risk), (b) has an initial term of at least one year, (c) provides for annual revenues that equal or exceed such Project Company's Allocation Percentage multiplied by the aggregate amount of Scheduled Debt Service payments on the Series A Bonds Outstanding (as such term is defined in the Indenture) for each year during the term of such agreement for the sale of Power, and (d) provides for the counterparty credit support that complies with the credit support criteria contained in the NRG Credit Risk Policy; provided that with respect to any such agreement entered into by NRG Power Marketing as principal under the Power Sales and Agency Agreement to which such Project Company is a party, such agreement will be an Acceptable PPA with respect to such Project Company only if such Project Company and NRG Power Marketing have entered into a written agreement evidencing and/or attaching the terms and conditions of the agreement that is being passed through to such Project Company as contemplated by Section 2.9 of such Power Sales and Agency Agreement.

                  "Account Funds" means all cash, cash equivalents, financial assets, instruments, investments, investment property, securities and other property, including Permitted Investments, on deposit in or credited to an Account in accordance with the Depositary Agreement.

                  "Accounts" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Accrued Insurer Loss Amount (Bond)" means, as of any Annual Scheduled Payment Date, the aggregate amount then due and owing to XLCA by the Issuer under the Insurance and Reimbursement Agreement in respect of the Reimbursement Obligations relating to the Policy.

                  "Accrued Insurer Loss Amount (Swap)" means, as of any Annual Scheduled Payment Date, the aggregate amount then due and owing to XLCA by the Issuer under the Insurance and Reimbursement Agreement in respect of the Reimbursement Obligations relating to the Swap Policy.

                  "Acquisition Agreements" means the Bayou Cove Membership Interest Purchase Agreement, the Bayou Cove Assignment and Assumption Agreement, the Rockford Acquisition Agreement, the Rockford Assignment and Assumption Agreement, the Sterlington Project Development Agreement, the Sterlington Supplement and Modification to Project Development Agreement, and the Sterlington and NRG South Central Assignment and Assumption Agreement.

                  "Acquisition Indemnity Payment" means, for any Project, any and all amounts paid as indemnification payments to an Affiliate of the Project Company owning such Project pursuant to an Acquisition Agreement relating to such Project in order to compensate the relevant acquirer of such Project (or Affiliate of such acquirer) for any devaluation of such Project due to a breach of any representation, warranty or covenant contained in such Acquisition Agreement.

                  "Acquisition Indemnity/Performance LD Reserve Account" has the meaning given in Section 2.1 of the Depository Agreement.

                  "Actual Net Revenue" (a) in connection with the calculation of a Performance Shortfall has the meaning given in Appendix I to the Contingent Guaranty Agreement and (b) in connection with the calculation of an Experience Accrual Amount or Experience Reduction Amount has the meaning given in Appendix II to the Contingent Guaranty Agreement.

                  "Additional Bonds" has the meaning given in the Indenture.

                  "Additional Contingent Guaranty Agreement" means any contingent guaranty agreement, substantially in the form of the Contingent Guaranty Agreement or as otherwise in form and substance satisfactory to the Controlling Party, provided by an Acceptable Assignee in connection with a Permitted Change of Control pursuant to Section 10 of the Contingent Guaranty Agreement.

                  "Additional Project Document" means, with respect to any Project, any Project Document entered into with respect to such Project after the Closing Date.

                  "Affiliate" means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 10% or more of the equity interest in the Person specified or 10% or more of any class of voting securities of the Person specified. For the purposes of this definition "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or to cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. When used with respect to the Issuer, "Affiliate" shall include NRG Energy and each Project Company.

                  "Affiliated Major Project Participant" means any Major Project Participant that is an Affiliate of the applicable Project Company (in each case to the extent such Person has remaining obligations under the Major Project Documents).

                  "Allocation Percentage" means (a) in respect of the Bayou Cove Project Company, 20%, (b) in respect of the Big Cajun Project Company, 28%, (c) in respect of the Rockford I Project Company, 31%, (d) in respect of the Rockford II Project Company, 10%, and (e) in respect of the Sterlington Project Company, 11%; provided that upon a Permitted Peaker Buyout, the Allocation Percentage for the Project Company subject to such Permitted Peaker Buyout shall be reduced to 0% and the Allocation Percentage for each other Project Company not subject to such Permitted Peaker Buyout shall be increased to its Allocation Increased Percentage.

                  "Allocation Increased Percentage" means, in connection with a Permitted Peaker Buyout and with respect to a Project Company that is not subject to such Permitted Peaker Buyout, a percentage amount that is equal to 100% multiplied by (a) the product in Dollars of (x) such Project Company's Allocation Percentage immediately prior to the consummation of such Permitted Peaker Buyout multiplied by (y) the aggregate principal amount of all Series A Bonds Outstanding (as such term is defined in the Indenture) immediately prior to such consummation, divided by, (b) the aggregate principal amount of all Series A Bonds Outstanding (as such term is defined in the Indenture) immediately after such consummation.

                  "Allocation Percentage Buyout Amount" means, in respect of a Project Company, an amount equal to the Allocation Percentage for such Project Company multiplied by the aggregate principal amount of Series A Bonds then Outstanding (as such term is defined in the Indenture).

                  "Alternate Big Cajun PPA" means, with respect to the Big Cajun Project, any Acceptable PPA which has been entered into by the Big Cajun Project Company as a replacement for the Big Cajun PPA; provided that (i) such Acceptable PPA specifies the same delivery point for electricity as the Big Cajun PPA and (ii) the counterparty to such Acceptable PPA has entered into a Consent on terms and conditions similar to those contained in the Consent relating to the Big Cajun PPA delivered on the Closing Date.

                  "Ancillary Services" means, in respect of a Project Company, the ancillary services that FERC has authorized to be sold at market-based rates in the Applicable Markets for such Project Company's Project.

                  "Annual Operations Report" means, in respect of each Project, an annual operations report for such Project substantially in the form of Exhibit E to the Common Agreement.

                  "Annual Scheduled Payment Date" means each (a) December 10th commencing on December 10, 2002 and ending on, and including, December 10, 2018, and (b) June 10, 2019.

                  "Applicable Markets" means, with respect to any Project, the markets for Energy Products and Services in which such Project is interconnected or in which such Project Company buys, sells or offers for delivery such products or services.

                  "Associated Support Obligations" means, with respect to a Project in connection with a Permitted Change of Control, the product of (a) the percentage of such Project, or the membership interests in the applicable Project Company, purchased by the Acceptable Assignee multiplied by (b) the sum of (i) the product of (A) the Allocation Percentage of the applicable Project Company multiplied by (B) the NRG Support Obligations under the Contingent Guaranty Agreement, prior to giving effect to such Permitted Change of Control (excluding NRG Energy's obligations under Sections 2.5 and 2.10 of the Contingent Guaranty Agreement), plus (ii) if such Project is the Bayou Cove Project or the Rockford II Project and such Permitted Change of Control occurs prior to Completion of such Project, 100% of NRG Energy's obligations under
Section 2.5 of the Contingent Guaranty Agreement with respect to such Project, plus (iii) if such Project is the Big Cajun I Units 3&4 Project, 100% of NRG Energy's obligations under Section 2.10 of the Contingent Guaranty Agreement.

                  "Authorized Signatory" has the meaning given in Section 6.5 of the Depositary Agreement.

                  "Available Collateralized Deductible Funds" means, as of any date, the aggregate amount of (i) Account Funds on deposit in the Collateralized Deductible Account on such date, (ii) any Deductible Cash Collateral Deposits made and not reimbursed as of such date and (iii) amounts available for drawing on such date under any Acceptable Letter of Credit posted for the Collateralized Deductible Account or such Deductible Cash Collateral Deposits.

                  "Available Collateralized Experience Funds" means, as of any date, the aggregate amount of (i) Account Funds on deposit in the Collateralized Experience Account on such date, (ii) any Experience Cash Collateral Deposits made and not reimbursed as of such date and (iii) amounts available for drawing on such date under any Acceptable Letter of Credit posted for the Collateralized Experience Account or such Experience Cash Collateral Deposits.

                  "Bankruptcy" means, in respect of any Person, a Bankruptcy Event of such Person.

                  "Bankruptcy Event" shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of its creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (i) the petition commencing the involuntary case is not timely controverted, (ii) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business, of such Person and such appointment is not vacated within 60 days, or (iv) an order for relief shall have been issued or entered therein; (g) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or all or a part of its property shall have been entered; or (h) any other similar relief shall be granted against such Person under any applicable Federal or state law.

                  "Bankruptcy Law" means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute and, additionally, with respect to XLCA, Article 74 of the New York Insurance Law.

                  "Base Case Project Projections" means a projection of operating results for the Projects delivered pursuant to Section 3.1(n) of the Insurance and Reimbursement Agreement.

                  "Bayou Cove Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between NRG Bayou Cove LLC and El Paso Merchant Energy Company, dated as of September 10, 2002.

                  "Bayou Cove Completion Obligations" has the meaning given in
Section 3.14(a) of the Common Agreement.

                  "Bayou Cove Construction Costs" means, collectively, any and all costs (other than Uncovered Warranty Costs), expenses, fees, taxes or reimbursement obligations incurred by or on behalf of the Bayou Cove Project Company under or in connection with a Bayou Cove Equipment and Construction Contract or otherwise in connection with achieving Project Completion of the Bayou Cove Project, in each case on or prior to Completion of the Bayou Cove Project.
                  "Bayou Cove Contractors" means, collectively, each of the contractors, service providers and/or suppliers providing equipment and/or services to the Bayou Cove Project pursuant to the terms of any Bayou Cove Equipment and Construction Contract or any agent or subcontractor thereof.

                  "Bayou Cove Electric Interconnection Agreement" means the Interconnection and Operating Agreement between the Bayou Cove Project Company and Entergy Gulf States, Inc., effective as of October 18, 2001.

                  "Bayou Cove Electric Interconnection Facilities" means, collectively, the electric interconnection facilities, including any system upgrades, contemplated to be engineered, constructed, installed, tested, commissioned and completed pursuant to the Bayou Cove EPC Agreement (Electric Interconnection Facilities), the Bayou Cove Electric Interconnection Agreement and any sub-contract related thereto.

                  "Bayou Cove EPC Agreement (Balance of Plant)" means the Turnkey Contract among Stone & Webster, Inc., Shaw Constructors, Inc. and the Bayou Cove Project Company, dated as of November 21, 2001.

                  "Bayou Cove EPC Agreement (Electric Interconnection Facilities)" means the Agreement for Engineering, Procurement and Construction between the Bayou Cove Project Company and Entergy Louisiana, dated as of October 31, 2001.

                  "Bayou Cove Equipment and Construction Contracts" means, collectively, (i) the Bayou Cove Turbine Purchase Agreement, (ii) the Bayou Cove Generator Step-Up Transformers Purchase Agreement, (iii) the Bayou Cove EPC Agreement (Balance of Plant), (iv) the Bayou Cove EPC Agreement (Electric Interconnection Facilities), (v) the Bayou Cove Electric Interconnection Agreement, and (vi) any other agreement or document (including any subcontracts) entered into with respect to achieving Project Completion for the Bayou Cove Project.

                  "Bayou Cove Gas Interconnection Agreement" means the Reimbursement, Construction, Ownership and Operating Agreement between the Bayou Cove Project Company and Egan Hub Partners, L.P., dated as of February 8, 2002.

                  "Bayou Cove Generator Step-Up Transformers Purchase Agreement" means the Generator Step-Up Transformers Contract Agreement between the Bayou Cove Project Company and ABB Power T&D Company, Inc., dated as of June 1, 2001.

                  "Bayou Cove Major Project Documents" means, collectively, (a) the Bayou Cove Electric Interconnection Agreement, the Bayou Cove Gas Interconnection Agreement and the Bayou Cove PSA Agreement, (b) any Additional Project Document for the Bayou Cove Project that replaces any of the agreements described in clause (a), (c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Bayou Cove Project and (d) any Additional Project Document for the Bayou Cove Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Bayou Cove Membership Interest Purchase Agreement" means the Membership Interest Purchase Agreement between NRG Bayou Cove LLC and El Paso Remediation Company, dated as of September 10, 2001 by which NRG Bayou Cove LLC purchased all of El Paso Remediation Company's membership interests in the Bayou Cove Project Company, constituting 100% of the membership interests in the Bayou Cove Project Company.

                  "Bayou Cove Project" means the natural gas-fired electric generation facility owned by the Bayou Cove Project Company currently under construction near Jennings, Louisiana in Acadia Parish which, upon Completion, is expected to generate 295 MW (summer capacity) / 345 MW (winter capacity).

                  "Bayou Cove Project Company" means Bayou Cove Peaking Power, LLC, a Delaware limited liability company.

                  "Bayou Cove Project Documents" means all Project Documents for the Bayou Cove Project.


                  "Bayou Cove PSA Agreement" means the Power Sales and Agency Agreement between NRG Power Marketing and the Bayou Cove Project Company, dated as of the Closing Date, including the Fuel and Power Marketing Plan attached thereto.

                  "Bayou Cove Turbine Purchase Agreement" means the Turbine Purchase Site Specific Agreement between NRG Energy and General Electric Company, dated as of December 5, 2001, as assigned by NRG Energy to the Bayou Cove Project Company.

                  "Big Cajun Act of Cash Sale and Grant of Servitude" means the Act of Cash Sale and Grant of Servitude signed by Louisiana Generating and the Big Cajun Project Company on the Closing Date.

                  "Big Cajun Act of Subordination" means the Act of Subordination of Act of Mortgage, Pledge and Assignment of Leases and Rents executed by JPMorgan Chase Bank on June 13, 2002.

                  "Big Cajun PPA" means the Power Purchase Agreement among the Big Cajun Project Company, Louisiana Generating and NRG South Central, dated as of February 15, 2002.

                  "Big Cajun PSA Agreement" means the Power Sales and Agency Agreement between NRG Power Marketing and the Big Cajun Project Company, dated as of the Closing Date, including the Fuel and Power Marketing Plan attached thereto.

                  "Big Cajun Project Company" means Big Cajun I Peaking Power LLC, a Delaware limited liability company.

                  "Big Cajun I Units 3&4 Major Project Documents" means, collectively, (a) the Big Cajun PSA Agreement, the Big Cajun PPA, any Alternate Big Cajun PPA, the Big Cajun Shared Facilities Agreement, the Big Cajun Sale of Moveables in Place, the Big Cajun Switchyard Servitude Agreement and the Big Cajun Act of Cash Sale and Grant of Servitude, (b) any Additional Project Document for the Big Cajun I Units 3&4 Project that replaces any of the agreements described in clause (a), (c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Big Cajun I Units 3&4 Project and (d) any Additional Project Document for the Big Cajun I Units 3&4 Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Big Cajun I Units 3&4 Project Documents" means all Project Documents for the Big Cajun I Units 3&4 Project.

                  "Big Cajun I Units 1&2 Project" means the approximately 220 MW natural gas-fired electric generation facility owned by Louisiana Generating, which is located in New Roads, Louisiana, adjacent to the Big Cajun I Units 3&4 Project.

                  "Big Cajun I Units 3&4 Project" means the approximately 204 MW (summer capacity) / 239 MW (winter capacity) natural gas-fired electric generation facility owned by the Big Cajun Project Company, which is located in New Roads, Louisiana adjacent to the Big Cajun I Units 1&2 Project.

                  "Big Cajun Sale of Moveables in Place" means the sale of Moveables in Place signed by Louisiana Generating and the Big Cajun Project Company on the Closing Date.

                  "Big Cajun Shared Facilities Agreement" means the Shared Facilities Agreement between the Big Cajun Project Company and Louisiana Generating, dated as of the Closing Date.

                  "Big Cajun Switchyard Servitude Agreement" means the Switchyard Servitude Agreement between NRG New Roads Holding LLC and the Big Cajun Project Company dated June 18, 2002.

                  "Blocked Restricted Payment Amount" has the meaning given in
Section 4.5(c)(i) of the Common Agreement.

                  "Bond Obligations" means each payment and performance obligation of the Issuer (monetary or otherwise and whether arising by acceleration or otherwise) arising under or in connection with the Indenture and the Series A Bonds, including in respect of payment of principal of, premium, if any, and interest on the Series A Bonds when due and payable and all other amounts or performances due or to become due under or in connection therewith.

                  "Bondholders" has the meaning given in the preamble to the Common Agreement.

                  "Bonds" means, collectively, the Series A Bonds and any Additional Bonds.

                  "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in New York are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Calculation Agent" means The Bank of New York, or any successor Calculation Agent as appointed by the Issuer with the consent of XLCA (if XLCA is the Controlling Party) and the Swap Counterparty.

                  "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are classified and accounted for as a capital lease on a balance sheet for such Person under GAAP, and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock or such other ownership interests), warrants, options or other rights to purchase any of the foregoing, including each class of common stock and preferred stock of such Person if such Person is a corporation and each general and/or limited partnership interest of such Person if such Person is a partnership and/or limited liability company interest of such Person if such Person is a limited liability company.

                  "Cash Available for Debt Service" means, for any period, all Operating Revenues received, or projected to be received (in accordance with revenue projections prepared by the Power and Fuel Market Consultant within 3 months prior to the determination of Cash Available for Debt Service for such period), during such period minus all Operating Costs paid, or projected to be paid (in accordance with cost projections prepared by the Power and Fuel Market Consultant within 3 months prior to the determination of Cash Available for Debt Service for such period), during such period.

                  "Cash Collateral Accounts" has the meaning given in Section
7.6 of the Contingent Guaranty Agreement.

                  "Cash Collateral Deposits" means Experience Cash Collateral Deposits and Deductible Cash Collateral Deposits.

                  "Casualty Event" means any damage to or destruction of a Project.

                  "Casualty Insurance Proceeds" means any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any Casualty Event, other than business interruption insurance proceeds and similar proceeds.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.ss.ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, and all rules and regulations thereunder.

                  "Closing Date" means June 18, 2002.

                  "Closing Date Account" means an account established by the Issuer solely for the purposes of receiving and disbursing the proceeds of the sale of the Series A Bonds on the Closing Date and to be used solely for such purposes, which account shall be closed on or shortly after the Closing Date.

                  "Co-Collateral Agent" means the co-collateral agent appointed pursuant to Section 11.8 of the Common Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Collateral" means, collectively, the Issuer Collateral and all Project Company Collateral.

                  "Collateral Agent" has the meaning given in the preamble to the Common Agreement.

                  "Collateral Documents" means, collectively, the Issuer Collateral Documents and all Project Company Collateral Documents.

                  "Collateralized Deductible Account" has the meaning given in
Section 2.1 of the Depositary Agreement.

                  "Collateralized Deductible Amount" means (a) the Deductible Limit minus (b) the aggregate of all Deductible Payments previously made by NRG Energy which have not been reimbursed to NRG Energy pursuant to Section 4.2.1 of the Depositary Agreement.

                  "Collateralized Experience Account" has the meaning given in
Section 2.1 of the Depositary Agreement.

                  "Collateralized Experience Amount" means, as of any Annual Scheduled Payment Date, the sum of the Collateralized Experience Amount (Project) for all Projects as of such Annual Scheduled Payment Date; provided, however, that if either (a) NRG Energy's ratings or the Shadow Ratings for the Series A Bonds fall below Investment Grade from Moody's or S&P, or (b) the Debt Service Coverage Ratio for the previous 12 months is below 1.20 to 1.00, then the Collateralized Experience Amount as of such Annual Scheduled Payment Date shall be equal to 200% of Scheduled Debt Service due on the next Annual Scheduled Payment Date; provided, further, that if the event described in clause
(b) of the foregoing proviso occurs and NRG Energy's ratings as of such Annual Scheduled Payment Date are at least Baa2 from Moody's and BBB from S&P, then the Collateralized Experience Amount as of such Annual Scheduled Payment Date shall be equal to 150% of Scheduled Debt Service due on the next Annual Scheduled Payment Date.

                  "Collateralized Experience Amount (Project)" means, as of any Annual Scheduled Payment Date, with respect to a Project, the product of (x) Scheduled Debt Service due on the next Annual Scheduled Payment Date multiplied by (y) the Allocation Percentage for the applicable Project Company; provided, however, that during a Tolling Period with respect to such Project, the Collateralized Experience Amount (Project) with respect to such Project shall be an amount equal to 50% of the product of (x) Scheduled Debt Service due on the next Annual Scheduled Payment Date and (y) the Allocation Percentage for the applicable Project Company.

                  "ComEd" means Commonwealth Edison Company, an Illinois corporation.

                  "Common Agreement" means that certain Common Agreement, dated as of the Closing Date, among XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, the Issuer and each Project Company.

                  "Complete" or "Completion" means, with respect to each of the Bayou Cove Project and the Rockford II Project, the earliest date on which all of the following shall have occurred:

                  (a) such Project shall have achieved Project Completion and the Controlling Party shall have received a certificate of the Independent Engineer to that effect, which certificate will be in form and substance reasonably satisfactory to XLCA if XLCA is the Controlling Party;

                  (b) with respect to the Bayou Cove Project only, either (i) all Punch List Items for the Bayou Cove Project shall have been completed and paid for in full or (ii) the Bayou Cove Project Company shall have itemized all Punch List Items for the Bayou Cove Project, which list shall have been confirmed by the Independent Engineer, and the deposit into the Punch List Account required pursuant to Section 4.8 of the Depositary Agreement with respect to such Punch List Items shall have been made in full;

                  (c) with respect to the Rockford II Project only, either (i) all Punch List Items for the Rockford II Project shall have been completed and paid for in full, or (ii) the Rockford II Project Company shall have itemized all Punch List Items for the Rockford II Project, which list shall have been confirmed by the Independent Engineer, and the deposit into the Punch List Account required pursuant to Section
         4.8 of the Depositary Agreement with respect to such Punch List Items shall have been made in full;

                  (d) all material Permits required for operation of such Project (including all certificates of occupancy for such Project) shall have been obtained and shall be in full force and effect and shall not be subject to any pending appeal, intervention, or similar proceeding that could reasonably be expected to have a Project Material Adverse Effect, and the Controlling Party shall have received copies of all such Permits and all fees and charges associated therewith shall have been paid in full;

                  (e) with respect to the Bayou Cove Project only, (i) all Bayou Cove Construction Costs shall have been paid in full (other than those subject to a good faith dispute and for which adequate reserves in accordance with GAAP have been set aside), (ii) either (x) all performance guarantees under the Bayou Cove Equipment and Construction Contracts shall have been satisfied in full or (y) the minimum performance standards specified therein shall have been satisfied and all Performance Liquidated Damages to be paid (including by way of NRG Energy or any Affiliate thereof making payments into the Acquisition Indemnity/Performance LD Reserve Account) pursuant to the Bayou Cove Equipment and Construction Contracts shall have been paid in full to the Bayou Cove Project Company without regard for any limitations placed on the payment of Liquidated Damages in the Bayou Cove Equipment and Construction Contracts (other than those subject to a good faith dispute in an amount not to exceed $5,000,000 in the aggregate, taking into account any and all retainage amounts also subject to a good faith dispute), (iii) any retainage or other amounts withheld from payment to any Bayou Cove Contractor under a Bayou Cove Equipment and Construction Contract shall have been paid over in full to the relevant Bayou Cove Contractor (other than those which are (A) deposited into the Punch List Account or (B) subject to a good faith dispute in an amount not to exceed $5,000,000 in the aggregate, taking into account any and all Performance Liquidated Damages also subject to a good faith dispute), and (iv) any lien or encumbrance over any portion of the Bayou Cove Project in favor of a Bayou Cove Contractor shall have been released and discharged in full (other than Project Company Permitted Liens); and

                  (f) with respect to the Rockford II Project only, (i) the Rockford II Construction Costs shall have been paid in full (other than those subject to a good faith dispute and for which adequate reserves in accordance with GAAP have been set aside), (ii) either (x) all performance guarantees under the Rockford II Equipment and Construction Contracts shall have been satisfied in full or (y) the minimum performance standards specified therein shall have been satisfied and all Performance Liquidated Damages to be paid (including by way of NRG Energy or any Affiliate thereof making payments into the Acquisition Indemnity/Performance LD Reserve Account) by the Rockford II Contractors pursuant to the Rockford II Equipment and Construction Contracts shall have been paid to the Rockford II Project Company without regard for any limitations placed on the payment of Liquidated Damages in the Rockford II Equipment and Construction Contracts (other than those subject to a good faith dispute in an amount not to exceed $5,000,000 in the aggregate, taking into account any and all retainage amounts also subject to a good faith dispute), (iii) any retainage or other amounts withheld from payment to any Rockford II Contractor under a Rockford II Equipment and Construction Contract shall have been paid over in full to the relevant Rockford Contractor (other than those which are (A) deposited into the Punch List Account or (B) subject to a good faith dispute in an amount not to exceed $5,000,000 in the aggregate taking into account any and all Performance Liquidated Damages also subject to a good faith dispute), (iv) any lien or encumbrance over any portion of the Rockford II Project in favor of a Rockford II Contractor shall have been released and discharged in full (other than Project Company Permitted Liens), and (v) title to all equipment acquired for the Rockford II Project under the Rockford II Equipment and Construction Contracts shall have been duly transferred to the Rockford II Project Company free and clear of all liens (other than Project Company Permitted Liens).

                  "Completion Date" means, in respect of the Bayou Cove Project and the Rockford II Project, the date upon which such Project achieves Completion.

                  "Completion Tests" has the meaning given in Section 3.2(a)(vii) of the Common Agreement.

                  "Condemnation Event" means any Project (or any portion thereof) is condemned, confiscated, requisitioned, captured, seized or subjected to forfeiture, or title thereto is taken, by any Governmental Authority.

                  "Condemnation Proceeds" means any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any Condemnation Event by any Governmental Authority (or any person acting under color of Governmental Authority).

                  "Consents" means, collectively, the third-party consents and assignments required pursuant to Section 3.1(f)(ii) of the Insurance and Reimbursement Agreement or Section 5.16(b) of the Common Agreement.

                  "Consolidated Net Tangible Assets" has the meaning given in
Section 4.1(ii) of the Contingent Guaranty Agreement.

                  "Contingent Guaranty Agreement" means the Contingent Guaranty Agreement, dated as of the Closing Date, by NRG Energy in favor of the Collateral Agent.

                  "Construction Contractors" means, as applicable, the Bayou Cove Contractors or the Rockford II Contractors.

                  "Construction Contracts" means, as applicable, the Bayou Cove Equipment and Construction Contracts or the Rockford II Equipment and Construction Contracts.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer or any Project Company, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or under Section 4001(b)(1) of ERISA.

                  "Controlling Party" means XLCA for so long as either of the Policies shall be effective and there shall not have occurred and be continuing an Insurer Default and, at all other times, the requisite number or percentage of Bondholders acting pursuant to the Indenture.

                  "Debt" of any Person at any date means, without duplication,
(a) such Person's Debt for Borrowed Money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business (which exception is intended to encompass ordinary course obligations under the Project Documents), (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (h) all Debt (or other obligations) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty (provided that, for purposes determining the amount of any Debt of the type described in this clause (h), if the amount of such guaranty or similar obligation is less than the full amount of the Debt or other obligation guaranteed, the amount of such Debt shall be limited to the amount of such guaranty or similar obligation).

                  "Debt for Borrowed Money" means, with respect to any Person, all obligations of such person for borrowed money.

                  "Debt Payment Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Debt Service Coverage Ratio" means, for any period, the ratio of (a) all Cash Available for Debt Service for such period to (b) all Scheduled Debt Service due during such period.

                  "Debt Service Shortfall" means, with respect to any Annual Scheduled Payment Date, the amount, if any, by which (a) Scheduled Debt Service on such date exceeds (b) funds in the Debt Payment Account available therefor in accordance with the terms of Section 4.2 of the Depositary Agreement, without giving effect to funding sources other than those described in priorities First, Second and Third of Section 4.2.3 of the Depositary Agreement.

                  "Deductible Cash Collateral Deposit" has the meaning given in
Section 2.3(b) of the Contingent Guaranty Agreement.

                  "Deductible Limit" means $56,679,911

                  "Deductible Payment" means (a) any payment made by NRG Energy pursuant to Section 2.3(a) of the Contingent Guaranty Agreement and (b) any amount applied pursuant to priority Eighth or Ninth in Section 4.2.3 of the Depositary Agreement.

                  "Deductible Termination Payment" has the meaning given in
Section 2.3(c) of the Contingent Guaranty Agreement.

                  "Delay Amounts" means Delay Liquidated Damages, proceeds under delay in start-up or similar insurance and other similar amounts.

                  "Delay Liquidated Damages" means all amounts paid under a Project Document as liquidated damages for failure to complete all or a portion of a Project, or failure to deliver equipment for a Project, by the date set forth for completion or delivery thereof in such Project Document, including amounts paid under guaranties, letters of credit and other support instruments for such purposes.

                  "Depositary Agent" means The Bank of New York, in its capacity as depositary agent and securities intermediary under the Depositary Agreement, or its successor appointed pursuant to the terms of the Depositary Agreement.

                  "Depositary Agreement" means the Security Deposit Agreement, dated as of the Closing Date, among the Issuer, each Project Company, the Collateral Agent and the Depositary Agent.

                  "Depositary Obligations" means each payment and performance obligation of the Issuer under the Depositary Agreement.

                  "Designated Monthly Date" means any date specified by the Issuer in a Disbursement Request. The Designated Monthly Date may vary from time to time, but there shall not be more than one Designated Monthly Date in any given month.

                  "Determination Date" means, October 31 of each year with the first such date being October 31, 2002 and the last such date being October 31, 2018.

                  "Determination Period" means (a) the period from the Closing Date through and including October 31, 2002, and (b) thereafter, each period from November 1 of each year through and including October 31 of the following year.

                  "Disbursement Project Event of Default" means a Project Event of Default with respect to a Project for which a disbursement of Loss Proceeds is being requested pursuant to Section 4.7.2 of the Depositary Agreement.

                  "Disbursement Request" means a Disbursement Request substantially in the form of Exhibit A to the Depositary Agreement.

                  "Distribution Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Dollars" and "$" mean United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

                  "Early Termination Date" has the meaning given in Section 2.2(d) of the Contingent Guaranty Agreement.

                  "Easements" means, with respect to any parcel of real property, (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits appurtenant, belonging or pertaining to such parcel, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such parcel, and (b) all permits, licenses and rights, whether or not of record, appurtenant to such parcel.

                  "Effective Date" means the date on which the Policies are issued.

                  "Eligible Facility" means an eligible facility within the meaning of Section 32(a)(2) of PUHCA.

                  "Energy Products and Services" means, collectively, Power, Ancillary Services, Fuel Products and Other Energy-Related Products and Services.

                  "Energy Transaction Costs" means all costs (including liquidated damages or other damages or penalties) incurred by a Project Company in connection with the purchase, sale, resale or other use of Energy Products and Services, including Fuel Costs, Hedging Costs and costs under such Project Company's Power Sales and Agency Agreement.

                  "Entergy Louisiana" means Entergy Louisiana, Inc., a Louisiana corporation.

                  "Environmental Claim" means any claim, notice of claim, complaint, notice of violation, letter or other written assertion of any kind concerning any asserted or actual violation of or liability under any Hazardous Substances Law or any asserted or actual violation or liability relating to any Hazardous Substance.

                  "Environmental Consultant" means (a) if XLCA is the Controlling Party, an environmental consultant reasonably acceptable to XLCA (which shall include URS Corporation and P.E. LaMoreau & Associates, Inc.), and
(b) if XLCA is not the Controlling Party, an independent nationally recognized environmental consultant.

                  "Environmental Reports" means, with respect to a Project, the environmental reports delivered to XLCA in accordance with Section 3.1(v) of the Insurance and Reimbursement Agreement for such Project.

                  "Environmental Subject Claims" has the meaning given in
Section 9.1(b) of the Common Agreement.

                  "Equity Documents" means the Contingent Guaranty Agreement and any Additional Contingent Guaranty Agreement.

                  "Equity Party" means NRG Energy and any Acceptable Assignee.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Plan" means any employee benefit plan covered by Title IV of ERISA or to which Section 412 of the Code applies.

                  "Exelon" means Exelon Generating Company, LLC, a Delaware limited liability company.

                  "Excluded Revenues" means, collectively, proceeds from the sale of the Series A Bonds on the Closing Date, Delay Amounts, payments by NRG Energy to any Project Company pursuant to Section 2.5 or 2.6 of the Contingent Guaranty Agreement, Peaker Buyout Profits and proceeds received in connection with a Permitted Change of Control.

                  "Exempt Wholesale Generator" means an exempt wholesale generator within the meaning of Section 32(a)(1) of PUHCA.

                  "Experience Accrual Amount" has the meaning given in Appendix II to the Contingent Guaranty Agreement.

                  "Experience Amount Percentage" means, with respect to a Project Company, the percentage of the Total Experience Amount attributed to such Project Company.

                  "Experience Cash Collateral Deposit" has the meaning given in
Section 2.2(c) of the Contingent Guaranty Agreement.

                  "Experience Payment" has the meaning given in Section 2.2(b) of the Contingent Guaranty Agreement.

                  "Experience Reduction Amount" has the meaning given in Appendix II to the Contingent Guaranty Agreement.

                  "Experience Termination Payment" has the meaning given in
Section 2.2(d) of the Contingent Guaranty Agreement.

                  "FERC" means the Federal Energy Regulatory Commission and any successor thereto.

                  "Final Scheduled Payment Date" means June 10, 2019.

                  "Financing Documents" means the Common Agreement (including the Guaranty of each Project Company), the Policy, the Swap Policy, the Premium Letter, the Insurance and Reimbursement Agreement, the Indenture, the Bonds, the Swap Agreement, the Equity Documents, the Collateral Documents, the Depositary Agreement, the Project Loan Agreements, the Project Loan Notes, the Consents, the Lease Estoppels, the Nondisturbance Agreements, the Rockford I Lien Subordination Agreement, the Big Cajun Act of Subordination, and each other agreement, document, certificate or instrument entered into or delivered in connection therewith by any Financing Party or any Equity Party and any Secured Party in connection with the Transaction, whether or not specifically mentioned therein, provided that neither the Purchase Agreement nor any other agreement between a Financing Party and the Initial Purchaser shall be a "Financing Document."

                  "Financing Parties" means the Issuer and each Project Company.

                  "Fiscal Agent" means the fiscal agent, if any, designated pursuant to the terms of the Policies.

                  "FPA" means the Federal Power Act, as amended.

                  "Fuel and Power Marketing Plan" means, with respect to a Project Company, the Fuel and Power Marketing Plan attached as Exhibit A to the Power Sales and Agency Agreement to which such Project Company is a party.

                  "Fuel Costs" means all costs associated with Fuel Products, including imbalance charges and applicable taxes.

                  "Fuel Products" means Natural Gas supply and transportation and other fuel and fuel-related products and services.

                  "Funding Project Company" has the meaning given to in Section
6.14 of the Common Agreement.

                  "Fundamental Project Event of Default" has the meaning given in Section 7.3 of the Common Agreement.

                  "Funds Block Condition" means, in each case as applicable, any Issuer Event of Default, Issuer Inchoate Default, Project Event of Default, Project Inchoate Default, Inchoate Block Condition or Inchoate Project Block Condition.

                  "GAAP" means generally accepted accounting principles in the United States of America consistently applied.

                  "General Subject Claims" has the meaning given in Section 9.1(a) of the Common Agreement.

                  "Governmental Authority" means any applicable national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, FERC and the applicable PUC) or any arbitrator with authority to bind a party at law.

                  "Governmental Rule" means any applicable law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority.

                  "Ground Lease" means each of the Rockford I Ground Lease, the Rockford II Ground Lease and the Sterlington Ground Lease.

                  "Guaranteed Obligations" has the meaning given in Section 6.1(a) of the Common Agreement.

                  "Guaranty" means, in respect of a Project Company, its guaranty pursuant to Article 6 of the Common Agreement.

                  "Hazardous Substance" means any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead or radon gas; or (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that is regulated under or that could reasonably be expected to support the assertion of a claim under any Hazardous Substances Law, whether or not defined as hazardous under any Hazardous Substances Laws.

                  "Hazardous Substances Law" means, any applicable law, statute, ordinance, code, rule, regulation, license, permit, authorization, approval, covenant, administrative or court order, judgment, decree, injunction, code or requirement of or any agreement with, any Governmental Authority:

                  (a) relating to pollution (or the cleanup, removal or remediation thereof, or any other response thereto), human health, safety, natural resources or the environment, including ambient or indoor air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life; or

                  (b) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. "Hazardous Substances Laws" include CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss.ss.6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.ss.1251 et seq.; the Clean Air Act, 42 U.S.C.ss.ss.7401 et seq.; the Refuse Act, 33 U.S.C.ss.ss.401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C.ss.ss.1801-1812; the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.ss.300 et seq.; and the Occupational Safety and Health Act of 1970.

                  "Hedging Costs" means costs associated with options and other hedging arrangements entered into in connection with the purchase, sale, resale or other use of Energy Products and Services.

                  "Improvements" has the meaning given in the applicable
Mortgage.

                  "Inchoate Block Conditions" means, as of any date, that there shall have occurred and be continuing an Issuer Inchoate Default or that an Issuer Inchoate Default would have occurred if a Restricted Payment would have been made on such date.

                  "Inchoate Project Block Condition" means, as of any date, that there shall have occurred and be continuing a Project Inchoate Default or that a Project Inchoate Default would have occurred if a Restricted Payment would have been made on such date.

                  "Indemnitee" has the meaning given in Section 9.1(a) of the Common Agreement.

                  "Indenture" means the Indenture, dated as of the Closing Date, among the Issuer, the Project Companies, XLCA and the Trustee.

                  "Independent Consultants" means, collectively, the Insurance Consultant, the Independent Engineer and the Power and Fuel Market Consultant.

                  "Independent Engineer" has the meaning given in Section 10.1(a) of the Common Agreement.

                  "Indexed Net Revenue" shall have the meaning set forth in Appendix I to the Contingent Guaranty Agreement.

                  "Initial Purchaser" means Goldman Sachs International.

                  "Initial Restricted Payment Date" means any Annual Scheduled Payment Date or any date within 30 days thereafter.

                  "Insurance and Reimbursement Agreement" means the Financial Guaranty Insurance and Reimbursement Agreement, dated as of the Closing Date, among XLCA, the Issuer and the Project Companies.

                  "Insurance Consultant" has the meaning given in Section 10.1(b) of the Common Agreement.

                  "Insurer Default" means the existence and continuance of any of the following: (a) a failure by XLCA to make a payment when or as required under the Policy in accordance with its terms or under the Swap Policy in accordance with its terms; or (b)(i) XLCA (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for XLCA or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of XLCA (or the taking of possession of all or any material portion of the property of the XLCA).

                  "Interconnection Solution" means, with respect to the Big Cajun I Units 3&4 Project, the implementation and effectiveness, in a manner satisfactory to XLCA in its absolute discretion (if it is the Controlling Party), of any of the following methods for obtaining direct contractual electric interconnection access rights for the Big Cajun I Units 3&4 Project with the Entergy transmission system (or any successor transmission system): (i) the assignment of a portion of Louisiana Generating's rights under the Louisiana Generating Interconnection Agreement to the Big Cajun Project Company; (ii) the amendment of the Louisiana Generating Interconnection Agreement, as appropriate, to include the Big Cajun I Units 3&4 Project and the Big Cajun Project Company;
(iii) the execution of a separate interconnection agreement directly between the Big Cajun Project Company and Entergy or its relevant Affiliate (or any successor thereto); or (iv) any other method of obtaining such direct contractual electric interconnection access rights, in each case effected by assignments, amendments or new agreements, as the case may be, and such other documentation as XLCA (if it is the Controlling Party) shall reasonably request.

                  "Investment Grade" means, with respect to any debt instrument or Person, a rating of at least Baa3 by Moody's and at least BBB- by S&P (or, in each case, an equivalent rating by another nationally recognized credit rating agency if either of such rating agencies is not then rating the subject debt instrument or Person).

                  "Issuer" has the meaning given in the preamble to the Common Agreement.

                  "Issuer Collateral" means, collectively, all real, personal and mixed property which is subject or is intended to become subject to the security interests or Liens granted pursuant to any of the Issuer Collateral Documents; provided that "Issuer Collateral" shall not include any Released Assets (as defined in any Issuer Collateral Document).

                  "Issuer Collateral Documents" means, collectively, the Depositary Agreement, the Issuer Security Agreement, the Issuer Pledge Agreement, any other agreement or instrument granting a Lien on the real, personal and/or mixed property of Issuer in favor of the Collateral Agent for the benefit of the Secured Parties, and any financing statements, notices and the like filed, recorded or delivered in connection with the foregoing.

                  "Issuer Event of Default" has the meaning given in Section 7.1 of the Common Agreement.

                  "Issuer Inchoate Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Issuer Event of Default.

                  "Issuer Material Adverse Effect" means:

                  (a) a material adverse change in the business, property, results of operation or financial condition of the Issuer and the Project Companies (taken as a whole); or

                  (b) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect (i) the ability of the Issuer and the Project Companies (taken as a whole) to perform their respective obligations under any of the Financing Documents, or (ii) the validity or enforceability of the Operative Documents (taken as a whole); or

                  (c) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect the validity and priority of the Secured Parties' security interests in the Collateral (taken as a whole);

provided that (i) any adverse change in the Natural Gas supply market or the Power market after the Closing Date which could cause a change in the conditions or market forecasts contained in the reports delivered on the Closing Date by the Power and Fuel Market Consultant shall not be deemed to, in and of itself, have an "Issuer Material Adverse Effect", and (ii) a downgrade in any rating assigned to the Issuer, any Project Company, any Affiliate thereof, the Obligations, the Transaction or any Tranche shall not be deemed to, in and of itself, be an "Issuer Material Adverse Effect".

                  "Issuer Permitted Debt" means (a) Debt of the Issuer under the Financing Documents (including Additional Bonds), (b) unsecured Debt which is subordinated to the Obligations in accordance with the terms set forth in Exhibit H to the Common Agreement, (c) unsecured guaranties by the Issuer of the obligations of the Project Companies to pay Energy Transaction Costs (or, without duplication, unsecured guaranties by the Issuer of NRG Power Marketing to pay Energy Transaction Costs in connection with any transaction entered into by NRG Power Marketing as principal in accordance with a Power Sales and Agency Agreement), (d) the Subordinated Bonds, and (e) Project Company Permitted Debt incurred by the Issuer and on-lent to the Project Companies.

                  "Issuer Permitted Liens" means, collectively, (a) the Lien, security interests and related rights and interests of the Secured Parties as provided in the Financing Documents (including Liens securing Additional Bonds);
(b) Liens for any tax, assessment or other governmental charge either not yet due or being contested in good faith and by appropriate proceedings, so long as
(i) such proceedings shall not involve any substantial danger of the sale, forfeiture or substantial loss of a Project, the related Site or any related Easements, title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or Easements, or (ii) a bond or other security reasonably acceptable to the Collateral Agent has been posted or provided in such manner and amount as to reasonably assure the Collateral Agent that any taxes, assessments or other charges reasonably determined to be due will be promptly paid in full when such contest is determined; (c) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to the Collateral Agent have been provided or the payment of which is fully covered by insurance reasonably acceptable to the Collateral Agent; (d) Liens securing the Subordinated Bonds on terms set forth in Exhibit I to the Common Agreement; (e) Liens securing the Issuer Permitted Debt referred to in paragraph (e) of the definition of Issuer Permitted Debt to the extent the applicable Project Company Permitted Debt is permitted to be secured, and (f) Liens contemplated in Section 9.01(2) of the Indenture.

                  "Issuer Pledge Agreement" means the Issuer Pledge Agreement, dated as of the Closing Date, among the Issuer, NRG Capital II LLC and the Collateral Agent.

                  "Issuer Security Agreement" means the Issuer Security Agreement, dated as of the Closing Date, between the Issuer and the Collateral Agent.

                  "Late Payment Rate" means the lesser of (a) the greater of the per annum rate of interest, publicly announced from time to time by The Bank of New York in New York City, as its prime rate plus 2%, and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of a 360 day year for the actual number of days elapsed for such period. The Late Payment Rate shall be calculated, in good faith, by the Calculation Agent.

                  "Lease Estoppels" means, collectively, the Rockford I Lease Estoppel, the Rockford II Lease Estoppel and the Sterlington Lease Estoppel.

                  "Legal Requirement" means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any requirement under a Permit, and any Governmental Rule, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                  "Lien" means, with respect to an asset, any mortgage, deed of trust, lien, pledge, charge, security interest, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Liquidated Damages" means, collectively, Delay Liquidated Damages and Performance Liquidated Damages.

                  "Loan Life Coverage Ratio" means, for any period, (i) the sum of Cash Available for Debt Service for all remaining Scheduled Debt Service Payment periods, divided by (ii) the sum of all remaining unpaid Scheduled Debt Service Payments.

                  "LOC Substitution Date" means any date upon which an Acceptable Letter of Credit is provided to the Collateral Agent instead of, or in replacement of, cash on deposit in any Account or Cash Collateral Account, as the case may be.

                  "Loss Proceeds" means, collectively, Casualty Insurance Proceeds and Condemnation Proceeds.


                  "Loss Proceeds Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Louisiana Generating" means Louisiana Generating LLC, a Delaware limited liability company.

                  "Louisiana Generating Interconnection Agreement" means the Interconnection and Operating Agreement between Louisiana Generating and Entergy Gulf States, Inc. filed with FERC on June 11, 2002.

                  "MAIN Market Region" means the region covered by the Mid-America Interconnected Network regional reliability council.

                  "Major FSAs" with respect to a Project Company, has the meaning given in the Fuel and Power Marketing Plan attached as Exhibit A to the Power Sales and Agency Agreement to which such Project Company is a Party.

                  "Major FTAs" with respect to a Project Company, has the meaning given in the Fuel and Power Marketing Plan attached as Exhibit A to the Power Sales and Agency Agreement to which such Project Company is a Party.

                  "Major Power Purchase Agreement" with respect to a Project Company, has the meaning given in the Fuel and Power Marketing Plan attached as Exhibit A to the Power Sales and Agency Agreement to which such Project Company is a Party.

                  "Major Project Documents" means (a) in respect of the Bayou Cove Project and the Bayou Cove Project Company, the Bayou Cove Major Project Documents, (b) in respect of the Big Cajun I Units 3&4 Project and the Big Cajun Project Company, the Big Cajun Units 3&4 Major Project Documents, (c) in respect of the Sterlington Project and the Sterlington Project Company, the Sterlington Major Project Documents, (d) in respect of the Rockford I Project and the Rockford I Project Company, the Rockford I Major Project Documents, and (e) in respect of the Rockford II Project and the Rockford II Project Company, the Rockford II Major Project Documents.

                  "Major Project Participants" means, with respect to a Project, the Project Company that owns such Project and each other party to the Major Project Documents entered into for such Project.

                  "Mezzanine Tranche" means the portion of the Policy initially insuring $332,352,000 of principal and interest in respect of the Series A Bonds representing the second loss layer of the Policy to be drawn in the event of a Policy Payment.

                  "Monthly Date" means the 10th day of each month.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer; provided, that with respect to the rating of the Bonds, the designation shall be with the consent of XLCA (if XLCA shall be the Controlling Party).

                  "Mortgaged Properties" has the meaning given in the applicable Mortgage.

                  "Mortgages" means, collectively, each of the mortgages encumbering the Sites and/or Easements related to the Projects as security for the Guaranteed Obligations.

                  "Natural Gas" any mixture of hydrocarbons and non-combustible gases as a gaseous state consisting primarily of methane.

                  "Net Peaker Buyout Proceeds" means Peaker Buyout Proceeds minus Peaker Buyout Profits.

                  "New Revolving Credit Facility" means a new revolving credit facility entered into by NRG Energy which refinances all outstanding loans and commitments under the 364 Day Revolver or any New Revolving Credit Facility.

                  "Nondisturbance Agreements" means, collectively, the Rockford I Non-Disturbance Agreement and the Rockford II Non-Disturbance Agreement.

                  "Non-Funding Project Company" has the meaning given in Section
6.14 of the Common Agreement.

                  "Nonrecourse Persons" has the meaning given in Article 8 of the Common Agreement.

                  "Notice" has the meaning assigned to such term in the Policies.

                  "NRG Credit Risk Policy" with respect to a Project Company, has the meaning given in the Power Sales and Agency Agreement to which such Project Company is a party.

                  "NRG Energy" means NRG Energy, Inc., a Delaware corporation.

                  "NRG Energy Material Adverse Effect" means:

                  (a) a material adverse change in the business, property, results of operations or financial condition of NRG Energy; or

                  (b) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect (i) the ability of NRG Energy to perform its obligations under the Contingent Guaranty Agreement or (ii) the validity or enforceability of the Contingent Guaranty Agreement;

provided that a downgrade in any rating assigned to NRG Energy or its debt obligations shall not be deemed, in and of itself, to be a "NRG Energy Material Adverse Effect".

                  "NRG Event of Default" has the meaning given in Section 13 of the Contingent Guaranty Agreement.

                  "NRG Guaranteed Obligations" has the meaning given in Section 2 of the Contingent Guaranty Agreement.

                  "NRG Permitted Liens" means, collectively, (a) Liens for any tax, assessment or other governmental charge either not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or substantial loss of a Project, the related Site or any related Easements, title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or Easements, or (ii) a bond or other security reasonably acceptable to the Collateral Agent has been posted or provided in such manner and amount as to reasonably assure the Collateral Agent that any taxes, assessments or other charges reasonably determined to be due will be promptly paid in full when such contest is determined; and (b) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to the Collateral Agent have been provided or the payment of which is fully covered by insurance reasonably acceptable to the Collateral Agent.

                  "NRG Power Marketing" means NRG Power Marketing, Inc., a Delaware corporation.


                  "NRG South Central" means NRG South Central Generating LLC, a Delaware limited liability company.

                  "NRG Support Obligations" has the meaning given in Section 2 of the Contingent Guaranty Agreement.

                  "Obligations" means the Bond Obligations, the Reimbursement Obligations, the Depositary Obligations, the Swap Obligations and the obligations of each Project Company under its Guaranty.

                  "Offering Circular" means the final offering circular, dated June 14, 2002, in respect of the Series A Bonds and, unless otherwise stated, the Preliminary Offering Circular.

                  "Operating Costs" means, collectively, Stipulated O&M Costs and Energy Transaction Costs.

                  "Operating Revenues" means, collectively, (a) all payments received by the Project Companies under the Project Documents (excluding Loss Proceeds required to be deposited in the Loss Proceeds Account), (b) income derived from the sale, resale or other use of Energy Products and Services by, or on behalf of, the Project Companies, (c) proceeds of business interruption insurance or similar insurance, and (d) earnings on Permitted Investments, in each case as determined in conformity with cash accounting principles and subject to netting requirements (if any) contained in the Project Documents; provided, that "Operating Revenues" shall not include Excluded Revenues.

                  "Operative Documents" means the Financing Documents and the Project Documents.

                  "Optional Redemption" has the meaning given in the Indenture.

                  "Other Energy-Related Products and Services" means ancillary services, emissions credits, conversion services and other related products and services.

                  "Other Undertakings" has the meaning given in Section 2 of the Contingent Guaranty Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.

                  "Peaker Buyout" means either (a) the sale, transfer or other disposition by a Project Company or all or substantially all of its assets or
(b) the sale, transfer or other disposition by NRG Energy of 100% of its direct or indirect interests in any Project Company.

                  "Peaker Buyout Proceeds" means all proceeds received by NRG Energy or any of its Affiliates in connection with a Peaker Buyout.

                  "Peaker Buyout Profits" means, in connection with a Peaker Buyout, (i) Peaker Buyout Proceeds associated therewith, minus (ii) the aggregate amount of payments required to be made by the Issuer and the Project Companies under the Financing Documents in connection with such Peaker Buyout (including such payments as are set out in the definition of Permitted Peaker Buyout (Completion / Loss Event) and clause (i) of the definition of Permitted Peaker Buyout (Peaker Sale / Project Event of Default) but excluding such payments as are set out in clause (ii) of the definition of Permitted Peaker Buyout (Peaker Sale / Project Event of Default)).

                  "Peaker Collateralization" means, with respect to a Project Company, the deposit into the Peaker Collateralization Account of an amount in cash or an Acceptable Letter of Credit equal to at least the Allocation Percentage Buyout Amount, using Loss Proceeds and/or other funds not comprising the Collateral.

                  "Peaker Collateralization Account" has the meaning given in
Section 2.1 of Depositary Agreement.

                  "Performance Liquidated Damages" means all amounts paid under a Project Document as liquidated damages for failure of a Project to meet the performance or other guarantees (excluding schedule guarantees) specified in such Project Document, including amounts paid under guaranties, letters of credit and other support instruments for such purposes.

                  "Performance Shortfall" has the meaning given in Appendix I to the Contingent Guaranty Agreement.

                  "Performance Shortfall Payment" has the meaning given in
Section 2.1 of the Contingent Guaranty Agreement.

                  "Permit" means any applicable permit, authorization, registration, notice to and declaration of or with, consent, approval, waiver, exception, variance, order, judgment, decree, license, exemption or filing, required by or from any Governmental Authority, or required by any Legal Requirement, and shall include any environmental or operating permit or license that is required for the full use, occupancy, zoning and operation of a Project.

                  "Permit Schedule" has the meaning given in Section 3.1(bb)(i) of the Insurance and Reimbursement Agreement.

                  "Permitted Change of Control" means a sale, transfer or other disposition of no more than 50% of NRG Energy's direct or indirect interests in the Issuer or any Project Company in respect of which the Permitted Change of Control Conditions have been satisfied.

                  "Permitted Change of Control Conditions" means, in respect of any sale, transfer or other disposition of no more than 50% of NRG Energy's direct or indirect interests in the Issuer or any Project Company, that after giving effect to such sale, transfer or other disposition, (i) each Project, and all other Collateral, remains part of the Collateral, (ii) NRG Energy shall directly or indirectly control (or control equally and jointly with another Person) the fundamental management decisions of the Project Companies (it being acknowledged that the possession by a Person other than NRG Energy of a veto power over material events with respect to such Project Company (e.g., dissolution of such Project Company, merger or consolidation of such Project Company, sale of all or substantially all assets of such Project Company, material amendments to such Project Company's organizational documents) shall not in and of itself constitute a failure by NRG Energy to directly or indirectly control the fundamental management decisions of such Project Company), (iii) each Project Company remains obligated under its Guaranty, and
(iv) either (x) NRG Energy shall remain obligated to XLCA under the Contingent Guaranty Agreement and any other Financing Document to which it is a party, or
(y) the buyer (A) has assumed Associated Support Obligations with respect to the transferred ownership interests by executing an assignment and assumption agreement in form and substance reasonably satisfactory to XLCA (if XLCA is the Controlling Party), (B) if XLCA is the Controlling Party, has provided opinions of counsel (which may be in-house counsel) to XLCA in respect of customary matters (i.e., formation, requisite authority, due authorization, execution and delivery, enforceability, the absence of conflicts, consents and litigation) relating to it and such assignment and assumption, and (C) such buyer is either
(x) rated at least A3 by Moody's and A- by S&P, or (y) is rated at least Baa2 by Moody's and BBB by S&P and has provided cash, Acceptable Letters of Credit or other credit support acceptable to the Controlling Party (acting in its sole discretion) with respect to that portion of the NRG Guaranteed Obligations under
Section 2.3 of the Contingent Guaranty Agreement assumed by the buyer.

                  "Permitted Encumbrances" means, with respect to a Project, those liens, encumbrances or other exceptions to title specified on a Title Policy delivered pursuant to Section 3.1(dd) of the Insurance and Reimbursement Agreement (it being understood that the exceptions to title appearing on said Title Policy shall be reasonably acceptable to XLCA).

                  "Permitted Investments" means any of the following:

                  (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding one year from the date of issuance;

                  (b) time deposits and certificates of deposit of any domestic commercial bank rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's having capital and surplus in excess of $250,000,000;

                  (c) fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications established in clause (b) above;

                  (d) commercial paper of any corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case, having a maturity not exceeding 90 days from the date of acquisition;

                  (e) commercial paper of any domestic corporation rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and, in each case having a maturity not exceeding 90 days from the date of acquisition (provided that the aggregate amount of any such commercial paper of any single issuer thereof shall not exceed $3,000,000);

                  (f) fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications established in clause (b) above; and

                  (g) money market mutual funds.

provided, however, that Permitted Investments shall not include any commercial paper, notes, bonds or other securities of any kind of NRG Energy or any Affiliate of NRG Energy.

                  "Permitted Liens" means Issuer Permitted Liens and Project Company Permitted Liens.

                  "Permitted Peaker Buyout" means a Permitted Peaker Buyout (Completion / Loss Event) or a Permitted Peaker Buyout (Peaker Sale / Project Event of Default), as applicable.

                  "Permitted Peaker Buyout (Completion / Loss Event)" means a Peaker Buyout for which the following conditions are satisfied:

                  (i) such Peaker Buyout is effected to cure an Issuer Event of Default under Section 7.1(n) or 7.1(o) of the Common Agreement; and

                  (ii) the Issuer redeems Series A Bonds in accordance with
         Article 12 of the Indenture in a principal amount equal to at least the Allocation Percentage Buyout Amount for such Project Company and pays all Swap Breakage Costs associated with such redemption, using Peaker Buyout Proceeds from such Peaker Buyout (if any) and/or other funds not comprising the Collateral.

                  "Permitted Peaker Buyout (Peaker Sale / Project Event of Default)" means a Peaker Buyout for which the following conditions are satisfied:

                  (i) (A) if the Allocation Percentage for the applicable Project Company is greater than the Experience Amount Percentage for such Project Company, the Issuer redeems Series A Bonds in accordance with Article 12 of the Indenture in a principal amount equal to at least the Allocation Percentage Buyout Amount, and pays the

         Redemption Premium and all Swap Breakage Costs associated with such redemption, using Peaker Buyout Proceeds from such Peaker Buyout (if any) and/or other funds not comprising the Collateral, or (B) if the Experience Amount Percentage for such Project Company is greater than the Allocation Percentage for such Project Company, one of the following three conditions (as selected by the Issuer) is satisfied:
         (1) the Issuer redeems Series A Bonds in accordance with Article 12 of the Indenture in a principal amount equal to the Experience Amount Percentage for such Project Company multiplied by the aggregate principal amount of Series A Bonds then Outstanding (as defined in the Indenture), and pays the Redemption Premium and all Swap Breakage Costs associated with such redemption, using Peaker Buyout Proceeds from such Peaker Buyout (if any) and/or other funds not comprising the Collateral; (2) the Issuer redeems Series A Bonds in accordance with
         Article 12 of the Indenture in a principal amount equal to at least the Allocation Percentage Buyout Amount, and pays the Redemption Premium and all Swap Breakage Costs associated with such redemption, using Peaker Buyout Proceeds from such Peaker Buyout (if any) and/or other funds not comprising Collateral and, prior to the consummation of such Peaker Buyout, Moody's or S&P confirms in writing that such Peaker Buyout will not result in the Shadow Ratings of (w) the Series A Bonds being lower than Ba2 (if rated by Moody's) or BB (if rated by S&P), (x) the Senior Tranche being lower than A1 (if rated by Moody's) or A (if rated by S&P), (y) the Mezzanine Tranche being lower than Ba1 (if rated by Moody's) or BBB- (if rated by S&P), and (z) the Subordinated Tranche being lower than B2 (if rated by Moody's) or BB (if rated by S&P); or
         (3) the Issuer redeems Series A Bonds in accordance with Article 12 of the Indenture in a principal amount equal to at least the Allocation Percentage Buyout Amount, and pays the Redemption Premium and all Swap Breakage Costs associated with such redemption, using Peaker Buyout Proceeds from such Peaker Buyout (if any) and/or other funds not comprising Collateral and the Loan Life Coverage Ratio (calculated using current market projections from the Power and Fuel Market Consultant), after giving effect to such Peaker Buyout, is at least
         1.50 to 1.00;

                  (ii) if on the date of the consummation of such Peaker Buyout, the amount of Available Collateralized Experience Funds is less than the Collateralized Experience Amount as of the immediately preceding Annual Scheduled Payment Date (or as of the Closing Date if the first Annual Scheduled Payment Date has not occurred), an amount of funds equal to the lesser of (x) the amount of such deficiency in the Collateralized Experience Account and (y) the amount of Peaker Buyout Profits received in connection with such Peaker Buyout is deposited into the Collateralized Experience Account;

                  (iii) after giving effect to such Peaker Buyout, (A) the number of Projects comprising the Collateral is at least three and (B) at least one remaining Project comprising the Collateral is located in each of the MAIN Market Region and the SERC Market Region;

                  (iv) no Issuer Event of Default has occurred and is continuing (other than an Issuer Event of Default relating solely to the Project or Project Company involved in such Peaker Buyout which is cured or eliminated by such Peaker Buyout); and

                  (v) if XLCA is the Controlling Party and such Peaker Buyout is with respect to the Rockford I Project, Rockford I Project Company, Rockford II Project or Rockford II Project Company, such agreements for the sharing of facilities for the Rockford I Project and the Rockford II Project as reasonably requested by XLCA are entered into by the Rockford I Project Company and the Rockford II Project Company on or prior to the consummation of such Peaker Buyout.

                  "Person" means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

                  "Pledgor" means any Person pledging its interests (a) in a Project Company or in the Rockford II Equipment Company under a Project Company Pledge Agreement, or (b) in the Issuer under the Issuer Pledge Agreement (collectively the "Pledgors").

                  "Policies" means the Policy and the Swap Policy.

                  "Policy" means the Financial Guaranty Insurance Policy, including any endorsements thereto, issued by XLCA with respect to the Series A Bonds, dated as of the Closing Date, substantially in the form of Appendix I to the Insurance and Reimbursement Agreement.

                  "Policy Payment" has the meaning given in Section 4.1(a) of the Insurance and Reimbursement Agreement.

                  "Policy Termination Date" means the Termination Date as defined in the Policy.

                  "Power" means electric capacity, electric energy and/or ancillary services.

                  "Power and Fuel Market Consultant" has the meaning given in
Section 10.1(c) of the Common Agreement.

                  "Power Sales and Agency Agreement" means, individually or collectively, as the context requires, (i) the Bayou Cove PSA Agreement, (ii) the Big Cajun PSA Agreement, (iii) the Rockford I PSA Agreement, (iv) the Rockford II PSA Agreement and (v) the Sterlington PSA Agreement.

                  "Preference Claim" has the meaning given in Section 7.4(c) of the Common Agreement.

                  "Preliminary Offering Circular" means the first preliminary offering circular, dated May 24, 2002, and the second preliminary offering circular, dated June 13, 2002, each in respect of the Series A Bonds.

                  "Premium" means the insurance premium (including any additional premium) payable in respect of the Policy by the Issuer in accordance with the Premium Letter and the Insurance and Reimbursement Agreement.

                  "Premium Letter" means the side letter, dated as of the Closing Date, among XLCA, the Issuer and the Project Companies entered into in consideration of the issuance of the Policies.

                  "Premiums" means the Policy Premium and the Swap Policy
Premium.

                  "Pricing Date" means the date of the Purchase Agreement.

                  "Project Companies" means, collectively, the Bayou Cove Project Company, the Big Cajun Project Company, the Rockford I Project Company, the Rockford II Project Company, and the Sterlington Project Company (each, individually, a "Project Company"); provided that upon the occurrence of a Project Release Event with respect to a Project Company, such Project Company will no longer be a "Project Company" under the Financing Documents.

                  "Project Company Blocked Amount" means, in respect of a Project Company and in connection with a proposed Restricted Payment pursuant to
Section 4.5 of the Common Agreement, an amount in Dollars equal to the Account Funds that would have been available for the making of a Restricted Payment pursuant to Section 4.5(a) of the Common Agreement had no Project Event of Default or Project Inchoate Default occurred and be continuing multiplied by such Project Company's Allocation Percentage.

                  "Project Company Collateral" means, with respect to a Project Company or the Rockford II Equipment Company, all real, personal and mixed property which is subject or is intended to become subject to the security interests or Liens granted pursuant to the Project Company Collateral Documents for such Project Company or the Rockford II Equipment Company; provided that "Project Company Collateral" shall not include any Released Assets (as defined in each Project Company Collateral Document).

                  "Project Company Collateral Documents" means, collectively, the Mortgages, the Depositary Agreement, the Project Company Security Agreements, the Project Company Pledge Agreements, any other agreement or instrument granting a Lien on the real, personal and/or mixed property of a Project Company or the Rockford II Equipment Company in favor of the Collateral Agent for the benefit of the Secured Parties, and any subordination agreements, financing statements, notices and the like filed, recorded or delivered in connection with the foregoing.

                  "Project Company Permitted Debt" means, with respect to a Project Company, (a) Debt under the Operative Documents to which such Project Company is a party (including guarantees of the Additional Bonds), (b) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable or accrued expenses incurred are (i) payable within 90 days of the date the respective goods are delivered or the respective services are rendered or
(ii) being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside, (c) purchase money obligations and Capital Lease Obligations incurred to finance discrete items of equipment not comprising an integral part of its Project that extend only to the equipment being financed in an aggregate not exceeding $5,000,000 at any one time outstanding for such Project Company, (d) obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $5,000,000 at any one time outstanding for such Project Company, (e) unsecured Debt which is subordinated to the Obligations in accordance with the terms set forth in Exhibit H to the Common Agreement, and (f) guaranties of Issuer Permitted Debt and Project Company Permitted Debt.

                  "Project Company Permitted Liens" means, in respect of a Project Company or the Rockford II Equipment Company, (a) the rights and interests of the Secured Parties as provided in the Financing Documents; (b) Liens for any tax, assessment or other governmental charge either not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or substantial loss of its Project, the related Site or any related Easements, title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or Easements, or (ii) a bond or other security (including funds that have been withheld or reserved) reasonably acceptable to the Collateral Agent has been posted or provided in such manner and amount as to reasonably assure the Collateral Agent that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined; (c) materialmen's, mechanics', workers', repairmen, employees' or other like Liens, junior in right of payment to the Lien of the Project Company Collateral Documents or for which the Secured Parties are otherwise indemnified, arising in the ordinary course of business or in connection with the construction of the Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or substantial loss of such Project, the related Site or any related Easements, title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or Easements, or (ii) a bond or other security reasonably acceptable to the Collateral Agent has been posted or provided in such manner and amount as to reasonably assure the Collateral Agent that any amounts determined to be due will be promptly paid in full when such contest is determined; (d) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to the Collateral Agent have been provided or the payment of which is fully covered by insurance reasonably acceptable to the Collateral Agent; (e) Permitted Encumbrances; (f) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $5,000,000 in the aggregate at any time for such Project Company, and with any such Lien to be released as promptly as practicable; (g) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of Project Company or the value of such property or assets for the purposes of such business; (h) Liens securing Project Company Permitted Debt described to in paragraph (c) of the definition thereof; (i) Liens securing the Project Company Permitted Debt described in paragraph (f) of the definition thereof to the extent the applicable Issuer Permitted Debt or Project Company Permitted Debt is permitted to be secured; (j) Liens contemplated in Section 5.10 (a)(ii) of the Common Agreement; and (k) Liens disclosed on Schedule 3.1 of the Insurance and Reimbursement Agreement.

                  "Project Company Pledge Agreements" means the Project Company Pledge Agreements, dated as of the Closing Date, among the applicable Pledgor, the applicable Project Company and, as applicable, the Rockford II Equipment Company, and the Collateral Agent.

                  "Project Company Security Agreements" means (a) the Project Company Security Agreements, dated as of the Closing Date, between the applicable Project Company and the Collateral Agent, and (b) the Rockford II Equipment Security Agreement, dated as of the Closing Date, between Rockford II Equipment Company and the Collateral Agent.

                  "Project Completion" means:

                  (a) with respect to the Bayou Cove Project, the occurrence of each of (i) the Acceptance of the Facilities (as defined in the Bayou Cove EPC Agreement (Balance of Plant)), (ii) the final acceptance and commissioning of the Project (as defined in) Bayou Cove EPC Agreement (Electric Interconnection Facilities)), (iii) the construction, installation, testing, commissioning and completion of the Bayou Cove Electric Interconnection Facilities and the Interconnecting Facilities (as defined in the Bayou Cove Gas Interconnection Agreement), to the extent not covered in the Bayou Cove EPC Agreement (Balance of Plant),
         (iv) the construction, installation, testing, commissioning and completion of the water well required to supply the Bayou Cove Project with water, and (v) the completion of any other work relating to the engineering, procurement, construction, installation, testing, and commissioning of the Bayou Cove Project, inclusive of all gas and electric interconnection points and water supply and wastewater discharge arrangements, such that the Bayou Cove Project is capable of
         (A) receiving all Natural Gas required to operate in accordance with the Bayou Cove Project Documents, and (B) delivering electricity to the point of interconnection designated in the Bayou Cove Project Documents, in each case while in compliance with all applicable Legal Requirements, Permits and the Bayou Cove Project Documents; and

                  (b) with respect to the Rockford II Project, the occurrence of each of (i) Final Acceptance (as defined in the Rockford II Combustion Turbine Equipment Supply Contract), (ii) the delivery of all equipment required to be delivered pursuant to the Rockford II Transformer Purchase Documents, (iii) the delivery of the Notice of Completion (as defined in the Rockford II Construction Contract) by the Rockford II Project Company, (iv) the termination of the Rockford II Construction Management Services Agreement, (v) the design, construction, installation, testing, commissioning and completion of the Interconnection Facilities (as defined in the Rockford II Electric Interconnection Agreement), (vi) the delivery of the Mechanical Acceptance notice (as defined in the Rockford II Gas Interconnection Agreement) by the Rockford II Project Company, and (vii) the completion of any other work relating to the engineering, procurement, construction, installation, testing, and commissioning of the Rockford II Project, inclusive of all gas and electric interconnection points and water supply and wastewater discharge arrangements, such that the Rockford II Project is capable of (A) receiving all Natural Gas required to operate in accordance with the Rockford II Project Documents, and (B) delivering electricity to the point of interconnection designated in the Rockford II Project Documents, in each case while in compliance with all applicable Legal Requirements, Permits and the Rockford II Project Documents.

                  "Project Document Action" has the meaning given in Section 5.11(a) of the Common Agreement.

                  "Project Documents" means, with respect to a Project, all Major Project Documents for such Project and all other contracts, agreements, instruments and other documents related to the development, design, engineering, construction, use, operation, maintenance, improvement, ownership and/or acquisition of such Project.

                  "Project Event of Default" has the meaning given in Section
7.2 of the Common Agreement.

                  "Project Inchoate Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time or giving of notice, would constitute a Project Event of Default.

                  "Project Loan Agreements" means, collectively, (a) the Project Loan Agreement, dated as of the Closing Date, between the Issuer and the Bayou Cove Project Company, (b) the Project Loan Agreement, dated as of the Closing Date, between the Issuer and the Rockford I Project Company, and (c) the Project Loan Agreement, dated as of the Closing Date, between the Issuer and the Rockford II Project Company.

                  "Project Loan Amount" means (a) in respect of the Bayou Cove Project Company, $107,353,000, (b) in respect of the Rockford I Project Company, $111,867,000, and (c) in respect of the Rockford II Project Company $105,780,000.

                  "Project Loan Notes" means, collectively, (a) the promissory note issued by the Bayou Cove Project Company to the Issuer on the Closing Date pursuant to the Project Loan Agreement to which the Bayou Cove Project Company is a party, (b) the promissory note issued by the Rockford I Project Company to the Issuer on the Closing Date pursuant to the Project Loan Agreement to which the Rockford I Project Company is a party, and (c) the promissory note issued by the Rockford II Project Company to the Issuer on the Closing Date pursuant to the Project Loan Agreement to which the Rockford II Project Company is a party.

                  "Project Material Adverse Effect" means, with respect to an individual Project and the related Project Company:

                  (a) a material adverse change in the business, property, results of operations or financial condition of such Project or Project Company;

                  (b) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect (i) the ability of such Project Company to perform its obligations under any of the Financing Documents, or (ii) the validity or enforceability of the Financing Documents and the Major Project Documents to which such Project Company is a party or by which it or any of its assets is bound (taken as a whole); or

                  (c) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect the validity and priority of Secured Parties' security interests in the Project Company Collateral related to such Project;

provided that (i) any adverse change in the Natural Gas supply market or the Power market after the Closing Date which could cause a change in the conditions or market forecasts contained in the reports delivered on the Closing Date by the Power and Fuel Market Consultant with respect to such Project shall not be deemed to, in and of itself, have a "Project Material Adverse Effect", and (ii) a downgrade in any rating assigned to such Project Company, any Affiliate thereof, the Obligations or the Transaction or any Tranche shall not be deemed to, in and of itself, be a "Project Material Adverse Effect."

                  "Project Release Event" means, with respect to a Project Company, the earlier to occur of (a) the indefeasible payment or satisfaction in full in cash of all the Obligations and (b) the occurrence of a Permitted Peaker Buyout with respect to such Project Company and/or its Project. A Project Release Event with respect to the Rockford II Project Company shall be deemed also to be a Project Release Event with respect to the Rockford II Equipment Company.

                  "Project Revenues" means, collectively, (a) income and receipts of the Project Companies derived from the ownership or operation of the Projects and other payments received by the Project Companies under the Project Documents (including Loss Proceeds), (b) proceeds of any business interruption insurance or other insurance, (c) income derived from the sale, resale or other use of Energy Products and Services by, or on behalf of, the Project Companies,
(d) unscheduled payments received by the Issuer under the Swap Agreement, (e) receipts derived from the sale of any property pertaining to the Projects or incidental to the operation of the Projects, (f) earnings on Permitted Investments, and (g) proceeds from the Collateral Documents with respect to the Projects, in each case as determined in conformity with cash accounting principles and subject to netting requirements (if any) contained in the Project Documents; provided, that "Project Revenues" shall not include Excluded Revenues.

                  "Projects" means, collectively, the Bayou Cove Project, the Big Cajun I Units 3&4 Project, the Rockford I Project, the Rockford II Project and the Sterlington Project (each, individually, a "Project"); provided that upon the occurrence of a Project Release Event with respect to a Project, such Project will no longer be a "Project" under the Financing Documents.

                  "Prudent Utility Practices" means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by electric generation stations owned by independent power producers utilizing comparable fuels in the state where a Project is located, as applicable, of a type and size similar to the applicable Project as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical station, with commensurate standards of safety, performance, dependability, efficiency and economy. Prudent Utility Practices does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

                  "PUC" means, with respect to a Project, the Public Utility Commission, Public Service Commission or equivalent Government Authority in the state where such Project is located.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended, and all rules and regulations adopted thereunder.

                  "Punch List Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Punch List Items" means, in connection with Completion of the Bayou Cove Project or the Rockford II Project, such punch list items contemplated in the Construction Contracts for such Project.

                  "Purchase Agreement" means the Purchase Agreement, dated June 14, 2002, among the Issuer, the Project Companies and the Initial Purchaser.

                  "Rating Agency" means Moody's or S&P or, if Moody's and S&P cease to exist, any nationally recognized statistical rating organization or other comparable Person designated by the Issuer and acceptable to XLCA (if XLCA is the Controlling Party), notice of which designation shall have been given to the Trustee.

                  "Redemption Premium" has the meaning given in the Indenture.

                  "Reimbursement Obligation" means each payment and performance obligation of the Issuer under the Insurance and Reimbursement Agreement (including the Issuer's obligation to pay the Premiums pursuant to Section 3.2 of the Insurance and Reimbursement Agreement and to cash collateralize its reimbursement obligations pursuant to Section 6.2(b) of the Insurance and Reimbursement Agreement).

                  "Reinstatement Guaranty" means a guaranty from NRG Energy in form and substance reasonably satisfactory to XLCA guaranteeing the Obligations upon reinstatement thereof at any time during the period following the payment or other satisfaction in full of the Obligations until the date which is 366 days after such payment or other satisfaction.

                  "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

                  "Replacement Swap Agreement" means any replacement swap agreement approved by XLCA (acting in its absolute discretion) that replaces the Swap Agreement and that is with a replacement swap provider that is approved by XLCA (acting in its absolute discretion).

                  "Reseller" means a power marketing company or any wholesale buyer of electric products.

                  "Responsible Officer" means, as to any Person, its president, chief executive officer, treasurer or secretary (or assistant secretary), any of its vice presidents, or any managing general partner or managing member of such Person that is a natural person (or any of the preceding with regard to any managing general partner or managing member of such Person that is not a natural person).

                  "Restricted Payment" has the meaning given in Section 4.5 of the Common Agreement.

                  "Restricted Payment Date" means any Initial Restricted Payment Date, any Subsequent Restricted Payment Date or any Subsequent Project Restricted Payment Date, as applicable.

                  "Revenue Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Rockford Acquisition Agreement" means the Purchase Agreement among NRG Energy, Indeck Energy Services, Inc., Indeck Energy Services of Ilion, Inc., and Indeck-Ilion Cogeneration Corporation, dated as of May 4, 2001.

                  "Rockford Assignment and Assumption Agreement" means the General Assignment and Assumption Agreement among NRG Energy, NRG Rockford Acquisition LLC, and NRG Ilion LP LLC, dated as of July 13, 2001.

                  "Rockford I Electric Interconnection Agreement" means the Interconnection Agreement between ComEd and the Rockford I Project Company, dated as of June 20, 2000.

                  "Rockford I Gas Interconnection Agreement" means the Interconnection Agreement between the Rockford I Project Company and Northern Illinois Gas Company, dated as of March 16, 2000.

                  "Rockford I Ground Lease" means the Ground Lease by and between Rock River Valley Industrial Park, Inc. and the Rockford I Project Company, dated as of January 1, 2000, as amended.

                  "Rockford I Lease Estoppel" means the estoppel letter dated June 18, 2002 addressed to the Collateral Agent from Rock River Valley Industrial Park, Inc. with respect to the Rockford I Ground Lease.

                  "Rockford I Lien Subordination Agreement" means that certain lien subordination agreement between the Rockford I Project Company, the Collateral Agent and Rock River Valley Industrial Park, Inc. dated June 18, 2002.

                  "Rockford I Major Project Documents" means, collectively, (a) the Rockford I Electric Interconnection Agreement, the Rockford I Gas Interconnection Agreement, the Rockford I PSA Agreement, the Rockford I Tolling Agreement and the Rockford I Ground Lease, (b) any Additional Project Document for the Rockford I Project that replaces any of the agreements described in clause (a), (c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Rockford I Project and (d) any Additional Project Document for the Rockford

I Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Rockford I Non-Disturbance Agreement" means the Subordination, Non-Disturbance, and Attornment Agreement dated June 18, 2002 between Northwest Bank of Rockford and the Collateral Agent.

                  "Rockford I Project" means the 294 MW (summer capacity) / 310 MW (winter capacity) natural gas-fired electric generation facility owned by the Rockford I Project Company and located in Rockford, Illinois.

                  "Rockford I Project Company," means NRG Rockford LLC, an Illinois limited liability company formerly known as Indeck-Rockford, L.L.C.

                  "Rockford I Project Documents" means all Project Documents for the Rockford I Project.

                  "Rockford I PSA Agreement" means the Power Sales and Agency Agreement between NRG Power Marketing and the Rockford I Project Company, dated as of the Closing Date, including the Fuel and Power Marketing Plan attached thereto.

                  "Rockford I Tolling Agreement" means the Sales Agreement between Exelon (as assignee of ComEd) and the Rockford I Project Company, dated as of January 7, 2000 and amended as of June 23, 2000.

                  "Rockford II Combustion Turbine Equipment Supply Contract" means the Contract for Combustion Turbine Equipment Supply (Unit I) between the Rockford II Equipment Company (as assignee of Indeck Equipment Company, L.L.C.) and Siemens Westinghouse Power Corporation, dated as of November 27, 2000, as amended by Change Orders No. 1 through 6.

                  "Rockford II Completion Obligations" has the meaning given in
Section 3.14(b) of the Common Agreement.

                  "Rockford II Construction Agreement" means the Construction Agreement by and between the Rockford II Project Company and Ragnar Benson, Inc., dated as of August 2, 2001.

                  "Rockford II Construction Costs" means, collectively, any and all costs, expenses, fees, taxes, or reimbursement obligations incurred by or on behalf of the Rockford II Project Company, under or in connection with a Rockford II Equipment and Construction Contract or otherwise in connection with achieving Project Completion of the Rockford II Project, in each case on or prior to Completion of the Rockford II Project.

                  "Rockford II Construction Management Services Agreement" means the Construction Management Services Agreement by and between the Rockford II Project Company and Indeck Energy Services, Inc. dated as of September 1, 2001.

                  "Rockford II Contractors" means, collectively, each of the contractors and/or services providers providing equipment and/or services to the Rockford II Project pursuant to the terms of any Rockford II Equipment and Construction Contract or any agent or subcontractor thereof.

                  "Rockford II Electric Interconnection Agreement" means the Interconnection Agreement between ComEd and the Rockford II Project Company, dated as of September 14, 2001.

                  "Rockford II Engineering Services Agreement" means the Agreement for Engineering Services between the Rockford II Project Company and Raymond Professional Group, dated as of March 14, 2001.

                  "Rockford II Equipment and Construction Contracts" means, collectively, (i) the Rockford II Combustion Turbine Equipment Supply Contract,
(ii) the Rockford II Transformer Purchase Documents, (iii) the Rockford II Engineering Services Agreement, (iv) the Rockford II Construction Agreement, (v) the Rockford II Construction Management Services Agreement, (vi) the Rockford II Electric Interconnection Agreement, (vii) the Rockford II Gas Interconnection Agreement and (viii) any other agreement or document (including any subcontract) entered into with respect to achieving Project Completion for the Rockford II Project.

                  "Rockford II Equipment Company" means NRG Rockford Equipment II LLC, an Illinois limited liability company formerly known as Indeck-Equipment Company II, L.L.C.

                  "Rockford II Gas Interconnection Agreement" means the Interconnection Agreement between the Rockford II Project Company and Northern Illinois Gas Company, dated as of April 1, 2002.

                  "Rockford II Ground Lease" means the Ground Lease by and between Rock River Valley Industrial Park, Inc. and the Rockford II Project Company, dated as of March 20, 2001, as amended.

                  "Rockford II Lease Estoppel" means the estoppel letter dated June 18, 2002 addressed to the Collateral Agent from Rock River Valley Industrial Park, Inc. with respect to the Rockford II Ground Lease.

                  "Rockford II Major Project Documents" means, collectively, (a) the Rockford II PSA Agreement, the Rockford II Electric Interconnection Agreement, the Rockford II Gas Interconnection Agreement and the Rockford II Ground Lease, (b) any Additional Project Document for the Rockford II Project that replaces any of the agreements described in clause (a), (c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Rockford II Project and (d) any Additional Project Document for the Rockford II Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Rockford II Non-Disturbance Agreement" means the Subordination, Non-Disturbance and Attornment Agreement dated June 18, 2002 between Northwest Bank of Rockford and the Collateral Agent.

                  "Rockford II Project" means the natural gas-fired electric generation facility owned by the Rockford II Project Company currently under construction in Rockford, Illinois on a site adjacent to the Rockford I facility which, upon Completion, is expected to generate 153 MW (summer capacity) / 171 MW (winter capacity).

                  "Rockford II Project Company" means NRG Rockford II LLC, an Illinois limited liability company formerly known as Indeck-Rockford II, LLC.

                  "Rockford II Project Documents" means all Project Documents for the Rockford II Project.

                  "Rockford II PSA Agreement" means the Power Sales and Agency Agreement between NRG Power Marketing and the Rockford II Project, dated as of the Closing Date, including the Fuel and Power Marketing Plan attached thereto.

                  "Rockford II Transformer Purchase Documents" means the purchase order No 105079 between Waukesha Electric Systems and Indeck-Pleasant Valley, L.L.C. (together with annexes, general conditions and technical requirements), dated as of May 2, 2000, as assigned to the Rockford II Equipment Company.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer; provided, that with respect to the rating of the Bonds, the designation shall be with the consent of XLCA (if XLCA is the Controlling Party).

                  "Scheduled Debt Service" means, collectively, (a) all regularly scheduled payments of principal of and interest on outstanding Series A Bonds and all scheduled payments made by the Issuer to the Swap Counterparty under the Swap Agreement, less (b) all scheduled payments received by the Issuer from the Swap Counterparty under the Swap Agreement.

                  "Scheduled Payment Date" means each March 10, June 10, September 10 and December 10 (the Annual Scheduled Payment Date) of each year commencing on September 10, 2002 and ending on and including June 10, 2019.

                  "Secured Parties" means XLCA, the Bondholders, the Swap Counterparty, the Collateral Agent (for the benefit of itself and the Secured Parties) and the Trustee (for the benefit of itself and the Bondholders) (each, a "Secured Party").

                  "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Senior Tranche" means the portion of the Policy initially insuring $129,684,000 of principal and interest in respect of the Series A Bonds representing the third loss layer of the Policy to be drawn in the event of a Policy Payment.

                  "SERC Main Market Region" means the region covered by the Southern Electric Reliability Council.

                  "Series A Bonds" means the Series A Floating Rate Senior Secured Bonds due 2019 issued by the Issuer on the Closing Date pursuant to the Indenture in an aggregate principal amount of $325,000,000.

                  "Shadow Ratings" means any or all, as applicable of the ratings issued by the Rating Agencies for (a) the Series A Bonds (rated Baa3 by Moody's and BBB- by S&P at the Closing Date), (b) the Senior Tranche (rated Aa2 by Moody's and AA- by S&P at the Closing Date), (c) the Mezzanine Tranche (rated Baa2 by Moody's and BBB+ by S&P at the Closing Date), and (d) the Subordinated Tranche (rated Ba3 by Moody's and BBB- by S&P at the Closing Date), in each case without giving effect to the Policies.

                  "Significant Casualty Event" means, with respect to a Project, any of the following events or conditions: (a) the actual total loss of such Project; (b) a constructive total loss of such Project under applicable insurance policies or an agreed or a compromised total loss of such Project; or
(c) such Project shall be either substantially destroyed or irreparably damaged to an extent rendering restoration impracticable or uneconomical.

                  "Significant Condemnation Event" means any Condemnation Event with respect to a Project that in the reasonable, good faith judgment of the applicable Project Company (as evidenced by an officer's certificate of such Project Company) (a) renders such Project unsuitable for its intended use, (b) is such that restoration of such Project to substantially its condition as existed immediately prior to such Condemnation Event would be impracticable or impossible or (c) constitutes a taking of the applicable Project Company's title to such Project.

                  "Site" means the "Premises" described in the applicable Mortgage.

                  "South Central Finance Documents" means the "Finance Documents" as defined in Appendix A to the Trust Indenture, dated as of March 30, 2000, among NRG South Central, Louisiana Generating and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Bond Trustee and Depositary Bank.

                  "Specified Financial Covenants" means the covenants set forth in Section 7.12 (Consolidated Net Worth), Section 7.13 (Indebtedness to Consolidated Capitalization) and Section 7.14 (Interest Coverage Ratio) of the 364 Day Revolver or any comparable provisions contained in any New Revolving Credit Facility, as applicable, together with, in each case, all related definitions and ancillary provisions.

                  "Stated Amount" means with respect to any Acceptable Letter of Credit, the total amount to be drawn thereunder at the time in question in accordance with the terms of such Acceptable Letter of Credit.

                  "Sterlington and NRG South Central Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between Koch Power, Inc. and NRG South Central, dated as of August 17, 2000.

                  "Sterlington Electric Interconnection Agreement" means the Interconnection and Operating Agreement between the Sterlington Project Company and Entergy Louisiana, dated as of May 5, 2000.

                  "Sterlington Gas Interconnection Agreement" means the Interconnect Agreement between Koch Gateway Pipeline Company and the Sterlington Project Company, dated as of May 3, 2000.

                  "Sterlington Ground Lease" means the Lease Agreement between Koch Nitrogen Company and the Sterlington Project Company, dated as of July 1, 2000.

                  "Sterlington Lease Estoppel" means the Ground Lessor Estoppel Certificate dated June 18, 2002 executed by Koch Nitrogen Company with respect to the Sterlington Ground Lease.

                  "Sterlington Major Project Documents" means, collectively, (a) the Sterlington Electric Interconnection Agreement, the Sterlington Utilities and Services Agreement, the Sterlington PSA Agreement, the Sterlington Gas Interconnection Agreement, the Sterlington PPA (when accepted by the FERC and executed by the parties thereto) and the Sterlington Ground Lease, (b) any Additional Project Document for the Sterlington Project that replaces any of the agreements described in clause (a), (c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Sterlington Project and (d) any Additional Project Document for the Sterlington Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Sterlington PPA" means the Power Purchase Agreement among Louisiana Generating, the Sterlington Project Company and NRG South Central, to be executed after the Closing Date upon acceptance thereof by FERC and to be dated as of May 15, 2002.

                  "Sterlington Project" means the 170 MW (summer capacity) / 193 MW (winter capacity) natural gas-fired electric generation facility owned by the Sterlington Project Company and located in Sterlington, Louisiana.

                  "Sterlington Project Company" means NRG Sterlington Power LLC, a Delaware limited liability company formerly known as Koch Power Louisiana, L.L.C.

                  "Sterlington Project Development Agreement" means the Project Development Agreement between NRG Energy and Koch Power, Inc., dated as of April 14, 1999.

                  "Sterlington Project Documents" means all Project Documents for the Sterlington Project; provided that the Sterlington PPA shall not be a Project Document for the Sterlington Project until accepted by the FERC and executed by the parties thereto.

                  "Sterlington PSA Agreement" means the Power Sales and Agency Agreement between NRG Power Marketing and the Sterlington Project Company, dated as of the Closing Date, including the Fuel and Power Marketing Plan attached thereto.

                  "Sterlington Supplement and Modification to Project Development Agreement" means the Supplement and Modification to Project Development Agreement between NRG Energy and Koch Power, Inc., dated as of May 25, 2000 and the Letter Agreement Re: Supplement and Modification to Project Development Agreement between NRG Energy, and Koch Power, Inc., dated as of August 17, 2000.

                  "Sterlington Utilities and Services Agreement" means the Utilities and Services Agreement between Koch Nitrogen Company and the Sterlington Project Company, dated as of July 1, 2000.

                  "Stipulated Fixed O&M Expenses" means, with respect to a Project, the Stipulated Fixed O&M Expenses set forth for such Project in Part I of Exhibit J to the Common Agreement.

                  "Stipulated Non-Fuel Variable O&M Expenses" means, with respect to a Project, the Stipulated Non-Fuel O&M Expenses set forth for such Project in Part II of Exhibit J to the Common Agreement.

                  "Stipulated O&M Expenses" means, collectively, Stipulated Fixed O&M Expenses and Stipulated Non-Fuel Variable O&M Expenses.

                  "Subject Claims" has the meaning given in Section 9.1(b) of the Common Agreement.

                  "Subordinated Bonds" means Debt for Borrowed Money of the Issuer issued after the Closing Date pursuant to a note in favor of any Person other than a Financing Party or any of its Affiliates, which Debt for Borrowed Money and note are (a) subordinated in all respects to the Obligations in accordance with the terms set forth in Exhibit I to the Common Agreement, (b) not secured other than by a security interest that is subordinated in all respects to the security interest of the Secured Parties in the Collateral and as additionally set forth in Exhibit I to the Common Agreement, (c) not guarantied other than by a guaranty that is subordinated in all respects to the Guaranties as set forth in Exhibit I to the Common Agreement (and any Lien securing such guaranty is subordinated in all respects to the security interest of the Secured Parties in the Collateral as set forth in Exhibit I to the Common Agreement), and (d) not entitled to the benefit of the Contingent Guaranty Agreement or any other Financing Document.

                  "Subordinated Debt" means Debt of the Issuer or any Project Company that is subordinated to the Obligations in accordance with the terms set forth in Exhibit H or I to the Common Agreement.

                  "Subordinated Tranche" means the portion of the Policy initially insuring $104,764,000 of principal and interest in respect of the Series A Bonds representing the first loss layer of the Policy to be drawn in the event of a Policy Payment.

                  "Subsequent Project Restricted Payment Date" has the meaning given in Section 4.5(d) of the Common Agreement.

                  "Subsequent Project Restricted Payment Period" means, for the purposes of Section 4.5 of the Common Agreement, the period prior to any Project Event of Default and commencing on the occurrence of an Inchoate Project Block Condition and ending on the 30th day following the cure (prior to such Inchoate Project Block Condition maturing into or becoming a Project Event of Default) of such Inchoate Project Block Condition.

                  "Subsequent Restricted Payment Date" has the meaning give to it in Section 4.5(c) of the Common Agreement.

                  "Subsequent Restricted Payment Period" means, for the purposes of Section 4.5 of the Common Agreement, the period prior to any Issuer Event of Default and commencing on the occurrence of an Inchoate Block Condition and ending on the 30th day following the cure (prior to such Inchoate Block Condition maturing into or becoming an Issuer Event of Default) of such Inchoate Block Condition.

                  "Subsequent Tax Payment Period" means, for the purposes of
Section 4.5 of the Common Agreement, the period prior to any Issuer Event of Default and commencing on the occurrence of an Issuer Inchoate Default and ending on the 30th day following the cure (prior to such Issuer Inchoate Default maturing into or becoming an Issuer Event of Default) of such Issuer Inchoate Default.

                  "Subsidiary" means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership or a limited liability company) of which 50% or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership or limited liability company of which 50% or more of the partnership's or limited liability company's, as the case may be, capital accounts, distribution rights or general or limited partnership interests or limited liability company membership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Summer Month" means any of May, June, July, August or September.

                  "Swap Agreement" means the ISDA Master Agreement, dated as of the Closing Date, between the Issuer and the Swap Counterparty, including the Schedule and the Confirmation thereto and any Replacement Swap Agreement.

                  "Swap Breakage Costs" means any breakage costs and/or termination costs which became due under the Swap Agreement.

                  "Swap Counterparty" has the meaning given in the preamble to the Common Agreement, together with any replacement swap provider thereafter approved by XLCA under a Replacement Swap Agreement.

                  "Swap Obligations" means each payment obligation of the Issuer under the Swap Agreement including in respect of Swap Payment Amounts and Swap Breakage Costs.

                  "Swap Payment Amount" has the meaning given in the Swap
Policy.

                  "Swap Policy" means the Financial Guaranty Insurance Policy, including any endorsements thereto, issued by XLCA with respect to the Swap Payment Amounts, dated as of the Closing Date, substantially in the form of Appendix II to the Insurance and Reimbursement Agreement.

                  "Swap Policy Premium" means the insurance premium (including any additional premium) payable in respect of the Swap Policy by the Issuer in accordance with the Premium Letter and the Insurance and Reimbursement Agreement.

                  "Swap Policy Termination Date" means the Termination Date as defined in the Swap Policy.

                  "Taxes" means all present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, imposts, deductions, withholdings or other charges of any nature whatsoever (but excluding franchise taxes and taxes imposed on or measured by net income or receipts) imposed by any taxing authority, including, without limitation, any penalties, interest or additions to tax with respect thereto.

                  "Tax Distributions" has the meaning given in Section 4.5(e) of the Common Agreement.

                  "Tax Distribution Amount" has the meaning given in Section 4.5(f) of the Common Agreement.

                  "Tax Group" has the meaning given in Section 4.5(e) of the Common Agreement.

                  "Title Insurer" means (a) with respect to the Bayou Cove Project, the Big Cajun I Units 3&4 Project and the Sterlington Project, First American Title Insurance Company (or any affiliate thereof), and (b) with respect to the Rockford I Project and the Rockford II Project, Chicago Title Insurance Company (or any affiliate thereof).

                  "Title Policy" means any title policy delivered by Issuer pursuant to Section 3.1(dd) of the Insurance and Reimbursement Agreement.

                  "Tolling Period" means:

                  (A) with respect to any Project, any period during which the applicable Project Company has entered into an Acceptable PPA with a Reseller;

                  (B) with respect to the Rockford I Project, the period commencing on the Closing Date and ending on the date on which the Rockford I Tolling Agreement terminates;

                  (C) with respect to the Sterlington Project, the period commencing on the date after the Closing Date upon which the Sterlington PPA is accepted by the FERC and executed by the parties thereto and ending on the date on which the Sterlington PPA terminates; and

                  (D) with respect to the Big Cajun Project, the period commencing on the Closing Date and ending on the date on which the Big Cajun PPA terminates;

provided, in each case, (i) if the Reseller is an Affiliate of the Issuer (a) such Reseller (or any Affiliate guaranteeing its obligations) maintains a rating, independent of NRG Energy, of at least Investment Grade from each of S&P and Moody's and (b) such rating is affirmed as "stable" Investment Grade (or the equivalent) or better if NRG Energy is downgraded or placed on credit review or watch by either of S&P or Moody's and (ii) the applicable power purchase agreement, tolling agreement or other contractual arrangement has not been terminated, otherwise ceases to be in full force and effect or the Reseller thereunder has defaulted thereunder, which default has not been cured within the time period provided for such cure under such agreement.

                  "Total Experience Amount" means the initial Total Experience Amount set forth in Section 2.4 of the Contingent Guaranty Agreement, as reduced or increased from time to time in accordance therewith.

                  "Tranche" mean the Senior Tranche, the Mezzanine Tranche and/or the Subordinated Tranche, as applicable.

                  "Transaction" means the portfolio financing transaction in respect of the Projects contemplated by the Financing Documents.

                  "Trustee" has the meaning given in the preamble to the Common Agreement.

                  "Uncovered Warranty Costs" means any costs relating to repair work performed during any Warranty Period under either the Bayou Cove EPC Agreement (Balance of Plant) or Bayou Cove EPC Agreement (Electric Interconnection Facilities) which are not paid for or otherwise covered by the relevant Bayou Cove Contractor as the result of any limits on liability under the Bayou Cove EPC Agreement (Balance of Plant) or Bayou Cove EPC Agreement (Electric Interconnection Facilities), as applicable.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

                  "Warranty Period" means, with respect to the Bayou Cove EPC Agreement (Balance of Plant) and the Bayou Cove EPC Agreement (Electric Interconnection Facilities), the warranty period or periods specified therein, as such periods may be extended pursuant to the terms thereof.

                  "Winter Month" means any of October, November, December, January, February, March or April.


                  "XLCA" has the meaning given in the preamble to the Common Agreement.

                             RULES OF INTERPRETATION

A.       The singular includes the plural and the plural includes the singular.

B.       "or" is not exclusive.

C. A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

D. A reference to a Person includes its permitted successors and permitted assigns.

E. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

F.       The words "include", "includes" and "including" are not limiting.

G. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of a Financing Document (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule or Annex thereto, the provisions of such Financing Document shall control. A reference to any Exhibit, Schedule, Annex or Appendix of a Financing Document shall mean such Exhibit, Schedule, Annex or Appendix as, amended, modified or supplemented from time to time in accordance with such Financing Document; provided that no Exhibit, Schedule, Annex or Appendix may be amended, modified or supplemented by Issuer except to the extent specifically permitted in such Financing Document.

H. References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified from time to time and in effect at any given time.

I. The words "hereof", "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

J. The word "will" shall be construed to have the same meaning and effect as the word "shall".

K. The use in this Agreement of the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.



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

L. Any consent, approval, satisfaction or similar acquiescence to be granted under any provision of any Operative Document shall not be unreasonably withheld or delayed unless otherwise provided therein.

M. References to "days" shall mean calendar days, unless the term "Business Days" shall be used. References to "years" shall mean calendar years, unless otherwise specified. References to a time of day shall mean such time in New York, unless otherwise specified.

N. The Financing Documents are the result of negotiations between, and have been reviewed by the Financing Parties, NRG Energy, XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, the Depositary Agent and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any Financing Party, any Equity Party, XLCA, the Swap Counterparty, the Trustee, the Collateral Agent or the Depositary Agent solely as a result of any such Person having drafted or proposed the ambiguous provision.


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